 Exhibit 2.1

  Execution Version

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and effective as of November 1, 2016, by and among ARI NETWORK SERVICES, INC., a Wisconsin corporation (“Buyer”), AUCTION 123 INC., a Florida corporation (the “Company”), Raymond Basha, an individual resident of the State of Florida (“Basha”), and Herbert Boardman, an individual resident of the State of Florida (“Boardman”, and Boardman together with Basha, collectively, the “Shareholders”, and each, a “Shareholder”).  All capitalized terms used but not otherwise specifically defined in the section in which such terms first appear shall have the respective meanings set forth in Section 8.18.

WHEREAS, the Company is engaged in the Business;

WHEREAS, the Company carries on the Business at the Company’s facility located at 2873 Executive Park Drive, Weston, Florida 33331 (the “Facility”);

WHEREAS, Buyer desires to purchase from the Company, the Company desires to sell to Buyer, and the Shareholders desire to cause the Company to sell to Buyer, substantially all of the assets of the Company that are used, held for use or acquired or developed for use primarily in the Business, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Shareholders, as the owners of all of the issued and outstanding equity interests of the Company, will benefit from the transactions contemplated herein and desire to cause the Company to sell to Buyer the Purchased Assets and Assumed Liabilities upon the terms, and subject to the conditions, set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and conditions set forth in this Agreement, and intending to be legally bound, the Parties agree as follows:

ARTICLE 1.
Definition of Business; Purchase and Sale of Assets

1.1

Business.  The Company is engaged in the business of providing services and software related to website development, inventory management and online marketing solutions for dealerships in, among others, the automotive, recreational vehicle and camper, power-sports, motorcycle, marine, commercial truck and aircraft industries (collectively, the “Business”). The term “Business” shall include all operations carried on by the Company, or related to products and/or services associated by trade name or otherwise with the Company, including the entirety of the Company’s operations that are related to the Business on the date hereof.

1.2

Transfer of Assets.  Subject to Section 1.3, below, upon the terms and subject to the conditions set forth in this Agreement, the Company shall, on the Closing Date, sell, convey, assign, transfer and deliver to Buyer, and Buyer shall, on the Closing Date, purchase and acquire from the Company, all of the assets, rights, properties, claims, Contracts, business and goodwill of the Company (of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued, contingent or otherwise, wherever situated) (collectively, the “Purchased Assets”).  The Purchased Assets include the following assets, rights, properties, claims, Contracts, business and goodwill of the Company, and those other assets, rights, properties, claims, Contracts, business and goodwill of the Company, if any, set forth on Schedule 1.2:

(a)

Tangible Personal Property.  All tangible personal property, including all fixed assets, leasehold improvements, fixtures, furniture, computers and hardware, data processing and other office machinery and equipment and other items of tangible personal property, wherever located, and all rights in tangible personal property in the possession of others.

(b)

Trade Rights.  All of the Company’s worldwide rights in, to and under Company Trade Rights.

(c)

Contracts.  Subject to Section 1.6, below, all of the Company’s rights in, to and under: (i) those Contracts, purchase orders, sales orders, licenses, leases and other agreements, arrangements and understandings described on Schedule 3.14; (ii) all other Contracts entered into by the Company in the ordinary course of the Business of the kind required to be disclosed on Schedule 3.14 that are not so disclosed because they fall below the minimum thresholds set forth in Section 3.14; and (iii) those Contracts that the Company and the Shareholders did not disclose on Schedule 3.14 in violation of the terms of this Agreement if Buyer delivers written notice to the Company that Buyer will assume such Contracts, in each case other than the Excluded Contracts (collectively, the “Assumed Contracts”).

(d)

Permits.  All licenses, permits, approvals, certifications, consents and listings.

(e)

Customer and Supplier Lists.  All customer and prospective customer lists and supplier/vendor lists.

(f)

Literature.  All advertising material, sales literature, promotional literature, catalogs and similar or related materials.

(g)

Records and Files.  All books, records, files or other embodiments of information, including all diagrams, prints, surveys, drawings, maintenance schedules and other records, data and materials of the Company, including all such information relating to the Purchased Assets, the Assumed Liabilities and the Business (including its past and current operations).

(h)

Notes and Accounts Receivable.  All notes, drafts, accounts receivable (including unbilled receivables) and other rights to payment and the full benefit of all security for such rights to payment, including all accounts receivable arising from goods shipped or sold or services rendered to any of the Company’s customers (collectively, the “Transferred Receivables”).

(i)

General Intangibles.  All advance payments, prepaid items and expenses, refunds (other than Tax refunds of the Company related to Taxes paid or accrued by the Company prior to the Closing), all rights of offset and credits (other than Tax credits of the Company related to Taxes paid or accrued by the Company prior to the Closing), all causes of action, claims, demands, rights and privileges against third parties (including, without limitation, manufacturer and seller warranties of any goods or services provided to the Company), all attorney-client privileges and rights related thereto consistent with Section 5.1(a) and Section 5.1(c), and all other intangible rights and assets, including all goodwill associated with the Business and the Purchased Assets.

(j)

Rights to Enforce Restrictive Covenants.  Subject to Section 5.2(i), below, any right to assert claims and to take other action in respect of breaches, defaults and other violations of the terms or conditions (including, without limitation, the restrictive covenants and confidentiality provisions) of the agreements of understanding, offer letters, employment agreements, independent contractor agreements and other similar agreements set forth on Schedule 1.2(j) (collectively, the “Company Employee/Independent Contractor Agreements”).  For the avoidance of doubt, the Company Employee/Independent Contractor Agreements shall not constitute Assumed Contracts, and Buyer shall have no Liability or obligation whatsoever under the Company Employee/Independent Contractor Agreements other than the right to assert claims and to take other action in respect of breaches, defaults and other violations of the terms or conditions of the Company Employee/Independent Contractor Agreements.

1.3

Excluded Assets.  Notwithstanding anything to the contrary in Section 1.2 or any other provision contained herein, the Company shall not sell, convey, assign, transfer or deliver to Buyer, and Buyer shall not purchase or acquire from the Company, the following assets of the Company (collectively, the “Excluded Assets”): (a) any Contracts listed on Schedule 1.3(a) (collectively, the “Excluded Contracts”); (b) all Contracts and policies related to insurance of the Company, including any prepaid insurance assets and any extended period insurance policies purchased by the Company to provide the Company with extended period liability insurance coverage following the Closing Date; (c) the capital stock and corporate entity of the Company and all corporate charters, minute books, stock ledgers and stock certificates related to the Company; (d) all rights to: (1) Tax refunds of the Company related to Taxes paid or accrued by the Company prior to the Closing; and (2) Tax credits of the Company related to Taxes paid or accrued by the Company prior to the Closing; (e) except as otherwise set forth herein, all Tax Returns and all Tax records related to Taxes paid or accrued by the Company prior to the Closing; (f) originals of the Company’s financial books, records and files; provided, however, that: (I) copies of the foregoing for the immediately preceding five (5) years prior to the Closing Date shall constitute Purchased Assets; and (II) the originals of any books, records and files related to any audit of the Company’s Financial Statements (and other historical financial results of the Company prior to the Closing) shall constitute Purchased Assets; (g) all Employee Plans/Agreements; provided, however, that copies of the Employee Plans/Agreements and copies of all books and records related to Transferred Employees shall constitute Purchased Assets; (h) the Bank Accounts and any investment accounts, other than: (i) the cash contained in the Bank Accounts as of the date hereof necessary to cover all outstanding, un-cleared checks or drafts from the Bank Accounts as of the Closing Date pursuant to Section 5.12(a); and (ii) the Company’s and any Shareholder’s beneficial interest in, to and under the Bank Accounts that the Company and the Shareholders will transfer to Buyer at the Closing pursuant to Section 5.12(a); (i) causes of action, claims, demands, rights and privileges against third parties to the extent relating to the Excluded Assets or the Excluded Liabilities; (j) those other assets described on

Schedule 1.3(b); and (k) except as otherwise set forth in Section 1.3(h), above, any cash or cash equivalents or securities, whether on hand, in banks or in transit and whether or not relating to the Business.

1.4

Assumed Liabilities.  Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Buyer shall assume and agree to pay, perform and discharge, as and when due, the following, and only the following, Liabilities of the Company (collectively, the “Assumed Liabilities”):  (a) all Liabilities of the Company accruing solely and entirely on or after the Closing Date under the Assumed Contracts and unrelated to any pre-Closing breach of such Assumed Contracts or indemnification obligation arising out of such Assumed Contracts prior to the Closing; (b) the Assumed Warranty Liabilities; and (c) the following Liabilities of the Company reserved against in the Final Working Capital Statement, but only in the amounts so reserved: (i) ordinary course trade payables; (ii) ordinary course and accrued Liabilities relating to facilities and/or equipment used in connection with the Business (other than Indebtedness), but any Liability arising out of, or related to, any Environmental Liabilities shall constitute an Excluded Liability; (iii) deferred revenue; and (iv) accrued vacation, holiday and sick time with respect to all of the Transferred Employees.  The assumption of, and agreement by Buyer to, pay, perform and discharge, as and when due, the Assumed Liabilities shall not prohibit Buyer from contesting with any third party the amount, validity or enforceability of any of the Assumed Liabilities.

1.5

Excluded Liabilities.  Except as, and only to the extent specifically set forth in Section 1.4, Buyer is not assuming any Liabilities of the Company or of any of the Shareholders.  The Company and/or the Shareholders shall pay, perform and discharge, as and when due, all of the Excluded Liabilities.

1.6

Nonassignable Contracts and Rights. Notwithstanding anything to the contrary in this Agreement, no Contracts, properties, rights or other assets of the Company shall be deemed sold, transferred or assigned to Buyer pursuant to this Agreement if the attempted sale, transfer or assignment thereof to Buyer without the consent or approval of any other Person would be ineffective or would constitute a breach of Contract or a violation of any Law or Order or would in any other way adversely affect the rights of the Company (or Buyer as transferee or assignee) or the Business, and such consent or approval is not obtained at or prior to the Closing. In such case, to the extent possible: (a) the beneficial interest in, to and under such Assumed Contracts, properties, rights or assets (collectively, the “Beneficial Rights”) shall in any event pass at the Closing to Buyer under this Agreement; and (b) pending such consent or approval, Buyer shall discharge the obligations of the Company under such Beneficial Rights (to the extent such obligations are Assumed Liabilities) as agent for the Company, and the Company shall act as Buyer’s agent in the receipt of any benefits, rights or interest received from the Beneficial Rights.

The Company and the Shareholders shall use their commercially reasonable efforts (and bear their respective costs of such efforts, including, without limitation, any processing or assignment fees) to obtain and secure all consents and approvals that may be necessary to effect the legal and valid sale, transfer or assignment of the Assumed Contracts, properties, rights or assets underlying the Beneficial Rights to Buyer without any change in any of the material terms or conditions of such Assumed Contracts, properties, rights or assets, including their formal assignment or novation, if advisable.  The Company and the Shareholders shall make or complete such transfers as soon as reasonably possible and shall cooperate with Buyer in any other reasonable arrangement requested by Buyer designed to provide for Buyer the benefits of such Assumed Contracts, properties, rights and assets, including enforcement at the cost and for the account of Buyer of any and all rights of the Company against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise, and to provide for the discharge of any Liability under such Contracts, properties, rights or assets, to the extent such Liability constitutes an Assumed Liability.  If and to the extent an arrangement acceptable to Buyer with respect to Beneficial Rights cannot be made, then Buyer, upon written notice to the Company shall have no obligation under Section 1.4 or otherwise with respect to any such Contract, property, right or other asset, and such Contract, property, right or other asset shall not be deemed to be a Purchased Asset or an Assumed Contract, and the related Liability shall not be deemed an Assumed Liability. Notwithstanding anything to the contrary in this Agreement, the Company and the Shareholders shall be solely responsible for obtaining, and shall obtain, all necessary consents to assignment on or prior to the Closing Date and shall be solely responsible for all Liability incurred by the Company, any of the Shareholders or Buyer arising out of their failure to obtain such consents prior to the Closing, and Buyer shall have no obligation to expend any money, incur any Liability, commence any Litigation or offer or grant any accommodation (financial or otherwise) to any Person in connection with the consents and approvals described in this Section 1.6.

1.7

Other Payments and Adjustments.  The amount of wages, salaries, commissions, bonuses and other remuneration due to employees and independent contractors of the Company (including, without limitation, with respect to all Transferred Employees) for all periods prior to the Closing shall be paid by the Company directly to such employees and independent contractors on or before the Closing Date.

ARTICLE 2.
Purchase Price; Payment

2.1

Purchase Price.  The aggregate purchase price (the “Purchase Price”) for the Purchased Assets shall be an amount equal to: (a) Ten Million Two Hundred Fifty Thousand Dollars ($10,250,000) (the “Closing Cash Purchase Price”), plus (b) the Holdback Payment, subject to set off rights of Buyer, as set forth in Section 6.7, and subject to adjustment pursuant to Section 2.3 and Section 2.4, below, plus (c) the Contingent Earn-Out Purchase Price, if any, subject to set off rights of Buyer, as set forth in Section 6.7, plus (d) Buyer’s assumption of the Assumed Liabilities.

2.2

Payment.  The Purchase Price shall be paid as follows:

(a)

Assumption of Assumed Liabilities.  At the Closing, Buyer shall execute and deliver to the Company such undertakings and instruments of assumption as are necessary to evidence Buyer’s assumption of the Assumed Liabilities in accordance with the terms hereof, in form and substance reasonably satisfactory to Buyer and the Company.

(b)

Payment of Closing Cash Purchase Price.  At the Closing, Buyer shall deliver to the Company an amount equal to the Closing Cash Purchase Price.

(c)

Cash to Pay Paid Liabilities.  At the Closing, the Paid Liabilities (including, Company Indebtedness and Transaction Expenses) shall be paid as provided in Section 2.5, below.

(d)

Holdback Payment.  Within ten (10) days after the final determination of the Post-Closing Purchase Price as determined pursuant to Section 2.3 and Section 2.4, below, Buyer shall deliver to the Company (or the Shareholders) the Holdback Payment, subject to set off rights of Buyer, as set forth in Section 6.7.

(e)

Contingent Earn-Out Purchase Price.  The Contingent Earn-Out Purchase Price, if any, shall be calculated and paid as provided in Section 2.6, subject to set off rights of Buyer, as set forth in Section 6.7.

(f)

Method of Payment.  All cash payments under this Section 2.2 shall be made by wire transfer of immediately available funds to the New Bank Account, or any other account that may be designated in writing to Buyer by the Company or Basha (or FWB, on behalf of the Company and the Shareholders), and any such cash payments may even be made to the Shareholders directly, or to FWB for the benefit of the Company and the Shareholders, upon prior written request to Buyer, which such funds shall be held in trust by FWB on behalf of the Company and the Shareholders, as applicable.  The Company, Basha and Boardman hereby acknowledge and agree that the delivery of any payments made to FWB, Basha and/or Boardman by Buyer pursuant to the procedure set forth in the foregoing sentence shall be deemed hereunder to be delivery of such payment to the Company as part of the Purchase Price hereunder.

2.3

Adjustments to the Holdback Payment.  The Holdback Payment shall be subject to set off rights of Buyer pursuant to Section 6.7, and shall be subject to adjustment as set forth in this Section 2.3 (the “Holdback Payment Adjustment”).  After the Post-Closing Purchase Price is determined in accordance with Section 2.4, below, the following shall occur:

(a)

If the Working Capital Amount is less than the Threshold Working Capital Amount then the Holdback Payment shall be decreased by an amount equal to the difference between: (i) the Threshold Working Capital Amount; and (ii) the Working Capital Amount; and

(b)

If the Working Capital Amount is more than the Threshold Working Capital Amount, then the Holdback Payment shall be increased by an amount equal to the difference between: (i) the Working Capital Amount; and (ii) the Threshold Working Capital Amount.

For purposes hereof, the “Working Capital Amount” shall equal the difference between (i) the amount of all Current Assets of the Company acquired by Buyer as of the Closing Date; and (ii) the amount of all Current Liabilities of the Company assumed by Buyer as of the Closing Date, which Current Assets and Current Liabilities shall be determined in accordance with GAAP, consistently applied.

2.4

Calculation of Estimated Purchase Price and the Post-Closing Purchase Price.

(a)

Estimated Purchase Price.  Schedule 2.4 attached hereto contains the Company’s and the Shareholders’ good faith estimate of the Working Capital Amount, prepared in accordance with GAAP, consistently applied based on the Recent Balance Sheet (the “Estimated Pricing Statement”). The Estimated Pricing Statement also includes a calculation of a good faith estimate of the Purchase Price (less the Contingent Earn-Out Purchase Price) based upon the information reflected on the Estimated Pricing Statement (for purposes hereof, such estimated Purchase Price (less the Contingent Earn-Out Purchase Price) shall be referred to as the “Estimated Purchase Price”).  Any estimate in the Estimated Pricing Statement shall not limit the Buyer Indemnified Parties’ indemnification rights pursuant to Article 6, below.

(b)

Within one hundred twenty (120) calendar days following the Closing Date, Buyer shall cause to be prepared and delivered to the Company (or Basha) a final determination of the Working Capital Amount prepared in accordance with GAAP, consistently applied (the “Final Working Capital Statement”), and further including such schedules and data as may be reasonably appropriate to support such determinations and calculations.

(c)

The Final Working Capital Statement shall include a calculation by Buyer of the final Purchase Price (less the Contingent Earn-Out Purchase Price) based upon the information reflected on the Final Working Capital Statement (for purposes hereof, such final Purchase Price (less the Contingent Earn-Out Purchase Price) as finally determined hereunder shall be referred to as the “Post-Closing Purchase Price”).

(d)

The Company (or Basha) shall be entitled to review any working papers, source documents, trial balances and similar materials or schedules, or any other reasonably requested documents relating to the Final Working Capital Statement prepared by or on behalf of Buyer as may be reasonably required (collectively, the “Supporting Documents”).  Within thirty (30) calendar days after receipt of the Final Working Capital Statement and receipt of all of the Supporting Documents reasonably requested by the Company (or Basha) from Buyer, the Company (or Basha) must notify Buyer of any objections to Buyer’s calculation of the Working Capital Amount, as reflected in the Final Working Capital Statement and in reasonable detail the basis for such disagreements.

(e)

In the event that the Company (or Basha) does not notify Buyer, within thirty (30) calendar days after receipt of the Final Working Capital Statement and receipt of all of the Supporting Documents reasonably requested by the Company (or Basha) from Buyer that the Company (or Basha) has any objections thereto, then the Working Capital Amount as set forth in the Final Working Capital Statement shall be final hereunder and binding upon the Parties hereto; provided, that the foregoing will not limit the Buyer Indemnified Parties’ indemnification rights pursuant to Article 6.

(f)

In the event that the Company (or Basha) notifies Buyer in writing, within thirty (30) calendar days after receipt of the Final Working Capital Statement and receipt of all of the Supporting Documents reasonably requested by the Company (or Basha)

from Buyer, that the Company (or Basha) has any objection to the Final Working Capital Statement, then Buyer and the Company (or Basha) shall use their good faith efforts to attempt to resolve such disputed items.  In the event Buyer and the Company (or Basha) are unable to resolve the disputed items within sixty (60) calendar days after receipt by Buyer of the Company’s (or Basha’s ) written notice of dispute, such disputed items shall be referred to Cherry Bekaert LLP (including any replacement firm appointed as provided below, the “Independent Accounting Firm”) for final resolution.  If the Independent Accounting Firm is unable or unwilling to act in such capacity, each of Buyer and the Company (or Basha) shall identify a nationally recognized independent accounting firm (each, an “Appointing Firm”) that will in turn appoint a mutually agreed upon nationally or regionally recognized independent accounting firm to serve as the replacement Independent Accounting Firm.  The Parties acknowledge and agree that the scope of the Independent Accounting Firm’s engagement hereunder shall be limited to the resolution of the disputed items described in the Company’s (or Basha’s) notice of dispute and the recalculation, if any, of the Working Capital Amount as of the Closing Date in light of such resolution.  The determination of the Independent Accounting Firm shall be: (i) made as promptly as possible; (ii) based solely on information, if any, submitted by the Company (or Basha) and Buyer to the Independent Accounting Firm; and (iii) final and binding upon the Parties; provided, that the foregoing will not limit the Buyer Indemnified Parties’ indemnification rights pursuant to Article 6, below.  Each Party hereto shall be permitted to submit such data and information to the Independent Accounting Firm as such Party deems appropriate.  The expenses and fees of the Independent Accounting Firm and the Appointing Firm, if any, shall be borne one-half (1/2) by Buyer and one-half (1/2) by the Company (and/or the Shareholders); provided, however, that the Independent Accounting Firm shall have the right, in its discretion, to require all such expenses and fees be paid by the Party that did not prevail.

(g)

The Working Capital Amount as finally agreed by the Parties or the Independent Accounting Firm as described herein shall be final for all purposes hereof and shall be used to determine the Post-Closing Purchase Price.

2.5

Paid Liabilities.  It is contemplated by the Parties that, upon the Closing, all Indemnified Liabilities that are described on Schedule 2.5 attached hereto will be fully paid or otherwise satisfied (the “Paid Liabilities”) and that such payment will be funded with a portion of the Closing Cash Purchase Price.  In order to facilitate such payments, the Company has furnished to Buyer, at least five (5) business days prior to the Closing Date, a statement setting forth: (a) any and all Transaction Expenses known by the Company as of the Closing Date; (b) any and all payments due at Closing in the nature of a closing, retention, “stay pay” or transaction related bonus and all severance payments, together with all associated payroll and benefit costs, under any Contract with any employee or independent contractor of the Company (collectively, “Closing Bonuses”); (c) any amounts due and payable with respect to the Indemnified Liabilities, including, but not limited to, any Company Indebtedness specified by any creditor; and (d) payoff letters from each holder of Paid Liabilities as noted with an asterisk on Schedule 2.5, in form and substance reasonably acceptable to Buyer, indicating the amount required, and all applicable wiring instructions required, to discharge such Paid Liabilities in full and including an undertaking by such holder to discharge, upon receipt of the payment specified in the payoff letter, any Liens securing such portion of the Paid Liabilities (such statement, the

“Paid Liabilities Statement”).  The Shareholders and the Company hereby instruct Buyer to make, or cause to be made, the payments referenced in such Paid Liabilities Statement from the Closing Cash Purchase Price, on behalf of the Company or the Shareholders, as applicable, on the Closing Date in order to discharge the Paid Liabilities covered thereby, as such payments shall be reflected on the Closing / Funds Flow Statement.  Any Company Indebtedness, Transaction Expenses or Closing Bonuses identified or incurred subsequent to the preparation and delivery of the Paid Liabilities Statement shall be included as a Current Liability in the calculation of the Working Capital Amount (without any adjustment to the Threshold Working Capital Amount or the provisions set forth in Section 2.3), and the portion of the Holdback Payment payable by Buyer to the Company pursuant to Section 2.2(d) and/or the Contingent Earn-Out Purchase Price, if any, payable by Buyer to the Company pursuant to Section 2.2(e), as applicable, shall be decreased on a dollar-for-dollar basis by any Company Indebtedness, Transaction Expenses or Closing Bonuses identified or incurred subsequent to the preparation and delivery of the Paid Liabilities Statement.  Notwithstanding the foregoing, any amount of Company Indebtedness, Transaction Expenses or Closing Bonuses not paid in connection with the determination of the Post-Closing Purchase Price pursuant to the Final Working Capital Statement shall be the responsibility of the Shareholders and the Company pursuant to Section 6.1(c).  The Parties agree that there will be no duplication or double-counting of any amounts among the adjustment of the Holdback Payment as set forth in Section 2.3, above, the adjustment of the Contingent Earn-Out Purchase Price as set forth in Section 2.6 and any amounts to be indemnified pursuant to Section 6.1(c), below.

2.6

Contingent Earn-Out Purchase Price.

(a)

Calculation of the First Earn-Out Payment.  Within ninety (90) calendar days after the end of the twelve (12) month period beginning on the first calendar day after the Closing Date (the “First Earn-Out Period”), Buyer shall prepare and deliver to the Company (or Basha) a statement setting forth the determination of the Post-Closing Non-Pass Through Revenue during the First Earn-Out Period and the amount of the First Earn-Out Payment, if any (the “First Earn-Out Statement”).  The Company (or Basha) shall have the right to review all books and records of Buyer and the Business related to the First Earn-Out Statement.  The Company (or Basha) shall have thirty (30) calendar days after delivery of the First Earn-Out Statement and receipt of all books and records of Buyer related to the Business reasonably requested by the Company (or Basha) in which to notify Buyer in writing of any objection to the First Earn-Out Statement, which notice shall set forth the Company’s (or Basha’s) proposed adjustment to the proposed First Earn-Out Payment set forth in the First Earn-Out Statement and a reasonable detailed explanation of the basis for such adjustment (a “First Earn-Out Notice of Objection”).  If the Company (or Basha) does not submit a First Earn-Out Notice of Objection to Buyer during such thirty (30) calendar day period, then the First Earn-Out Payment as set forth in the First Earn-Out Statement shall be final hereunder and binding upon the Parties hereto.  If the Company (or Basha) submits a First Earn-Out Notice of Objection during such thirty (30) calendar day period and within twenty (20) calendar days after receipt thereof Buyer does not object to the adjustment requested thereby, then the adjustment set forth in the First Earn-Out Notice of Objection shall be made to the First Earn-Out Payment set forth in the First Earn-Out Statement.  If Buyer objects within such twenty (20) calendar day period by delivering written notice of objection to the Company (or

Basha), the disputed items shall be submitted for review and final determination by the Independent Accounting Firm pursuant to the principles set forth in Section 2.4(f).

(b)

Calculation of Second Earn-Out Payment.  Within ninety (90) calendar days after the end of the twelve (12) month period beginning on the first calendar day after the expiration of the First Earn-Out Period (the “Second Earn-Out Period”), Buyer shall prepare and deliver to the Company (or Basha) a statement setting forth the determination of the Post-Closing Non-Pass Through Revenue during the Second Earn-Out Period and the amount of the Second Earn-Out Payment, if any (the “Second Earn-Out Statement”).  The Company (or Basha) shall have the right to review all books and records of Buyer and the Business related to the Second Earn-Out Statement.  The Company (or Basha) shall have thirty (30) calendar days after delivery of the Second Earn-Out Statement and receipt of all books and records of Buyer related to the Business reasonably requested by the Company (or Basha) in which to notify Buyer in writing of any objection to the Second Earn-Out Statement, which notice shall set forth the Company’s (or Basha’s) proposed adjustment to the proposed Second Earn-Out Payment set forth in the Second Earn-Out Statement and a reasonable detailed explanation of the basis for such adjustment (a “Second Earn-Out Notice of Objection”).  If the Company (or Basha) does not submit a Second Earn-Out Notice of Objection to Buyer during such thirty (30) calendar day period, then the Second Earn-Out Payment as set forth in the Second Earn-Out Statement shall be final hereunder and binding upon the Parties hereto.  If the Company (or Basha) submits a Second Earn-Out Notice of Objection during such thirty (30) calendar day period and within twenty (20) calendar days after receipt thereof Buyer does not object to the adjustment requested thereby, then the adjustment set forth in the Second Earn-Out Notice of Objection shall be made to the Second Earn-Out Payment set forth in the Second Earn-Out Statement.  If Buyer objects within such twenty (20) calendar day period by delivering written notice of objection to the Company (or Basha), the disputed items shall be submitted for review and final determination by the Independent Accounting Firm pursuant to the principles set forth in Section 2.4(f).  The First Earn-Out Period and the Second Earn-Out Period shall be independent, and determined independently, from one another, and therefore: (i) the First Earn-Out Payment shall relate solely to the First Earn-Out Period, the Second Earn-Out Payment shall relate solely to the Second Earn-Out Period, and (ii) performance during the First Earn-Out Period shall have no effect on the Second Earn-Out Period and performance during the Second Earn-Out Period shall have no effect on the First Earn-Out Period.

(c)

Definitions.

(i)

“AutoNation” means, collectively, AutoNation, Inc. and its Affiliates, as applicable.

(ii)

“Carvana” means, collectively, Carvana, LLC and its Affiliates, as applicable.

(iii)

“Contingent Earn-Out Purchase Price” means an amount equal to the First Earn-Out Payment, plus the Second Earn-Out Payment, which aggregate amount shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000).

(iv)

“Earn-Out Target” means Seven Hundred Fifty Thousand Dollars ($750,000).

(v)

“First Earn-Out Payment” means, if the Post-Closing Non-Pass Through Revenue for the First Earn-Out Period is: (I) equal to 100.00% or more of the Pre-Closing Non-Pass Through Revenue, the amount that is the product of 100.00% and the Earn-Out Target, or Seven Hundred Fifty Thousand Dollars ($750,000); (II) less than 100.00%, but more than 98.99%, of the Pre-Closing Non-Pass Through Revenue, the amount that is the product of 99.00% and the Earn-Out Target, or Seven Hundred Forty Two Thousand Five Hundred Dollars ($742,500); (III) less than 99.00%, but more than 97.99%, of the Pre-Closing Non-Pass Through Revenue, the amount that is the product of 98.00% and the Earn-Out Target, or Seven Hundred Thirty Five Thousand Dollars ($735,000); (IV) less than 98.00%, but more than 96.99%, of the Pre-Closing Non-Pass Through Revenue, the amount that is the product of 97.00% and the Earn-Out Target, or Seven Hundred Twenty Seven Thousand Five Hundred Dollars ($727,500); (V) less than 97.00%, but more than 95.99%, of the Pre-Closing Non-Pass Through Revenue, the amount that is the product of 96.00% and the Earn-Out Target, or Seven Hundred Twenty Thousand Dollars ($720,000); (VI) less than 96.00%, but more than 94.99%, of the Pre-Closing Non-Pass Through Revenue, the amount that is the product of 95.00% and the Earn-Out Target, or Seven Hundred Twelve Thousand Five Hundred Dollars ($712,500); (VII) less than 95.00%, but more than 74.99%, of the Pre-Closing Non-Pass Through Revenue, the amount that is the product of 75.00% and the Earn-Out Target, or Five Hundred Sixty Two Thousand Five Hundred Dollars ($562,500); (VIII) less than 75.00%, but more than 49.99%, of the Pre-Closing Non-Pass Through Revenue, the amount that is the product of 50.00% and the Earn-Out Target, or Three Hundred Seventy Five Thousand Dollars ($375,000); and (IX) less than 50.00% of the Pre-Closing Non-Pass Through Revenue, the amount shall be zero dollars ($0.00).

For illustrative purposes only,

●    if the Post-Closing Non-Pass Through Revenue is 95.99% of the
Pre-Closing Non-Pass Through Revenue, the First Earn-Out Payment is $712,500;

●    if the Post-Closing Non-Pass Through Revenue is 60.00% of the
Pre-Closing Non-Pass Through Revenue, the First Earn-Out Payment is $375,000; and

●    if the Post-Closing Non-Pass Through Revenue is 49.50% of the
Pre-Closing Non-Pass Through Revenue, the First Earn-Out Payment is zero dollars.

(vi)

“Pass Through Revenue” means, for any given period, any revenue related to any Craigslist fees, any eBay account fees and any other third party fees

“passed through” to AutoNation, Carvana, Vroom and/or any other Person, as applicable, by the Company, the Business and/or Buyer, as applicable, which, for the avoidance of doubt, excludes any Pre-Closing Non-Pass Through Revenue and any Post-Closing Non-Pass Through Revenue.

(vii)

“Post-Closing Non-Pass Through Revenue” means, for the First Earn-Out Period and the Second Earn-Out Period, as the case may be, the ordinary course gross revenues of Buyer generated from the Subject Products and Services during such period, as determined in accordance with GAAP, as applied by Buyer in its regularly prepared financial statements, net of: (1) any refunds, credits or rebates provided to AutoNation, Carvana and Vroom, as applicable, at any time, including, without limitation, during or after the First Earn-Out Period and/or the Second Earn-Out Period; and (2) any amounts outstanding and uncollected for sixty (60) calendar days as of the end of the First Earn-Out Period or the Second Earn-Out Period, as the case may be; provided, however, that “Post-Closing Non-Pass Through Revenue” shall exclude: (I) any Pass Through Revenue; (II) any revenues generated from any products and/or services of any stand-alone or add-on products or services offered by Buyer or any of its Affiliates, or contained in any of Buyer’s or any of its Affiliates’ product and/or service lines, on or after the Closing if such products/services do not constitute Subject Products and Services; and (III) any revenues generated from products and/or services related to the business or assets of any other business or entity acquired (including, without limitation, pursuant to a purchase of capital stock, a merger, share exchange, consolidation or acquisition of assets) by Buyer or any of its Affiliates after the Closing Date even if such products and/or services would constitute Subject Products and Services.

(viii)

“Pre-Closing Non-Pass Through Revenue” means Six Hundred Forty Three Thousand Four Hundred Sixty Four Dollars ($643,464.00).

(ix)

“Pre-Closing Period” means the period beginning on June 1, 2015 and ending on May 31, 2016.

(x)

“Second Earn-Out Payment” means, if the Post-Closing Non-Pass Through Revenue for the Second Earn-Out Period is: (I) equal to 100.00% or more of the Pre-Closing Non-Pass Through Revenue, the amount that is the product of 100.00% and the Earn-Out Target, or Seven Hundred Fifty Thousand Dollars ($750,000); (II) less than 100.00%, but more than 98.99%, of the Pre-Closing Non-Pass Through Revenue, the amount that is the product of 99.00% and the Earn-Out Target, or Seven Hundred Forty Two Thousand Five Hundred Dollars ($742,500); (III) less than 99.00%, but more than 97.99%, of the Pre-Closing Non-Pass Through Revenue, the amount that is the product of 98.00% and the Earn-Out Target, or Seven Hundred Thirty Five Thousand Dollars ($735,000); (IV) less than 98.00%, but more than 96.99%, of the Pre-Closing Non-Pass Through Revenue, the amount that is the product of 97.00% and the Earn-Out Target, or Seven Hundred Twenty Seven Thousand Five Hundred Dollars ($727,500); (V) less than 97.00%, but more than 95.99%, of the Pre-

Closing Non-Pass Through Revenue, the amount that is the product of 96.00% and the Earn-Out Target, or Seven Hundred Twenty Thousand Dollars ($720,000); (VI) less than 96.00%, but more than 94.99%, of the Pre-Closing Non-Pass Through Revenue, the amount that is the product of 95.00% and the Earn-Out Target, or Seven Hundred Twelve Thousand Five Hundred Dollars ($712,500); (VII) less than 95.00%, but more than 74.99%, of the Pre-Closing Non-Pass Through Revenue, the amount that is the product of 75.00% and the Earn-Out Target, or Five Hundred Sixty Two Thousand Five Hundred Dollars ($562,500); (VIII) less than 75.00%, but more than 49.99%, of the Pre-Closing Non-Pass Through Revenue, the amount that is the product of 50.00% and the Earn-Out Target, or Three Hundred Seventy Five Thousand Dollars ($375,000); and (IX) less than 50.00% of the Pre-Closing Non-Pass Through Revenue, the amount shall be zero dollars ($0.00).

For illustrative purposes only,

●    if the Post-Closing Non-Pass Through Revenue is 95.99% of the Pre-Closing Non-Pass Through Revenue, the Second Earn-Out Payment is $712,500;

●    if the Post-Closing Non-Pass Through Revenue is 60.00% of the Pre-Closing Non-Pass Through Revenue, the Second Earn-Out Payment is $375,000; and

●    if the Post-Closing Non-Pass Through Revenue is 49.50% of the Pre-Closing Non-Pass Through Revenue, the Second Earn-Out Payment is zero dollars.

(xi)

“Subject Products and Services” means the business of providing any of the following services and/or products by the Business and/or Buyer, as applicable, to AutoNation, Vroom, and Carvana, and no other Person, during the First Earn-Out Period and/or the Second Earn-Out Period, as applicable: (1) Craigslist posting tools; (2) eBay listing software; (3) set up fees; (4) call tracking solutions; (5) inventory data import and processing; and (6) any other software as a service offering of similar margin to the services and/or products set forth in the foregoing sub-sections (1) through (5) of this Section 2.6(c)(xi).  Notwithstanding any provision contained herein to the contrary, the term “Subject Products and Services” shall not include any Pass Through Revenue or any revenues generated or made by the Business, Buyer or any of its Affiliates after the Closing from the sale of any products and/or services that are offered by Buyer or any of its Affiliates, or contained in any of Buyer’s or any of its Affiliates’ product and/or service lines, as of the Closing Date.  For the avoidance of doubt, none of the products or services that the Business and/or the Company provides to AutoNation, Vroom and/or Carvana as of the Closing Date shall be deemed to be products or services offered by Buyer or any of its Affiliates, or contained in any of Buyer’s or any of its Affiliates’ product and/or service lines, as of the Closing Date.

(xii)

“Vroom” means, collectively, Vroom, Inc. and its Affiliates, as applicable.

(d)

Payment of Contingent Earn-Out Purchase Price.

(i)

Payment of First Earn-Out Payment.  Subject to Section 2.6(e), below, Buyer shall pay to the Company (or the Shareholders), by wire transfer of immediately available funds to such bank account or accounts as shall be designated in writing by the Company (or the Shareholders), an amount equal to one fourth (1/4) of the First Earn-Out Payment, if any, on the later of (the “First Earn-Out Date of Final Determination”): (A) ninety (90) calendar days following the expiration of the First Earn-Out Period; and (B) five (5) business days following the final determination of the First Earn-Out Payment under Section 2.6(a), above, and on or before each of the next three (3) successive three (3) month anniversaries of the First Earn-Out Date of Final Determination, Buyer shall deliver to the Company (or the Shareholders) an amount equal to one fourth (1/4) of the First Earn-Out Payment.  In no event shall Buyer, its Affiliates, or, following the Closing, the Business, have any responsibility or liability for the allocation of the First Earn-Out Payment, if any, among the Shareholders or any other Person by the Company (or the Shareholders).

(ii)

Payment of Second Earn-Out Payment.  Subject to Section 2.6(e), below, Buyer shall pay to the Company (or the Shareholders), by wire transfer of immediately available funds to such bank account or accounts as shall be designated in writing by the Company (or the Shareholders), an amount equal to one fourth (1/4) of the Second Earn-Out Payment, if any, on the later of (the “Second Earn-Out Date of Final Determination”): (A) ninety (90) calendar days following the expiration of the Second Earn-Out Period; and (B) five (5) business days following the final determination of the Second Earn-Out Payment under Section 2.6(b), above, and on or before each of the next three (3) successive three (3) month anniversaries of the Second Earn-Out Date of Final Determination, Buyer shall deliver to the Company (or the Shareholders) an amount equal to one fourth (1/4) of the Second Earn-Out Payment.  In no event shall Buyer, its Affiliates, or, following the Closing, the Business, have any responsibility or liability for the allocation of the Second Earn-Out Payment, if any, among the Shareholders or any other Person by the Company (or the Shareholders).

(e)

Conditions of Payment of Contingent Earn-Out Purchase Price.  Buyer’s obligation to pay the First Earn-Out Payment and the Second Earn-Out Payment to the Company (or the Shareholders) pursuant to Section 2.6(a), Section 2.6(b) and Section 2.6(d), respectively, shall be subject in all respects to the Company’s, the Shareholders’ and their Affiliates’ compliance (as applicable), in all respects, with: (i) Section 5.4 and Section 5.5 of this Agreement; and (ii) the express terms of any written agreement between the Company and/or any Shareholder, on the one hand, and Buyer or any of its Affiliates, on the other hand.

(f)

Buyer Authority.  Notwithstanding anything to the contrary contained in this Agreement, at all times following the Closing, Buyer shall have sole discretion with respect to all matters related to the Business, including, without limitation, (i) operating the Business; (ii) bidding on and accepting work and the terms and conditions related to such bids and contracts; and (iii) spending and capital investments.

ARTICLE 3.
Representations and Warranties of the Company and the Shareholders

The Shareholders, jointly and severally, and the Company, jointly and severally with the Shareholders, make the following representations and warranties to Buyer, each of which is true and correct on the Closing Date and shall survive the consummation of the transactions contemplated hereby in accordance with Article 6.

3.1

Corporate.

(a)

Organization.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida.

(b)

Corporate Power.  The Company has all requisite corporate power and authority to own, operate and lease its assets (including the Purchased Assets), to carry on the Business as and where such is currently being conducted, to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by the Company pursuant hereto and to carry out the transactions contemplated hereby and thereby.

(c)

Qualification.  The Company is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction in which the character of the assets owned or leased by it, or the nature of its business, makes such licensing or qualification necessary.  Schedule 3.1(c) sets forth a true, correct and complete list of the jurisdictions in which the character of the Purchased Assets or the nature of the Business makes such licensing or qualification of the Company necessary.

(d)

No Subsidiaries.  Except as set forth on Schedule 3.1(d), the Company does not own, and the Company has never owned, directly or indirectly, any capital stock or other equity or ownership interest of any Person (whether or not such Person is disregarded for Tax purposes).  The Company does not have any right to acquire, directly or indirectly, any outstanding equity or ownership of, any Person.

(e)

Corporate Documents.  The Company has delivered to Buyer true, correct and complete copies of the charter, bylaws or similar organizational documents, including any amendments thereto, of the Company; provided, however, that the Company has not delivered to Buyer any attorney-client privileged information or materials related to any personal matters of the Shareholders that do not relate in any manner whatsoever to the Business, the Purchased Assets and/or the Assumed Liabilities.

3.2

Shareholders.  The Shareholders are the record and beneficial owner of all of the issued and outstanding equity interests of the Company. Each Shareholder owns of record and beneficially the number of the issued and outstanding equity interests of the Company as set forth on Schedule 3.2.  No Person other than the Shareholders owns any equity interests in the Company.  Each of the Shareholders is a competent adult and has full power, legal right and authority to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by the Shareholders pursuant hereto and to carry out the transactions contemplated hereby and thereby.

3.3

Authority.  The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by the Company and the Shareholders pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company and the Shareholders.  No other act on the part of the Company or any of the Shareholders (including any of the Shareholders in the Shareholders’ personal capacities) is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by the Company and the Shareholders pursuant hereto or the consummation of the transactions contemplated hereby and thereby.  The Company and each of the Shareholders have delivered to Buyer true, correct and complete copies of all consents, resolutions and other documents necessary to duly authorize the execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by the Company and each of the Shareholders pursuant hereto and the consummation of the transactions contemplated hereby and thereby.  This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by the Company and the Shareholders pursuant hereto will constitute, valid and binding agreements of the Company and the Shareholders, as the case may be, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally, and by general equitable principles.

3.4

No Violation.  Neither the execution and delivery of this Agreement nor the other documents and instruments to be executed and delivered by the Company and the Shareholders pursuant hereto nor the consummation by the Company and the Shareholders of the transactions contemplated hereby and thereby: (a) will violate any applicable material Law or any material Order of any court, arbitrator, department, commission, board, bureau, agency, authority (including any Tax authority), instrumentality or other body, whether federal, state, municipal, county, local, foreign or other (collectively, “Governmental Entities”); (b) will require any material authorization, consent, approval, exemption or other action by or notice to any Governmental Entity or any third party; or (c) subject to obtaining the consents described in Schedule 3.4(c) (the “Required Consents”), will violate or conflict with, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets of the Company under, any term or provision of the articles of incorporation, bylaws or similar organizational documents of the Company or of any Contract or restriction of any kind or character to which the Company or any Shareholder is a party or by which the Company or any Shareholder or any of their respective assets or properties (including the Purchased Assets and Assumed Liabilities) may be bound or affected.

3.5

Financial Matters.

(a)

Financial Statements.  Included as Schedule 3.5(a) are financial statements of the Company (collectively, the “Financial Statements”) consisting of: (i) the unaudited financial statements (only including balance sheets and statements of earnings) of the Company for the twelve (12) month period ending on May 31, 2016 (including the notes contained therein or annexed thereto; (ii) the unaudited balance sheets and statements of earnings of the Company as for each of the fiscal years ended December 31, 2013, 2014 and 2015 (including the notes contained therein or annexed thereto); and (iii) the unaudited balance sheet of the Company as of September 30, 2016 (the “Recent Balance Sheet”).  The Financial Statements: (A) are true, correct and complete; (B) are prepared from and consistent with such financial statements as have been prepared and used by the Company and the Business in the ordinary course of managing the Business and measuring and reporting its operating results; (C) are prepared in accordance with the books and records of the Company and the Business; and (D) fairly present the assets, Liabilities, financial position, results of operations and cash flows of the Company and the Business as of the dates and for the periods indicated.

(b)

Internal Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; and (ii) transactions are recorded as necessary to permit preparation of financial statements and to maintain asset accountability.

3.6

Tax Matters.

(a)

Provision For Taxes.  Except as set forth in Schedule 3.6(a), all Taxes of the Company and the Shareholders attributable to their ownership interests in the Company, as applicable, with respect to periods preceding or ending with the date of the Recent Balance Sheet have been paid or have been included in a liability accrual for the specific Taxes on the Recent Balance Sheet.  Except as set forth in Schedule 3.6(a), the provision made for Taxes on the Recent Balance Sheet is sufficient for the payment of all Taxes of the Company at the date of the Recent Balance Sheet and for all years and periods prior thereto (for purposes of clarification, this excludes any income Taxes payable by any Shareholder attributable to his ownership interest in the Company).  Since the date of the Recent Balance Sheet, the Company has not incurred any Taxes other than Taxes incurred in the ordinary course of business consistent in type and amount with past practices of the Company.  All such liability accruals for Taxes are and shall be complete and accurate in all respects, whether or not disputed.

(b)

Tax Returns Filed.  Except as set forth in Schedule 3.6(b), all Tax Returns required to be filed by or on behalf of the Company have been timely and properly filed and, when filed, were true, correct and complete.  Except as set forth in Schedule 3.6(b), all Taxes owed and/or due by the Company (whether or not shown on any Tax Return) have been paid or adequately accrued.   The Company is currently not the beneficiary of any extension of time within which to file any Tax Return.

(c)

Withholding.  To the best of the Company’s knowledge, the Company has duly withheld and paid all Taxes that it is required to withhold and pay in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party of the Company and all forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(d)

Tax Audits.  To the best of the Company’s knowledge, no Claim has ever been made by any Governmental Entity in a jurisdiction in which the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction or authority.  The Tax Returns of the Company that are under audit or have been audited by the IRS or other applicable Tax authorities, together with a true, correct and complete list of all powers of attorney granted by the Company with respect to any Tax matter, are set forth in Schedule 3.6(d).  Except as set forth in Schedule 3.6(d), the Company has not received from the IRS or any other applicable Tax authorities any notice of underpayment or assessment of Taxes or other deficiency that has not been paid or any objection to any Tax Return filed by the Company whether in writing or verbally, formally or informally.  Except as set forth in Schedule 3.6(d), the Company has delivered to Buyer true, correct and complete copies of all Tax Returns, in connection with, associated with, or related to, the Business or the Purchased Assets for the last five (5) years.  There are no outstanding Contracts or waivers extending the statutory period of limitations applicable to any Tax Return or extending the time with respect to a Tax assessment or deficiency. To the best of Company’s knowledge, there is no dispute or claim or an intent to open an audit, request information, or conduct other review concerning any Tax of the Company or any Shareholder attributable to his ownership interests in the Company, as the case may be, including Taxes of those jurisdictions where the Company has not filed Tax Returns, either: (i) claimed or raised by any Governmental Entity in writing; or (ii) as to which any Shareholder or the directors and officers (and employees responsible for Tax matters) of the Company has knowledge based upon personal contact with any agent of such Governmental Entity.  Except as set forth in Schedule 3.6(d), no shareholder, director, officer (or employee responsible for Tax matters) of the Company (including, without limitation, the Shareholders) expects any authority to assess additional Taxes for any period for which Tax Returns have been filed.

(e)

Consolidated Group.  The Company has never been a member of an affiliated group of corporations that filed a consolidated Tax Return.  The Company has no Liability for the Taxes of any other entity under Section 1.1502-6 of the Treasury Regulations (or any similar provision (state, municipal, county, local, foreign, or other Laws related to Taxes)) as a transferee or successor, by Contract or otherwise.

(f)

No Tax Liens.  There are no Liens for Taxes on any of the Purchased Assets or any other assets of the Company, other than Permitted Real Property Liens.

(g)

Tax Positions. Except as set forth in Schedule 3.6(g), the Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Internal Revenue Code of 1986, as amended (the “Code”), or cause any Shareholder to have such substantial understatement attributable to his ownership interest in the Company.  No Shareholder or the Company has received a Tax opinion with respect to any transaction relating to the Company other than a transaction in the ordinary course of business.  The Company is not the direct or indirect beneficiary of a Guarantee of Tax benefits or any other arrangement that has the same economic effect with respect to any transaction or Tax opinion relating to the Company.  The Company is not, nor has the Company ever been, a party to any “reportable transaction” as defined in Section 6707A of the Code and Treasury Regulation Section 1.6011-4(b).

(h)

Consents and Rulings.  Neither the Company nor any Shareholder solely attributable to his respective ownership interest in the Company, as the case may be, has: (i) applied for any Tax ruling; (ii) entered into a closing agreement as described in Section 7121 of the Code or otherwise (or any corresponding or similar provision of state, municipal, county, local, foreign or other Tax Law) or any other Contract with any Tax authority; (iii) filed an election under Section 338(g) or Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred); (iv) made any payments, or been a party to a Contract (including this Agreement) that under any circumstances could obligate it to make payments (either before or after the Closing Date) that will not be deductible because of Section 162(m) or Section 280G of the Code; (v) been a party to any Tax allocation, Tax sharing or Tax indemnification Contract; or (vi) filed or made any election for any Tax purpose which has not been disclosed on Schedule 3.6(h).

(i)

Intentionally Omitted.

(j)

Accounting Methods.  Neither the Company nor any Shareholder attributable to his respective ownership interest in the Company, as the case may be, has agreed, nor is the Company or any Shareholder required to make, any adjustment under Section 263A, Section 481 or Section 482 of the Code (or any corresponding or similar provision of state, municipal, county, local, foreign or other Tax Law) by reason of a change in accounting method or otherwise.

(k)

Intentionally Omitted.

(l)

Intentionally Omitted.

(m)

Intentionally Omitted.

(n)

Valid S Corporation Election.  The Company (and any predecessor of the Company) has been an electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times during its existence and the Company will be an S corporation up to and including on the Closing Date.

3.7

Accounts Receivable.  All accounts receivable and notes receivable reflected on the Recent Balance Sheet, and all accounts receivable and notes receivable that have arisen since the date of the Recent Balance Sheet (including those on the Estimated Pricing Statement): (a) arose out of arm’s length transactions actually made in the ordinary course of business; (b) are the valid and legally binding obligations of the parties owing such amounts to the Company; (c) are, to the Company’s knowledge, collectible (net of the reserves for doubtful accounts, returns and bad debts shown on the Recent Balance Sheet in the case of accounts receivable and notes receivable reflected on the Recent Balance Sheet) in the ordinary course of business without the necessity of commencing Litigation; (d) are, to the Company’s knowledge, subject to no counterclaim or setoff; and (e) are, to the Company’s knowledge, not in dispute.  Schedule 3.7 contains an aged schedule of accounts receivable reflected on the Recent Balance Sheet.  The

Company has not agreed to any deduction, free goods or services, discounts or other deferred price or quantity adjustment with respect to any of its accounts receivable.  All of the accounts and notes receivable of the Company relate solely to sales of goods and/or services to customers of the Company, none of whom are any Shareholder or any Affiliates or Related Persons of any Shareholder or the Company.

3.8

Absence of Certain Changes.  Since the date of the Recent Balance Sheet, the Company has conducted the Business only in the ordinary course of business.  Without limiting the generality of the foregoing, except as and to the extent set forth in Schedule 3.8, since the date of the Recent Balance Sheet, there has not been:

(a)

No Adverse Change.  Any material adverse change in the conduct, financial condition, assets, Purchased Assets, Assumed Liabilities, Liabilities, the Business, prospects or operations of the Company.

(b)

No Damage.  Any material loss, damage or destruction, whether covered by insurance or not, relating to or affecting the Business, assets, the Purchased Assets, the Assumed Liabilities or Liabilities of the Company.

(c)

No Increase in Compensation.  Except as may have occurred in the ordinary course of business and consistent with past practice, any increase in the compensation, salaries, commissions or wages payable or to become payable to any employees, independent contractors or agents of the Company, including any bonus or other employee benefit granted, made or accrued in respect of such employees, independent contractors or agents, or any increase in the number of such employees, independent contractors or agents (including any such increase or change pursuant to any Employee Plan/Agreement or other commitment).

(d)

No Labor Disputes.  Any organization effort by or respecting a labor union, demand for recognition by a labor union or showing of interest by the Company employees respecting a labor union.

(e)

No Distributions.  Except for cash distributions made by the Company to the Shareholders that are not necessary to cover all outstanding, un-cleared checks or drafts from the Bank Accounts as of the Closing Date pursuant to Section 5.12(a), any declaration, setting aside or payment of any dividend or other distribution in respect of the Company’s capital stock; any redemption, purchase or other acquisition by the Company of any capital stock of the Company, or any security relating to such capital stock; or any other payment of any kind (including any non-cash distribution) to any Shareholder, except for cash distributions made by the Company to the Shareholders that are not necessary to cover all outstanding, un-cleared checks or drafts from the Bank Accounts as of the Closing Date pursuant to Section 5.12(a) and regular payments of base salary, benefits under Employee Plans/Agreements applicable to the Company employees generally and reimbursement of expenses in accordance with the Company’s expense reimbursement policy.

(f)

No Increase in Affiliate Obligations.  Except as may have occurred in the ordinary course of business and consistent with past practice, any increase in the Company’s investment in, or receivable from, any Affiliate of the Company.

(g)

No Disposition of Property.  Any sale, lease, grant or other transfer or disposition of any assets of the Company (including the Purchased Assets), except for the sale of Inventory items in the ordinary course of business.

(h)

No Indebtedness.  Any Indebtedness incurred, assumed or guaranteed by the Company.

(i)

No Liens.  Any Lien made on any Purchased Assets or any assets of the Company.

(j)

No Amendment of Contracts, Rights.  (i) Any entering into, amendment, modification or termination (partial or complete) of any Contract relating to employment or consulting to which the Company is a party; (ii) any entering into, amendment, modification or termination (partial or complete) of any Material Contract or other Contract required to be disclosed on the Disclosure Schedules; or (iii) any release or waiver of any material claims or rights under any Contract to which the Company is a party, other than in the ordinary course of business.

(k)

Loans and Advances.  Any loan or advance made by the Company to any Person, other than: (1) advances made to the Company’s employees in the ordinary course of business for travel and entertainment in accordance with past practice; or (2) any loan to an employee of the Company in an amount less than $1,000.

(l)

Credit.  Any grant of credit by the Company to any customer (including any distributor) of the Company on terms or in amounts more favorable than those that have been extended to such customer in the past, any other change in the terms of any credit heretofore extended by the Company or any other change of the Company’s policies or practices with respect to the granting of credit or collection, such as acceleration of collections or receivables (whether or not past due).

(m)

Discharge of Obligations.  Any discharge, satisfaction or agreement to satisfy or discharge any Liability of the Company, other than the discharge or satisfaction in the ordinary course of business of current Liabilities reflected on the face of the Recent Balance Sheet and current Liabilities incurred since the date of the Recent Balance Sheet in the ordinary course of business.

(n)

Deferral of Liabilities.  Any deferral, extension or failure to pay any of the Liabilities of the Company as when the same become due, any allowance of the level of the Liabilities of the Company to increase in any material respect or any prepayment of any of the Liabilities of the Company.

(o)

Accounting Principles.  (i) Any material change in the Company’s financial or Tax accounting principles or methods from those used in the preparation of the Financial Statements or otherwise, including, without limitation, with respect to: (A)

depreciation or amortization policies or rates; or (B) the payment of accounts payable or the collection of accounts receivable; (ii) any settlement or compromise of any Tax Liability; (iii) any Tax election or change to or rescission of any Tax election; (iv) any surrender of any rights in respect of Taxes; (v) any consent to an extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or (vi) any amendment to any Tax Return of the Company.

(p)

Intentionally Omitted.

(q)

No Mass Layoffs.  Any employee termination or reduction in the work force affecting two or more employees, other than employee terminations or reductions for cause (as the term “cause” is used in 20 C.F.R. § 639.3(f)(1)) or as a result of an employee’s voluntary resignation/departure or retirement.

(r)

Organizational Documents.  Any amendment or modification to the any organizational documents of the Company.

(s)

Litigation.  (1) To the best of the Company’s knowledge, any Litigation that has been instituted against the Company; (2) any Litigation that has been instituted by the Company; and (3) any Litigation that has been settled by or against the Company.

(t)

Trade Rights.  Any In-License or Out-License or other encumbrance of any Company Trade Rights by the Company other than any Out-License to any customer of the Company in the ordinary course of business consistent with past practices.

(u)

Capital Expenditures.  Any entering into any commitment with any third party for capital expenditures or capital additions or improvements under which there remains outstanding on the Closing Date payment or expenditure obligations of: (i) Twenty-Five Thousand Dollars ($25,000.00) or more under any individual commitment; or (ii) Fifty Thousand Dollars ($50,000.00) or more in the aggregate under all such commitments.

(v)

Major Customers.  (i) Any cancellation or termination of the Company’s relationship with any Major Customer; (ii) any adverse change in the business relationship, or any material dispute, between the Company and any Major Customer; (iii) any material reduction by any Major Customer of its purchases from the Company; or any notification to the Company that any Major Customer intends to reduce its purchases; or (iv) to the knowledge of the Company, any Major Customer being the subject of any bankruptcy or insolvency proceeding.

(w)

No Agreement or Commitment.  Any agreement or commitment, whether orally or in writing to do any of the foregoing, except as and to the extent set forth in Schedule 3.8 or any other Schedule.

3.9

Absence of Undisclosed Liabilities.  Except as and to the extent specifically set forth on the face of the Recent Balance Sheet, or in Schedule 3.9, the Company has no Liabilities, other than:  (a) commercial Liabilities incurred since the date of the Recent Balance Sheet in the ordinary course of business consistent with past practice and are either included as an Assumed Liability for purposes of the computation of the Post-Closing Purchase Price or are set forth in Schedule 3.9, none of which has had or is reasonably likely to have a material adverse effect on the conduct, financial condition, business, prospects or operations of the Business, the assets that are used, held for use or acquired or developed for use primarily in the Business, the Purchased Assets, the Assumed Liabilities or the Liabilities relating to the Business; or (b) Liabilities otherwise expressly disclosed by the Shareholders or the Company in this Agreement or in the Disclosure Schedules.

3.10

No Litigation.  Except as set forth in Schedule 3.10, there is no Litigation pending or, to the Company’s knowledge, contemplated by or threatened against the Company or its shareholders, directors or officers (in such capacity) or the Business, assets (including, but not limited to, its Trade Rights), the Purchased Assets, the Assumed Liabilities or Liabilities.  To the Company’s knowledge, no event has occurred or action has been taken that is reasonably likely to result in such Litigation.  Schedule 3.10 also identifies all Litigation to which any Shareholder, the Company or its shareholders, directors or officers (in such capacity) have been parties for the last five (5) years.  Except as set forth in Schedule 3.10, neither of the Company, the Business, the Company’s assets (including Company Trade Rights) or Liabilities, nor the Purchased Assets or the Assumed Liabilities, is subject to any Order.

3.11

Compliance with Laws and Orders.

(a)

Laws and Orders.  Except: (i) for past violations for which the Company is not subject to any current Liability and cannot become subject to any future Liability; and (ii) as set forth in Schedule 3.11(a), the Company (including the Business and its assets, the Facility, the Purchased Assets and the Assumed Liabilities) is and at all times has been in compliance with all applicable material Laws and Orders.  Except as set forth in Schedule 3.11(a), the Company has not received notice of any violation or alleged violation of any material Laws or Orders.  Except as set forth on Schedule 3.6(b), all reports, filings and returns required to be filed by or on behalf of the Company with any Governmental Entity have been filed and, when filed, were true, correct and complete.   To the Company’s knowledge, there is no proposed Law or Order that would be applicable to the Company and that would have a material effect on the Business, the Purchased Assets or the Assumed Liabilities.

(b)

Licenses and Permits.  The Company has all material licenses, permits, approvals, certifications, consents and listings of all Governmental Entities and of all certification organizations required, and all exemptions from requirements to obtain or apply for any of the foregoing, for the conduct of the Business (as the Company currently conducts the Business and as the Company proposes to conduct the Business as of the date hereof) and the operation of the Facility.  All such licenses, permits, approvals, certifications, consents and listings are set forth in Schedule 3.11(b), are in full force and effect and will not be materially affected or made subject to any loss, limitation, revocation, termination or obligation to reapply as a result of the transactions contemplated hereby.  Except for past violations for which the Company is not subject to any current Liability and for which Buyer cannot become subject to any future Liability, and except as set forth in Schedule 3.11(b), the Company (including the Business and its assets, the Facility, the Purchased Assets and the Assumed Liabilities) is and has been in compliance with all such licenses, permits, approvals, certifications, consents and listings.

(c)

Environmental Matters.  Without limiting the generality of the foregoing provisions of this Section 3.11, except for past violations for which the Company is not subject to any current Liability and for which Buyer cannot become subject to any future Liability and except as set forth in Schedule 3.11(c), the Company (including the Business and its assets, the Facility, the Purchased Assets and the Assumed Liabilities) is and has been in full compliance with all Environmental Laws.  Except as set forth in Schedule 3.11(c), there is no Litigation nor any demand, Claim, hearing, notice of violation or demand letter pending or, to the Company’s knowledge, threatened against the Company or the Facility relating in any way to any Environmental Laws.  To the Company’s knowledge, there is no Litigation pending or, to the Company’s knowledge, threatened against any other Person whose Liability therefor may have been retained or assumed by or could be imputed or attributed to the Company relating in any way to any Environmental Laws.  Except as set forth in Schedule 3.11(c), to the Company’s knowledge, there are no past, present or future events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans that may: (i) interfere with or prevent full compliance or continued full compliance by the Company with all Environmental Laws; or (ii) give rise to any Environmental Liability, or otherwise form the basis of any Litigation, notice of violation, study or investigation, based on or related to the exposure to, presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Waste.  True, correct and complete copies of all environmental studies in the possession or control of the Company or any Shareholder, or to which the Company or any Shareholder has access, relating to the Company’s operation of the Business, the Facility or any property with respect to which the Company may have incurred Liability or for which Liability may be asserted against the Company have been delivered to Buyer.  Except as provided in Schedule 3.11(c), to the Company’s knowledge, there are no pending, proposed or required changes to Environmental Laws (including any standards, criteria or guidance used by a Governmental Entity to enforce Environmental Laws) with respect to which the Company may be required to incur any material costs outside the ordinary course of business (including for capital expenditures, process changes and changes in material usage) to achieve or ensure compliance with Environmental Laws.  To the Company’s knowledge: (A) no portion of any of the Facility has been used as a landfill or for storage or landfilling of Waste; (B) no underground storage tanks have ever been present on the Facility; and (C) no transformers or capacitors containing polychlorinated biphenyls (PCBs) have ever been present on the Facility.  Neither the Company, the Shareholders nor any other Person on behalf of the Company or the Shareholders has ever: (i) generated and/or disposed of any Hazardous Waste in connection with the Business or assets of the Company, including the Purchased Assets; and/or (ii) used any sites to dispose of Hazardous Waste in connection with the Business or assets of the Company, including the Purchased Assets.

(d)

Compliance with the FCPA; Questionable Payments. To the best of Company’s knowledge, the conduct of the Business of the Company is in compliance with all applicable anti-corruption Laws and regulations, including the U.S. Foreign Corrupt Practices Act (“FCPA”).  Neither the Company nor any of the Shareholders, or any owner, principal, director, officer, employee, agent or other Person associated with or acting on behalf of the Company, is an official, agent or employee of any government or Governmental Entity (including employees of government owned or controlled companies or public international organizations) or a political party, party official or a candidate for any public office (“Government Official”).  Except as set forth in Schedule 3.11(d), neither the Company nor any of the Shareholders, or any owner, principal, parent, subsidiary, director, officer, employee, agent or other Person acting on behalf of the Company or the Business, has ever, directly or indirectly: (i) made any payment, offer, promise or authorization of the payment, offer or promise of anything of value to any Government Official; (ii) engaged in conduct that would otherwise result in a violation of the FCPA or any other anti-corruption law; (iii) established or maintained any unlawful fund of monies or other assets of the Company; (iv) made any fraudulent entry on the books or records of the Company; (v) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for the Company, to pay for favorable treatment for business secured, to pay for special concessions already obtained for the Company, or to obtain any other improper advantage; or (vi) pleaded guilty to a civil or criminal offense involving fraud, corruption or moral turpitude.

3.12

Title to and Condition of Properties.

(a)

Marketable Title.  The Company has good and marketable title to or a valid leasehold interest in or license to use (as applicable), all of its material business and assets (tangible and intangible, including, without limitation, Company Trade Rights, the Facility, Purchased Assets and Assumed Liabilities), free and clear of all Liens, except, in the case of real property, for: (i) Liens for Taxes not yet due and payable; (ii) Liens arising from municipal and zoning ordinances and easements for public utilities existing as of the Closing Date, none of which interfere with the conduct of the Business as currently conducted or adversely affect the marketability of the Company’s assets, including the Purchased Assets; and (iii) statutory Liens in favor of lessors of the Company’s leased real property (collectively, the “Permitted Real Property Liens”).  Except as disclosed in Schedule 3.12(a), none of the Company’s assets or the Business, including the Purchased Assets, is subject to any restrictions with respect to the transferability or divisibility thereof.  None of the Company’s material assets, including the Purchased Assets, are subject to recovery by any previous owner of such property, or any Governmental Entity under any theory of Law or contractual right.  Except as set forth in Schedule 3.12(a), the Company is not using any assets or rights, including the Purchased Assets, that are not owned, licensed or leased by it.

(b)

Condition.  All tangible assets (real and personal) used, owned or utilized by the Company in connection with the operation of the Business are in good operating condition and repair, free from material defects (except for such minor defects and minor wear and tear as do not interfere with the use thereof in the conduct of the normal operations of the Company).  All buildings, plants and other structures leased or utilized by the Company are in good condition and repair and have no structural defects or defects affecting the plumbing, electrical, sewerage, or heating, ventilating or air conditioning systems (except for such minor defects requiring repairs in an amount less than $5,000 in the aggregate).

(c)

Real Property.  The Company does not currently own, nor has the Company ever owned, any real property (“Real Property”), and the Facility is the only Real Property currently leased, used or occupied by the Company.  Schedule 3.12(c) includes a list of each lease, sublease, license, concession and other similar agreements under which the Company was, during the last five (5) years, the lessee of, or held or operated any Real Property owned by any Affiliate or other third Person (whether written or oral, and including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, collectively, the “Leases”).  The use of the Facility as currently used is a permitted use by right in the applicable zoning classification, and no material variances are needed and none have been granted with respect to the Facility.  The Facility and the Company’s use thereof as currently utilized are in material compliance with all covenants, conditions and restrictions of record.  There are currently in full force and effect duly issued certificates of occupancy permitting the Facility and improvements located thereon to be legally used and occupied as the same are currently constituted.  No fact or condition exists that would prohibit or adversely affect the ordinary rights of access to and from the Facility from and to the existing highways and roads, and there is no pending or, to the Company’s knowledge, threatened restriction or denial, governmental or otherwise, upon such ingress and egress.  Except as otherwise set forth on Schedule 3.12(c), the Facility is not located in a flood plain, flood hazard area, wetland or lakeshore erosion area within the meaning of any Law or Order.  No public improvements have been commenced and, to the Company’s knowledge, none are planned that in either case may result in special assessments against or otherwise materially adversely affect the Facility.  All electric, gas, water, sewage, communications and other utilities necessary to conduct the Business at the Facility are sufficient for the normal operations of the Company.  All installation and collection charges in respect of such utilities have been paid in full.  Except as otherwise set forth on Schedule 3.12(c), there are no outstanding, defaulted or unsatisfied Contracts which have been made to, with or for the benefit of any utility companies, school districts, water districts, improvement districts or other Governmental Entities which could reasonably be expected to impose any obligation, liability or condition on the Company or the Business or, the owner of the Facility to grant any easements or to make any payments, contributions or dedications of money or land or to construct, install or maintain or to contribute to the construction, installation or maintenance of any improvements of a public or private nature, whether on or off the Facility.  The Company has delivered to Buyer a true, correct and complete copy of each Lease, and with respect to each Lease:

(i)

such Lease is valid, binding, enforceable and in full force and effect, and the Company enjoys peaceful and undisturbed possession of the Real Property;

(ii)

there is no breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default, and the Company has paid all rent due and payable under such Lease;

(iii)

the Company has neither received nor given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company under any Lease, and no other party is in default thereof, and no party to any Lease has exercised any termination rights with respect thereto;

(iv)

the Company has not subleased, assigned or otherwise granted to any other party the right to use or occupy any Real Property or any portion thereof; and

(v)

the Company has not pledged, mortgaged or otherwise granted any encumbrance on its interest in any Real Property.

(d)

No Condemnation, Expropriation or Similar Action.  Neither the whole nor any portion of the Business or material assets of the Company (including the Purchased Assets) is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Entity with or without payment of compensation therefor, and to the Company’s knowledge, no such condemnation, expropriation or taking has been planned, scheduled or proposed.  To the Company’s knowledge, there is no existing, proposed or contemplated plan to construct, modify or realign any street, highway, power line or pipeline that would adversely affect the current or planned use or occupancy of the Facility.

3.13

Insurance.

(a)

Company Insurance Policies.  Schedule 3.13(a) sets forth a true, correct and complete list and description of all policies of fire, liability, product liability, workers compensation, health, product, recall and other forms of insurance currently in effect with respect to the Business, Purchased Assets, Assumed Liabilities or Liabilities (collectively, the “Company Insurance Policies”).  Schedule 3.13(a) includes, without limitation, the carrier, the description of coverage, the limits of coverage, retention or deductible amounts, amount of annual premiums, date of expiration and date through which premiums have been paid with respect to each Company Insurance Policy, and any pending claims in excess of Twenty-Five Thousand Dollars ($25,000).  The Company has delivered true, correct and complete copies of each Company Insurance Policy to Buyer.  The Company has not received any notice of cancellation or termination with respect to any Company Insurance Policy, and to the Company’s knowledge, no event or condition exists or has occurred that could result in cancellation of any Company Insurance Policy prior to its scheduled expiration date.  To the Company’s knowledge, the Company has duly and timely made all claims that it has been entitled to make under each Company Insurance Policy. To the best of the Company’s knowledge, the Company

Insurance Policies are sufficient for compliance by the Company with all requirements of Law and with the requirements of all Contracts to which the Company is a party.

(b)

Company Insurance Policies and Liability Policies.  For the last five (5) years, all products liability and general liability policies maintained by or for the benefit of the Business (collectively, the “Liability Policies”) have been “occurrence” policies and not “claims made” policies.  Schedule 3.13(b) indicates each Company Insurance Policy and each Liability Policy as to which: (i) the coverage limit has been reached; or (ii) the total incurred losses to date equal to seventy-five percent (75%) or more of the coverage limit.  All Company Insurance Policies and Liability Policies are valid, outstanding and enforceable policies.  No Company Insurance Policy (nor any previous policy) or Liability Policy provides for or is subject to any currently enforceable retroactive rate or premium adjustment, loss sharing arrangement or other actual or contingent Liability arising wholly or partially out of events arising prior to the Closing.  There is no claim by the Company pending under any Company Insurance Policy or Liability Policy as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and to the Company’s knowledge, there is no basis for denial of any pending claim under any Company Insurance Policy or Liability Policy.  None of the insurance carriers providing coverage under the Company Insurance Policies or Liability Policies has declared bankruptcy or provided notice of insolvency to the Company or any Shareholder.  The Company has not been refused any insurance with respect to the Business or the Purchased Assets or had its coverage limited by any insurance carrier to which the Company has applied for insurance or with which the Company has carried insurance.

3.14

Contracts and Commitments.  Except as set forth in Schedule 3.14:

(a)

Real Property Leases.  The Company (whether as lessor or lessee) does not have any Contracts for the lease or occupancy of Real Property.

(b)

Personal Property Leases.  The Company (whether as lessor or lessee) does not have any Contracts for the lease or use of personal property involving any remaining consideration, termination charge or other expenditure in excess of Five Thousand Dollars ($5,000) or involving performance over a period of more than twelve (12) months.

(c)

Purchase Commitments.  The Company does not have any purchase Contracts for Inventory items that, together with amounts on hand, constitute more than twelve (12) months normal usage.

(d)

Sales Commitments.  The Company does not have any Contract for the sale of goods or provision of services by the Company, which goods or services have not been delivered or performed, and involving future receipts reasonably expected to be in excess of Twenty Five Thousand Dollars ($25,000).

(e)

Contracts for Services.  The Company does not have any Contract with any officer, director, employee, agent, consultant or other Person performing similar functions that is not terminable by the Company on notice of no longer than ninety one (91) calendar days without liability, penalty or premium of any nature or kind whatsoever or under which the Company could incur obligations in excess of Twenty Five Thousand Dollars ($25,000).

(f)

Powers of Attorney.  The Company has not given a power of attorney or proxy that is currently in effect to any Person for any purpose whatsoever.

(g)

Collective Bargaining Agreements.  The Company does not have any collective bargaining Contract with any unions, guilds, shop committees or other collective bargaining groups.

(h)

Loan Agreements.  The Company does not have any loan Contract, promissory note, letter of credit or other evidence of Indebtedness, as a signatory, guarantor or otherwise.

(i)

Guarantees.  The Company has not guaranteed the payment or performance of any Person, agreed to indemnify any Person (except under Contracts entered into by the Company in the ordinary course of business) or to act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any Person.

(j)

Governmental Contracts.  The Company does not have any Contract with any Governmental Entity.

(k)

Agreements Relating to Trade Rights. Except as set forth in Schedule 3.19(b) and Schedule 3.19(c), the Company does not have any: (i) In-Licenses; (ii) Out-Licenses; or (iii) consulting, development, joint development or other Contracts relating to Trade Rights.

(l)

Restrictive Agreements.  The Company does not have any Contract: (i) requiring the Company to assign any interest in any Company Trade Rights; (ii) prohibiting or restricting the Company or any of its employees or independent contractors from competing in any business or geographical area, or soliciting customers or employees, or otherwise restricting it from carrying on any business anywhere in the world; or (iii) relating to the location of employees or independent contractors or a minimum number of employees or independent contractors to be employed by the Company.

(m)

Sharing of Profits or Losses.  Except for a written agreement between the Shareholders, the Company does not have any Contract involving a sharing of profits or losses by the Company with any other Person including any joint venture, partnership or similar agreement.

(n)

Right of First Refusal.  The Company does not have any Contract granting to any Person a first refusal, a first offer or similar preferential right to purchase or acquire any right, asset or property, including the Purchased Assets or Assumed Liabilities, of the Company or the capital stock or other securities of the Company.

(o)

Acquisition.  The Company does not have any Contract involving the acquisition by the Company of any Person whether via stock or asset purchase or otherwise.

(p)

Employment; Contractors.  The Company does not have any Contract: (i) for the employment or engagement, as the case may be, by the Company of any individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of Twenty Five Thousand Dollars ($25,000); or (ii) for, or relating to, the assignment, transfer or non-disclosure of any Trade Right with a current or former employee or contractor.

(q)

Indemnification.  The Company does not have any Contract under which the Company has agreed to indemnify any third Person in any manner.

(r)

Settlement.  The Company does not have any Contract which is a settlement, conciliation or similar agreement with any Governmental Entity or which, after the date hereof, will require payment of consideration to any Person.

(s)

Liens.  The Company does not have any Contract which creates a Lien on any property or asset, including the Purchased Assets, of the Company.

(t)

Related Parties.  The Company does not have any Contract with: (i) any Shareholder; (ii) any Related Person of any Shareholder; and/or (iii) any Affiliate of any Shareholder or the Company.

(u)

Customers and Suppliers.  The Company does not have any Contract with any Major Customer or any Major Supplier.

(v)

Dealers and Agents.  The Company does not have any Contract with any Agent or Dealer that is not terminable by the Company on notice of no longer than thirty (30) calendar days without liability, penalty or premium of any kind.

(w)

Most Favored Nation.  The Company does not have any Contract containing a “most favored nation” pricing agreement (including, without limitation, any Contract subject to price redetermination or renegotiation), agreements to take back or exchange goods, consignment arrangements or similar understanding with a customer or supplier.

(x)

Charitable Contributions.  The Company does not have any Contract or other obligation to make charitable contributions to any Person following the Closing Date that are not accrued on the Recent Balance Sheet or set forth on Schedule 3.14.

(y)

Other Material Contracts. The Company does not have any other Contract of any nature involving consideration or other expenditure in excess of Twenty Five Thousand Dollars ($25,000), or involving performance over a period of more than twelve (12) months, except for the Contracts identified on Schedule 3.14.

Each Contract described in this Section 3.14, regardless of whether set forth on Schedule 3.14, shall be referred to in herein as a “Material Contract” and collectively as, the “Material Contracts”.  A true, correct and complete copy of each of the Material Contracts, and all amendments thereto through the Closing Date, have been provided to Buyer.

3.15

No Default.  Except as set forth in Schedule 3.15, the Company is not in default in any material respect under any Material Contract to which it is a party, nor has any event or omission occurred that, through the passage of time or the giving of notice, or both, would constitute a default in any material respect thereunder or cause the acceleration of any of the Company’s obligations thereunder or result in the creation of any Lien on any of the Company’s assets, including the Purchased Assets.  To the best of the Company’s knowledge, no third party is in default in any material respect under any Material Contract to which the Company is a party, nor has any event or omission occurred that, through the passage of time or the giving of notice, or both, would constitute a default in any material respect thereunder, or give rise to an automatic termination, or the right of discretionary termination thereof.  Each Material Contract to which the Company is a party is in full force and effect and is a valid and binding agreement enforceable against the Company and, to the Company’s knowledge, the other party or parties thereto in accordance with its terms.  The Company has not sent or received written or oral notice that any Material Contract will be terminated prior to the expiration thereof, nor, to the Company’s knowledge, there is not any intent to do so.

3.15

Labor Matters.

(a)

For the last five (5) years, the Company is not nor has been a party to, bound by, or in negotiations regarding any collective bargaining agreement or Contract with a union, works council or labor organization, and there is not, and has never been, any union representation, purported representation, or union seeking such representation of employees of the Company.  Except for past violations for which the Company is not subject to any current Liability and for which Buyer cannot become subject to any future Liability, the Company is and has been in compliance with all applicable Laws or Orders relating to employment and employment practices, terms and conditions of employment and wages and hours, and the Company is not, nor has been, engaged in any unfair labor practice.  There is no unfair labor practice charge or complaint pending or, to the Company’s knowledge, threatened against the Company.  There is no labor strike, dispute, request for representation, slowdown or work stoppage actually pending or, to the Company’s knowledge, threatened against or affecting the Company, nor any secondary boycott with respect to any products or services of the Company.  No question concerning representation has been raised or, to the Company’s knowledge, is threatened relating to the employees or independent contractors of the Company.  There are no pending or, to the Company’s knowledge, threatened administrative charges or court complaints against the Company concerning alleged employment discrimination, harassment, retaliation or other employment-related matters.  No class action or multi-plaintiff employment-related Litigation is pending or, to the Company’s knowledge, threatened against the Company involving or relating to the Business, the Purchased Assets or the Assumed Liabilities.  Since the date of the Recent Balance Sheet, the Company has not had any adverse change in its contribution rate or its experience rating for unemployment compensation purposes in any jurisdiction in which the Business is conducted.  The Company has in its files valid and properly completed copies of Form I-9 for each employee of the Company with respect to whom that form is required.  The Company has not received written notice or other communication from any Governmental Entity or any third party regarding any violation or alleged violation of any Law or Order relating to hiring, recruiting, employing (or continuing to employ) anyone not authorized to work in the United States.

(b)

To the knowledge of the Company, all current employees of the Company who work in the United States are, and all former employees of the Company who worked in the United States whose employment terminated, voluntarily or involuntarily, in the last five (5) years, were legally authorized to work in the United States.

(c)

With respect to the employees of the Company, during the last twelve (12) months, there has been no mass layoff, plant closing, or shutdown that implicates the Worker Adjustment & Retraining Notification Act of 1988, as amended (the “WARN Act”), or any similar Law.

(d)

The Company is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistently with past practice).  There are no pending claims against the Company under any workers’ compensation plan or policy or for long-term disability.

(e)

To the knowledge of the Company, no current employee, independent contractor or current officer or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition or proprietary rights agreement, between such employee, independent contractor, officer or director and any other Person that in any way materially and adversely affects: (i) the performance of his or her duties as an employee, independent contractor, officer or director of the Company; or (ii) the ability of the Company to conduct the Business as it is currently conducted.  To the knowledge of the Company, no employee or independent contractor of the Company is or has been in violation of any term of any employment agreement, independent contractor agreement, nondisclosure obligation, fiduciary duty, non-competition agreement or restrictive covenant to a former employer or any other Person.

3.17

Employee Benefit Plans.

(a)

Disclosure.  Schedule 3.17(a) sets forth a true, correct and complete list of all plans, programs, Contracts, policies and practices which provide benefits to any current or former employee, director or independent contractor of the Company, or beneficiary or dependent thereof, or to which the Company contributes or is obligated to contribute, or under which the Company or any ERISA Affiliate has or could have any Liability, including, without limitation, any pension, thrift, savings, profit sharing, retirement, bonus, commission, incentive, health, dental, cafeteria, death, accident, disability, stock purchase, stock option, stock appreciation, stock bonus, “phantom”

equity, executive or deferred compensation, hospitalization, “parachute,” severance, vacation, sick leave, fringe or welfare benefits of any type, any employment or consulting Contracts, “golden parachutes,” collective bargaining agreements, “employee benefit plans” (as defined in Section 3(3) of ERISA), employee manuals, and written or binding oral statements of policies, practices or understandings relating to employment (collectively, the “Employee Plans/Agreements”).  No Employee Plan/Agreement is or has been: (i) a “multiemployer plan” (as defined in Section 4001 of ERISA); (ii) subject to Title IV of ERISA or Section 412 or 430 of the Code; or (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), and neither the Company nor any ERISA Affiliate has ever contributed to or been obligated to contribute to any such multiemployer plan, nor could the Company have any Liability with respect to, any such plan or arrangement.

(b)

Delivery of Documents.  The Company and the Shareholders have delivered to Buyer true, correct and complete copies of the following information with respect to each Employee Plan/Agreement:

(i)

the Employee Plan/Agreement, including all amendments, or if there is not a written plan document, a written summary of the terms and conditions of the Employee Plan/Agreement.

(c)

Liabilities.  There have been to the Company’s knowledge no “prohibited transactions” (within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code) for which a statutory or administrative exemption does not exist with respect to any Employee Plan/Agreement.  No event or omission has occurred in connection with which the Company or any of the Company’s assets, including the Purchased Assets, or any Employee Plan/Agreement, directly or indirectly, could be subject to any Liability under (i) ERISA, (ii) Code Sections 4980H, 6055 or 6056, (iii) any other provision of the Code or any other Law or Order applicable to any Employee Plan/Agreement, or (iv) any Contract, Law or Order pursuant to which the Company has agreed or is required to indemnify any Person against any Liability incurred under any such Contract, Law or Order.

(d)

Full Funding.  The funds available under each Employee Plan/Agreement that is intended to be a funded plan equal or exceed the amounts required to be paid, or that would be required to be paid if such Employee Plan/Agreement were terminated, on account of rights vested or accrued as of the Closing Date (using the actuarial methods and assumptions then used by the Company’s actuaries in connection with the funding of such Employee Plan/Agreement).

(e)

Leased Employees.  There are not and never have been to the Company’s knowledge any “leased employees” (within the meaning of Section 414(n) of the Code) who perform services primarily for the benefit of the Business, and no individuals are expected to become such leased employees with the passage of time.

(f)

Payments and Compliance.  With respect to each Employee Plan/Agreement: (i) to the Company’s knowledge, all payments due from the Employee

Plan/Agreement (or from the Company with respect to the Employee Plan/Agreement) have been made, and all amounts properly accrued to date as Liabilities that have not been paid have been properly recorded on the books of the Company; (ii) the Company and such Employee Plan/Agreement have complied with, and the Employee Plan/Agreement conforms to, all applicable Laws and Orders; (iii) to the Company’s knowledge, all reports and information relating to the Employee Plan/Agreement required to be filed with any Governmental Entity or provided to participants or their beneficiaries have been timely filed or disclosed and, when filed or disclosed, were true, correct and complete; (iv) each Employee Plan/Agreement that is intended to qualify under Section 401 of the Code has received a favorable determination letter from the IRS that addresses all currently applicable qualification requirements with respect to such plan, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that has or is reasonably likely to adversely affect such qualification or exemption; (v) there is no Litigation pending (other than routine claims for benefits being reviewed pursuant to the Employee Plan’s/Agreement’s internal claim and approval process) or, to the Company’s knowledge, threatened with respect to the Employee Plan/Agreement or against the assets of the Employee Plan/Agreement; and (vi) the Employee Plan/Agreement is not a plan that is established and maintained outside the United States primarily for the benefit of individuals substantially all of whom are nonresident aliens.

(g)

Post-Retirement Benefits.  Except as expressly required under Sections 601 through 609 of ERISA or a similar state law, no Employee Plan/Agreement provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees, directors or independent contractors of the Company beyond their retirement or other termination of service, and the Company does not have any obligation to provide or contribute toward the cost of such coverage or benefits.

(h)

No Triggering of Obligations.  The consummation of the transactions contemplated hereby will not: (i) entitle any current or former employee, director or independent contractor to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement; (ii) accelerate the time of payment or vesting or increase the amount of compensation due to any current or former employee, director or independent contractor; or (iii) to the Company’s knowledge result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

(i)

Future Commitments.  The Company has not announced any plan or legally binding commitment to create any additional Employee Plans/Agreements or to amend or modify any existing Employee Plans/Agreements.

(j)

Nonqualified Deferred Compensation.  Each Employee Plan/Agreement that is or has ever been a “nonqualified deferred compensation plan,” within the meaning of Section 409A of the Code and the applicable Treasury Regulations and other official guidance, has satisfied the requirements of Section 409A of the Code and such Treasury Regulations and other official guidance and has been operated in accordance with such requirements.

(k)

Excess Parachute Payments.  No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its Affiliates who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Employee Plan/Agreement currently in effect would be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

3,18

Employees; Independent Contractors; Compensation.  Schedule 3.18 contains a true, correct and complete list of: (a) all employees and independent contractors of the Company (including any employee who is on a leave of absence or on layoff status subject to recall); (b) each such employee’s and independent contractor’s title, duties, location of employment and date of hire; (c) each such employee’s employment status (i.e., whether employee is actively employed or not actively at work due to illness, short-term disability, sick leave, authorized leave of absence, layoff for lack of work or service in the Armed Forces of the United States or for any other reason, and whether employee is a regular or seasonal employee); and (d) each such employee’s and independent contractor’s annual rate of compensation, including annualized base wages, vacation or paid time off accrual amounts, bonuses, incentives, commissions and any other remuneration.  For purposes of subclause (d), in the case of salaried employees, such list identifies the current annual rate of compensation for each such employee, and in the case of hourly or commission employees, such list identifies the current hourly or commission rate for each such employee.  The current, former and retired employees of the Company have been, and currently are, properly classified and compensated under, and in compliance with, the FLSA.  The current, former and retired independent contractors of the Company are properly classified as such for purposes of all wage and hour, tax and other applicable Laws.  A true, correct and complete copy of the Company’s current personnel manuals, handbooks, written policies, written rules and procedures applicable to any employee or independent contractor of the Company, if any, have been provided to Buyer.  Except as set forth on Schedule 3.18: (a) the employees of the Company are “at will”; (b) the Company has not entered into any Contract with any employee entitling such Person to a bonus or other payment upon the consummation of the transactions contemplated hereby or otherwise; and (c) the Company is not a party to any Contract with any employee that provides the employee with any rights to receive payments or employee benefits from the Company.

3.19

Trade Rights.

(a)

Schedule 3.19(a)(i) contains a true, correct and complete list of all Company Trade Rights that are registered, patented or for which applications are pending (“Company Registered Trade Rights”), including: (i) the registration, patent or application number; (ii) the title or description; (iii) the registration, issue or application date; and (iv) the jurisdiction.  The Company owns all right, title and interest in, to and under the Company Trade Rights, including the Company Registered Trade Rights, free and clear of all Liens.  No current or former officer, employee or independent contractor of the Company has any right, title or interest of any nature whatsoever in or to the Company Trade Rights.  All Company Registered Trade Rights in Schedule 3.19(a)(i) are in good standing, and those shown as registered, patented or applied for have been properly registered, patented and/or applied for in all jurisdictions where reasonably beneficial to the Company, as applicable, and in all jurisdictions where required for the Company to conduct its business as it is currently and proposed to be conducted, all of which are identified in Schedule 3.19(a)(i).  All registrations and applications have been properly made and filed, and all annuity, maintenance, renewal and other fees relating to such registrations or applications are current, with no such fees falling due or being payable within sixty (60) days of the Closing Date.  To the Company’s knowledge, there is no basis for invalidating, terminating, rending unenforceable or challenging the use or ownership of, or allegation or claim to invalidate, terminate, render unenforceable or challenge the use or ownership of, any Company Trade Right.  Schedule 3.19(a)(ii) contains a true, correct and complete list of all Company Registered Trade Rights that have lapsed, expired or been abandoned since December 31, 2012.

(b)

Except as set forth on Schedule 3.19(b), the Company has not granted any license of any of the Company Trade Rights (“Out-Licenses”) other than to customers of the Company in the ordinary course of purchasing the Products/Services from the Company, and no Person other than the Company has any right to use any Company Trade Rights.  To the Company’s knowledge, no Person is infringing or has infringed any of the Company Trade Rights.

(c)

To conduct its business as it is currently and proposed to be conducted, the Company does not require any Trade Rights other than the Company Trade Rights and In-Licenses (as defined below) listed in Schedule 3.19(c), which the Company has valid and continuing rights to use, and no Trade Rights other than such Company Trade Rights and In-Licenses have been used in the conduct and operation of the Company.  The Company is not infringing, misappropriating or otherwise violating, nor has the Company infringed, misappropriated or otherwise violated, any Trade Rights of any Person and, to the Company’s knowledge, there is no valid basis upon which a claim for infringement, misappropriation or other violation could be made.  The Company has not been notified that it is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Trade Rights of any Person.  To the Company’s knowledge, no pending patent application or trademark or copyright registration application belonging to any Person would be infringed by the Company if a patent that included such claims were granted on such pending application or a trademark or copyright issued on such pending registration application.  Except for licenses for generally available off-the-shelf software having a cost of less than One Thousand Dollars ($1,000.00) per copy and any license agreements identified in Schedule 3.19(c), the Company does not pay any royalties, license fees or other consideration for the right to use, or otherwise license, any Trade Rights of any Person (together with the Software License Agreements as defined in Section 3.19(h), below), collectively, “In-Licenses”). All Company Trade Rights and Trade Rights subject to an In-License are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of the Company or the originator of such Trade Rights.

(d)

No methods, processes, procedures, apparatus or equipment, used or held for use by the Company, use or include any proprietary, confidential information or any trade secrets misappropriated from any Person.  The Company does not have any trade secret, proprietary or confidential information that: (i) is owned or claimed by any Person; or (ii) is not rightfully in the possession of the Company.  The Company has complied in all material respects with all Contracts governing the disclosure and use of proprietary or confidential information and trade secrets.

(e)

To the best of the Company’s knowledge, the Company has maintained the confidentiality of all Trade Rights to the extent necessary to maintain all proprietary rights therein.

(f)

The consummation of the transactions contemplated hereby will not alter or impair any of the Company Trade Rights with respect to any In-License.

(g)

Schedule 3.19(g) lists all Open Source Software used by the Company in the conduct of the Business, together with the license applicable to such Open Source Software and how such Open Source Software is used by the Company.  The Company has not used any Open Source Software in the former or current development of any part of the Company Trade Rights or Products/Services, or licensed or distributed to any other Person any combination of Open Source Software together with Company Trade Rights or Products/Services, in a manner that may: (i) require, or condition the use or distribution of the Company Trade Rights, Products/Services or source code or portions thereof upon the disclosure, licensing or distribution of any Products/Services or source code for any portion of the Company Trade Rights; or (ii) otherwise impose any limitation, restriction or condition on the right or ability of the Company to use or distribute the Company Trade Rights, Products/Services or source code in any manner, and the Company Trade Rights, Products/Services and source code are not subject to any such requirement, limitation, restriction, or condition.

(h)

The Company owns exclusively or has entered into a license agreement to use all computer software used by the Company (the “Company Software”).  Schedule 3.19(h) separately identifies Company Software and identifies: (i) whether it is owned exclusively by the Company or is used by the Company as licensee under a license agreement (collectively, “Software License Agreements”); (ii) the number of seats or copies; (iii) the licensor; (iv) the cost to the Company, and (v) the term.

(i)

The Company has taken commercially reasonable efforts to protect the security and integrity of Company Systems and the data stored or contained therein or transmitted thereby including, procedures preventing unauthorized access and the introduction of a virus, Trojan Horse, and other malicious code and the taking and storing on-site and off-site of back-up copies of critical data.  Within the past three (3) years: (i) there have been no unauthorized access to, or intrusions or breaches of the security of Company Systems; (ii) there has been no destruction, damage, loss, corruption, alteration or misuse of any customer information on Company Systems; and (iii) there have been no failures, bugs, breakdowns, interruptions, or continued substandard performance of Company Systems (as a whole or with respect to any portion thereof) which have caused any substantial disruption or interruption in or use of Company Systems (as a whole or with respect to any portion thereof).  No material fact or matter exists which may disrupt, interrupt or affect the use of Company Systems following the Closing on the same basis as the Company Systems are presently used.

(j)

The Company has taken appropriate measures, and has adopted, implemented, monitored programs, policies and procedures, to: (i) protect the security and confidentiality of Confidential Information and Personal Information; (ii) protect the security and integrity of the Company Systems on which Confidential Information and/or Personal Information is stored; (iii) protect against any anticipated threats or hazards to the security or integrity of Confidential Information and Personal Information; (iv) protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any Person; and (v) protect against unauthorized access to or use of the Company Systems on which Confidential Information and/or Personal Information is stored.  Except as disclosed in Schedule 3.19(j), the Company has maintained the security, confidentiality and privacy of Confidential Information and Personal Information and is and has been in compliance with all Card Association Rules and all Laws regarding data security, privacy, information security, data transfer and the use of data and all such regulations promulgated thereunder that are applicable to the Business.  The Company has never given, nor has the Company ever been required under any Law, any applicable Card Association Rules or any of the Company’s programs, policies and/or procedures to give notice to any customer, supplier, Card Association, Governmental Entity or other Person of any actual or alleged data security breach or data security failure or noncompliance pursuant to any Law, Card Association Rule, Contract or any of the Company’s programs, policies and/or procedures.  To the Company’s knowledge, there has been no unauthorized access to, use, loss or breach of the security of any Personal Information, payment card information, confidential or proprietary data or any other such information collected, maintained or stored by or on behalf of the Company.

(k)

The Company has to the Company’s knowledge complied and is in compliance with, in all material respects, all versions of their terms of service or use, privacy policies, the Digital Millennium Copyright Act, Children’s Online Privacy Protection Act, California Online Privacy Protection Act, CAN-SPAM Act and other privacy laws and other similar disclosures, statements or policies made to third parties, and no notices have been received by, and no claims have been filed against, the Company alleging a violation of any such policies or Laws.

(l)

Company Tools; Software

(i)

Schedule 3.19(l)(i) includes a list of: (i) each Person who has authored, invented or otherwise helped in developing any portion of the Company Tools; (ii) the nature of each such Person’s relationship with the Company both during the time of authorship, invention and/or development and presently; and (iii) all Contracts executed by such Persons for the benefit of the Company with respect to the Company Tools authored, invented or developed by such Person(s).  Copies of all algorithms, tools and other software and all source and object programs and codes and related documentation incorporated in, used in and/or related to the Business, including, but not limited to, the foregoing related to the

Company Tools, has been delivered to Buyer at Closing by providing Buyer with all computers, servers, hardware and other tangible personal property and any and all passwords, access codes and other information needed by Buyer in order to access such items and algorithms, tools, software, programs, codes and documentation.  Such algorithms, tools, software, programs, codes and documentation are fully useable and understandable by Persons ordinarily skilled in computer programming and are sufficient to permit the maintenance and further development of all software products related to the Business, including, but not limited to, the Company Tools.  For purposes of clarification and notwithstanding any disclosure set forth on Schedule 3.19(l)(i) regarding authorship, creation or development of the Company Tools, the Company exclusively and solely owns all right, title and interest in and to the Company Tools, including the right to prepare derivative works, and no current or former employee, officer, independent contractor or consultant of the Company has any right, title or interest of any nature whatsoever in or to the Company Tools.  The Company does not have any knowledge of any allegation or claim by a Person that he/she has any right, title or interest of any nature whatsoever in or to the Company Tools.  The Company has provided to Buyer any and all passwords, access codes, credentials and other information needed by Buyer in order to access any of the Company Trade Rights, including the Company Tools, used by the Company, including, without limitation, all accounts with any social media account.

(ii)

Schedule 3.19(l)(ii) includes a list of all known bugs relating to the Company Tools as of the Closing Date. The Company has not disclosed the source code for the Company Tools or other confidential or proprietary information constituting, embodied in or pertaining to the Company Tools to any Person other than employees or independent contractors of the Company or other third parties who are bound by confidentiality agreements.  The source code for the Company Tools has not been placed in escrow and is not subject to other arrangements pursuant to which the source code has been or could be delivered or disclosed to any third party except for Buyer.  The Company does not have any duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any of the Company Tools to any Person.  No event to the Company’s knowledge has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license, or disclosure of the source code for any of the Company Tools to any Person other than those who are bound by confidentiality agreements identified in Schedule 3.19(l)(ii).

(iii)

The source code for the Company Tools, which will be delivered to Buyer at Closing by the provision to Buyer of all computers, servers, hardware and other tangible personal property and any and all passwords, access codes and other information needed by Buyer in order to access the source code, is true, correct and complete and matches exactly the source code of the versions of the Company Tools as offered for sale and/or used by the Company in the market place as of the Closing Date.

(iv)

The Company Tools and Company Systems perform free of disabling codes, “back door” codes, “drop dead” codes, “time bomb” codes, “Trojan horse” codes, “virus” codes, or “worm” codes (as such terms are commonly understood in the software industry) or any other code or executable designed or intended to have, or capable of performing, any of the following functions: (A) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to Company Tools, Company Systems, a computer system or network or other device on which such code or executable is stored or installed; (B) damaging or destroying any data or file without the user’s consent; or (C) sending information to any Person other than the Company.  None of the Company Tools or Company Systems: (1) constitutes, contains or is considered “spyware” or “trackware” (as such terms are commonly understood in the software industry); (2) records a user’s actions without such user’s knowledge; or (3) employs a user’s Internet connection without such user’s knowledge to gather or transmit information on such user or such user’s behavior.

(v)

Except for the use of Open Source Software listed in Schedule 3.19(g) and/or In-Licenses listed in Schedule 3.19(c), the Company Tools that are owned by the Company do not contain any programming code, documentation, or other materials or any development environments that embody Trade Rights of any Person other than those of the Company, even if such Trade Rights are licensed to the Company.  The Company Tools owned by the Company were: (A) developed by employees of the Company in the course of their employment and are owned by, and/or have been assigned exclusively to, the Company; (B) developed by independent contractors that have assigned in writing to the Company all ownership of the Company Tools; or (C) otherwise acquired by the Company from Persons pursuant to written agreements containing an express assignment of all Company Tools to the Company.  All such assignments are in writing, valid and enforceable and are identified on Schedule 3.19(l)(v).

(vi)

The Company Tools perform substantially in accordance with the functions described in any specifications or end user documentation or other information provided or made available to users of the Company Tools and Buyer, and are consistent with the representations and warranties: (A) made to users of the Company Tools and Buyer; and (B) which such users or Buyer relied upon when licensing or otherwise acquiring the Company Tools.  The Company has furnished all documentation relating to the use, maintenance, and operation of the Company Tools and Products/Services to Buyer, all of which is true, correct and complete.

(vii)

The Company has the exclusive right to take action against any Person that is infringing upon any Company Trade Rights, including those that cover the Company Tools.

(viii)

The Company has not: (A) entered into any agreement to indemnify any other Person against any charge of infringement with regards to any Company Trade Rights, including the Company Tools; or (B) granted any Person the right to bring any infringement action with respect to any Company Trade Rights, including the Company Tools.

3.20

Customers; Suppliers; Dealers and Distributors.

(a)

Major Customers.  Schedule 3.20(a) contains a true, correct and complete list of the fifteen (15) largest customers of the Company for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of net sales) showing the total dollar amount of net sales to each such customer during each such year and whether such customer is an Affiliate of the Company and/or any Shareholder or a third party (each, a “Major Customer” and collectively, “Major Customers”).  Since the end of the last fiscal year, except as set forth on Schedule 3.20(a):  (i) no Major Customer has cancelled or otherwise terminated its relationship with the Company; (ii) there has not been any adverse change in the business relationship, and there has been no material dispute between the Company and any Major Customer; (iii) no Major Customer has materially reduced its purchases from the Company or notified the Company that it intends to reduce its purchases; and (iv) to the knowledge of the Company, no Major Customer is the subject of any bankruptcy or insolvency proceeding.  The Company does not have any knowledge or information of any facts indicating, nor any other reason to believe, that any Major Customer will not continue to be a customer of the Company after the Closing at substantially the same level of purchases as of the date hereof.

(b)

Major Suppliers.  Schedule 3.20(b) contains a true, correct and complete list of the ten (10) largest suppliers to the Company for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of purchases by the Company from the supplier) showing the total dollar amount of purchases from each such supplier during each such year and whether such supplier is an Affiliate of the Company and/or any Shareholder or third party (each, a “Major Supplier” and collectively, “Major Suppliers”).  Since the end of the last fiscal year, except as set forth on Schedule 3.20(b): (i) no Major Supplier has cancelled or otherwise terminated its relationship with the Company; (ii) there has not been any adverse change in the business relationship, and there has been no material dispute between the Company and any Major Supplier; (iii) no Major Supplier has materially reduced its sales to the Company or notified the Company that it intends to reduce its sales; and (iv) to the knowledge of the Company, no  Major Supplier is the subject of any bankruptcy or insolvency proceeding.  The Company does not have any knowledge or information of any facts indicating, nor any other reason to believe, that any Major Supplier will not continue to be a supplier to the Company after the Closing and will not continue to supply the Company with substantially the same quantity and quality of goods and/or services, as applicable, at competitive prices.

(c)

Dealers and Distributors.  Schedule 3.20(c) contains a true, correct and complete list by product line of all sales representatives, dealers, distributors and franchisees of the Company and other Persons performing similar functions for the Company (each a “Dealer” and collectively, “Dealers”).  The Company has paid all commissions and other amounts due to each such Dealer.  The Company has not terminated its engagement or other relationship with any such Dealer in the previous three (3) years.  The Company does not have any knowledge of any corrupt and/or unlawful payments made by the Company or any of its employees or independent contractors to any such Dealer, nor of any corrupt and/or unlawful offers of payment, payments or transfers or anything of value to a Government Official by any such Dealer on behalf of the Company.

(d)

Agents and Consultants.  Schedule 3.20(d) contains: (i) a true, correct and complete list by product line of all agents, consultants, customs brokers, freight forwarders and other Persons performing similar functions, who perform services primarily for the benefit of the Business (each an “Agent” and collectively, “Agents”); and (ii) copies of all due diligence materials collected and maintained for each Agent listed in (d)(i) above.  The Company has paid all commissions and other amounts due to each such Agent.  The Company has not terminated its engagement or other relationship with any such Agent in the previous three (3) years.  The Company does not have any knowledge of any corrupt and/or unlawful payments made by the Company or any of its employees to any such Agent, nor of any corrupt and/or unlawful offers of payment, payments or transfers or anything of value to a Government Official by any such Agent on behalf of the Company.

3.21

Product Warranty and Product Liability Matters.  Schedule 3.21(a) contains a true, correct and complete copy of the Company’s standard warranty or warranties for sales of Products/Services, and except as expressly set forth therein, there are no warranties, deviations from standard warranties or commitments or obligations with respect to the return, repair, replacement or re-performance of Products/Services under which the Company could have any current or future Liability.  Schedule 3.21(b) identifies the customers, and the warranties made by the Company to such customers for which the Company has during the previous four (4) years: (i) devoted more than forty (40) hours addressing or correcting any deficiencies related to the sale of any Products/Services to any customer of the Business; or (ii) provided a refund or credit equal to or greater than Ten Thousand Dollars ($10,000) to any customer of the Business as an accommodation to any customer that has claimed that a Product/Service is defective.  Schedule 3.21(c) contains a description of all pending warranty claims where the amount in question exceeds, or is reasonably likely to exceed, Twenty Five Thousand Dollars ($25,000).  None of the Products/Services has been the subject of any replacement, field fix, retrofit, modification or recall campaign, and to the Company’s knowledge, no facts or conditions exist that could reasonably be expected to result in such a replacement, field fix, retrofit, modification or recall campaign.  All Products/Services have been designed, manufactured, labeled and performed so as to meet and comply with all governmental standards and specifications, all applicable Laws and Orders currently in effect, and have received all governmental approvals necessary to allow their sale and use.  Products/Services that the Company produces or performs under Contracts in which the Company commits to deliver products or perform services that are designed, manufactured, labeled and/or performed so as to meet and comply with any governmental standards and specifications or Laws or Orders currently in effect or in effect at the time of such delivery or performance have been designed, manufactured, labeled and/or performed in a manner that complies with such contractual requirements.  All Products/Services have been designed, manufactured, labeled and performed so as to meet and comply with all contractual commitments and all express and implied warranties, and the Company does not have any Liability (and, to the Company’s knowledge, there is no basis for any present or future

Litigation, that could give rise to any Liability) for personal injuries, replacement or other damages in connection with the sale or use of any Products/Services.

3.22

Certain Relationships to the Company.  Except as set forth on Schedule 3.22, no Shareholder, the Company or any of their respective Affiliates or Related Persons, nor any current or former director, officer, employee or independent contractor of the Company or the Business, directly or indirectly: (a) owns, or during the last three (3) fiscal years has owned, any property, material right or asset owned or used by the Company, including the Purchased Assets or Assumed Liabilities; (b) is (and with respect to any current or former employee or independent contractor of the Company, to the Company’s knowledge), or during the last three (3) fiscal years was (and with respect to any current or former employee or independent contractor of the Company, to the Company’s knowledge), a director, officer, employee or independent contractor of any Person that is a client, customer, supplier, lessor, lessee, debtor, creditor or competitor of the Company or the Business; (c) is, or during the last three (3) fiscal years has been, a party to any Contract with the Company or the Business, other than salaries, expense reimbursement and employee benefits in respect of employment in the ordinary course of business; or (d) is a Major Customer or Major Supplier.  Except as set forth on Schedule 3.22, there is no outstanding Indebtedness or other obligations to or of the Company or the Business by or to any current or former director, officer, employee or independent contractor of the Business, the Company or any Shareholder or any of their Affiliates or Related Persons thereof.

3.23

Assets and Services Necessary to Conduct the Business.  Except as set forth on Schedule 3.23, the Company is the only Person that has conducted the Business and the assets and properties, tangible and intangible, currently owned, leased or licensed by the Company (including, without limitation, the Company Trade Rights, the Facility, the Purchased Assets and the Assumed Liabilities) are sufficient, and constitute all of the assets and properties that are necessary, to operate the Business in the manner operated in the ordinary course as of Closing.  The Facility comprises the only real property that is necessary for the operation of the Business as currently operated.  Schedule 3.23 contains a true, correct and complete list of all services provided to the Company and the Business by employees or independent contractors of any Affiliate of the Company.

3.24

Bank Accounts.  Schedule 3.24 sets forth a true, correct and complete list of the names and locations of all banks, trust companies, savings and loan associations, any online payment system accounts, including, without limitation, accounts with PayPal Holdings, Inc. (and its Affiliates), and other financial institutions and companies at which the Company maintains a safe deposit box, lock box or checking, savings, custodial, operating, online payment system account, including, without limitation, accounts with PayPal Holdings, Inc. (and its Affiliates), or other account (each a “Bank Account”, and collectively, the “Bank Accounts”), the type and number of each Bank Account and the signatories therefor, a description of any compensating balance arrangements, and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.  Schedule 3.24 also identifies those Bank Accounts that are the accounts the Company uses to conduct its normal Business operations (the “Operating Bank Accounts”) as well as a new Bank Account (the “New Bank Account”) that the Company opened prior to the Closing for the purposes of: (x) holding the Company’s cash funds that are not required by Section 1.3 to be left in the Operating Accounts to cover outstanding checks as of the Closing; (y) receiving remittances from Buyer of the Closing Cash Purchase

Price, the Holdback Payment and the Contingent Earn-Out Purchase Price, if any; and (z) discharging the Company’s obligations to pay all of the Company’s liabilities and obligations required to administer the affairs of the Company after the Closing in a manner consistent with the terms of this Agreement.

3.25

No Brokers or Finders.  No Shareholder, the Company or any directors, officers, employees or agents of the Company have retained, employed or used any broker or finder in connection with the transactions provided for herein or the negotiation thereof, nor are any of them responsible for the payment of any broker’s or finder’s fees.

3.26

Indebtedness.  Except with respect to Indebtedness in an amount less than $10,000, Schedule 2.5 sets forth a true and correct list of the individual components (indicating the amount and the Person to whom such amount is owed) of all Indebtedness outstanding with respect to the Company.

3.27

Disclosure.  No representation or warranty by the Company or any Shareholder in this Agreement, nor any statement, certificate, Schedule or exhibit hereto furnished or to be furnished by or on behalf of the Company or any Shareholder pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.  Each copy of a document included in the Disclosure Schedules is a true, correct and complete copy of such document and includes all material exhibits, schedules, amendments, supplements or other modifications to such document.

ARTICLE 4.
Representations and Warranties of Buyer

Buyer makes the following representations and warranties to the Company and the Shareholders, each of which is true and correct on the Closing Date and shall the survive the consummation of the transactions contemplated hereby in accordance with Article 6.

4.1

Corporate.

(a)

Organization.  Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Wisconsin.

(b)

Corporate Power.  Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and to carry out the transactions contemplated hereby and thereby.

4.2

Authority.  The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Buyer.  No other or further corporate act on the part of Buyer or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Buyer pursuant hereto or the consummation of the transactions contemplated hereby and thereby.  This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Buyer pursuant hereto will constitute, valid and binding agreements of Buyer, as the case may be, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general equitable principles.

4.3

No Brokers.  Neither Buyer nor any of its shareholders, directors, officers, employees or agents have retained, employed or used any broker in connection with the transactions provided for herein or in connection with the negotiation thereof, nor are any of them responsible for the payment of any broker’s fees.

ARTICLE 5.
Covenants

5.1

Post-Closing Access to Information; Cooperation.

(a)

Access to Information.  After the Closing, each Party shall afford any other Party, its respective counsel, accountants and other representatives, during normal business hours, reasonable access to the books, records and other data in such Party’s possession relating directly or indirectly to the assets, Liabilities or operations of the Business with respect to periods prior to the Closing, and the right to make copies and extracts therefrom at its expense, to the extent such access is reasonably required by the requesting Party for any proper business purpose.  Without limitation, after the Closing, each Party shall make available to any other Party, as reasonably requested, and to any Tax authority that is legally permitted to receive the following pursuant to its subpoena power or its equivalent, all books, records and other data relating to Tax Liabilities or potential Tax Liabilities relating to the Business or the Purchased Assets for all periods prior to or including the Closing Date and shall preserve all such books, records and other data until the expiration of any applicable statute of limitations for assessment or refund of such Taxes or extensions thereof.  Subject to the previous sentence, each Party agrees, for a period of six (6) years after the Closing Date, not to destroy or otherwise dispose of any of the books, records or other data described in this Section 5.1(a) without first offering in writing to surrender such books, records and other data to the other Parties, which other Parties shall have ten (10) calendar days after such offer to agree in writing to take possession thereof.  Subject to the limitations set forth in Section 5.1(c), below, the access rights described in this Section 5.1(a) shall include any materials that might be protected pursuant to the attorney-client privilege, attorney work-product protection or any expectation of client confidence; provided, however, either Party may require any other Party to enter into a joint defense agreement or other similar and reasonable agreement prior to the disclosure pursuant to this Section 5.1(a) of any materials that might be protected pursuant to the attorney-client privilege, attorney work-product protection or any expectation of client confidence.

(b)

Cooperation.  Each Party shall reasonably cooperate fully, as and to the extent reasonably requested by any other Party, in connection with: (i) the filing of Tax Returns relating to the Business or the Purchased Assets; and (ii) subject to the terms and conditions set forth in Article 6, below, any Litigation (including insurance claims)

brought by or against any third party in connection with: (A) any transaction contemplated by this Agreement; or (B) any fact or condition relating to the Business, the Purchased Assets or the Assumed Liabilities.  Subject to the terms and conditions set forth in Article 6, below, such cooperation shall include making available to the requesting Party, at such times and under such circumstances so as not to unreasonably disrupt business, the relevant information, documents, records, employees and independent contractors of the cooperating Party, allowing the relevant personnel of the cooperating Party to assist the requesting Party in participating in any such matter (including providing testimony in Litigation), executing and delivering documents or instruments and taking all such action as the requesting Party reasonably requests in connection with such matter; provided, however, that the requesting Party shall promptly reimburse the cooperating Party for all out-of-pocket costs, for a pro-rata portion of the salary (including fringe benefits with such pro-rata portion determined based upon the time spent in connection with cooperation) and for travel and subsistence expenses directly relating to such cooperation of any of the cooperating Party’s employees who assist the requesting Party (unless the requesting party is entitled to indemnification from the cooperating Party therefor under Article 6).  The Parties agree, as and to the extent reasonably requested by a Party, to use their respective best efforts to obtain any certificate or other document from any Governmental Entity or other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).  The Parties further agree, as and to the extent reasonably requested by the other Party, to provide such other Party with all information that either Party may be required to report pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder (if any).

(c)

Consultation with Advisors.  The Shareholders and the Company consent to Buyer’s consultation with legal, accounting and other professional advisors to the Company and any Shareholder relating to any advice rendered to the Company and/or any Shareholder prior to the Closing regarding the Business, the Purchased Assets and/or the Assumed Liabilities, excluding, however, any attorney-client privilege related to: (x) the Excluded Assets and the Excluded Liabilities, and any attorney-client privilege related to any personal matters of the Shareholders that do not relate in any manner whatsoever to the Business, the Purchased Assets and/or the Assumed Liabilities, as determined in Buyer’s discretion; (y) the negotiation and drafting of this Agreement and the other documents to be executed and delivered by the Company and/or the Shareholders related to the transactions contemplated hereby; and/or (z) any post-Closing disputes related to the transactions contemplated hereby between the Company and Shareholders, on the one hand, and Buyer, on the other hand.  The Shareholders and the Company agree that, except for the matters referred to as items (x), (y) and (z) in the preceding sentence, the attorney-client privilege, attorney work-product protection and expectation of client confidence related to the Business, the Purchased Assets and/or the Assumed Liabilities may be waived only by Buyer; provided, however, that Buyer will not unreasonably withhold, condition or delay Buyer’s consent in connection with Buyer’s waiver of the attorney-client privilege, attorney work-product protection and/or expectation of client confidence related to the Business, the Purchased Assets and/or the Assumed Liabilities to the extent that: (i) the Company and/or the Shareholders are required to defend a Third Party Claim (and Buyer is not defending such Third Party

Claim pursuant to Section 6.3(b) or Section 6.3(c), below); or (ii) Basha and/or Boardman are required to defend a suit or action brought against either Basha and/or Boardman, as the case may be, by a third party.

(d)

Adversarial Proceedings Involving Parties.  Notwithstanding the provisions of this Section 5.1, although the existence of a dispute or other adversarial proceeding between or among any of the Parties shall not abrogate or suspend the provisions of this Section 5.1, as to such records or other information directly pertinent to such dispute or other adversarial proceeding, the Parties may not utilize this Section 5.1 but rather, absent agreement, must utilize the rules of discovery.

(e)

Audit of the Company’s Financial Statements.  Without limiting any of the provisions of this Section 5.1(e), to the extent that Buyer is required to do so in order to comply with Laws and/or Orders (including, without limitation, the rules and regulations promulgated by the SEC), the Company and the Shareholders shall cooperate fully, as and to the extent reasonably requested by Buyer, in connection with Buyer’s completion of an audit of the Company’s Financial Statements (and other historical financial results of the Company prior to the Closing) post-Closing (the “Audit”).  To the extent that Buyer performs the Audit pursuant to this Section 5.1(e), the Parties acknowledge that Buyer will select a firm of independent public accountants, in its sole discretion, to perform the Audit and Buyer will be responsible for paying any and all fees to such firm in connection with the Audit.

(f)

SNDA.  Within sixty (60) calendar days of the Closing Date, the Company (or the Shareholders) shall deliver (or cause JP Morgan Chase Bank, N.A., the mortgagee of the Facility (or its successor), to deliver) to Buyer the SNDA, duly executed by JP Morgan Chase Bank, N.A. (or its successor), to the extent that Basha or Basha Holdings does not satisfy all Indebtedness (and all mortgages related thereto) owed by Basha Holdings to JP Morgan Chase Bank, N.A. (or its successor) within sixty (60) calendar days of the Closing Date.

5.2

Employee Matters.

(a)

Employment.  The Company shall terminate on the Closing Date, the employment or engagement, as the case may be, of all employees and independent contractors of the Company.  Following the Closing, Buyer will offer employment or engagement, as the case may be, to such employees at its discretion on such terms and conditions as Buyer may determine in its sole discretion.  Such employees and independent contractors who accept Buyer’s offer of employment or engagement, as the case may be, shall be considered “Transferred Employees”.  The Company shall pay all wages, salaries, and any earned incentives and bonuses legally owed to all employees or independent contractors of the Company as of the Closing Date.  In addition, with respect to all employees and independent contractors of the Company who do not accept Buyer’s offer of employment or engagement, as the case may be, or who do not receive an offer of employment or engagement, as the case may be, from Buyer (collectively, “Non-Transferred Employees”), the Company shall pay to the Non-Transferred Employees all accrued vacation, holiday, sick time and severance as of the Closing Date.

(b)

Intentionally Deleted.

(c)

Retained Responsibilities.  The Company shall satisfy, or cause the Company’s insurance carriers to satisfy, all claims for benefits, whether insured or otherwise (including retirement, workers’ compensation, life insurance, medical and disability programs), under any Employee Plan/Agreement brought by, or in respect of, those employees and independent contractors of the Company identified on Schedule 3.18 and all other current and former employees and independent contractors of the Company, which claims arise out of events occurring on, prior to or after the Closing (but excluding claims of Transferred Employees in connection with their employment, benefits or termination by Buyer incurred after the Closing Date), in accordance with the terms and conditions of such programs or applicable Laws or Orders without interruption.

(d)

COBRA.  The Company and the Shareholders acknowledge and agree that if Buyer hires all employees of the Company as of the Closing Date, there will be no “M&A qualified beneficiary” (as defined in Treasury Regulation Section 54.4980B-9, Q&A 4) related to the transactions contemplated by this Agreement because no individuals are eligible for, or are covered by virtue of, COBRA under the Employee Plans/Agreements as of the Closing Date.

(e)

Payroll Tax.  The Parties agree that, with respect to Transferred Employees, they respectively meet the definition of “predecessor” and “successor” as defined in Revenue Procedure 2004-53.  For purposes of reporting employee remuneration to the IRS on Forms W-2 and W-3 for the calendar year in which the Closing Date occurs, the Company and Buyer shall utilize the “Standard Procedure” described in Section 4 of Revenue Procedure 2004-53.  The Parties agree that, for purposes of reporting employee remuneration for the Federal Insurance Contributions Act for the calendar year within which the Closing Date occurs, the Company meets the definition of “predecessor” and Buyer meets the definition of “successor” as defined in the IRS Regulation Section 31.3121(a)(1)-1(b).  Each Party shall cooperate in good faith to adopt similar procedures under applicable state, municipal, county, local, foreign or other Laws.

(f)

Termination Benefits.  If any action or omission on the part of the Company or any Shareholder on or prior to the Closing Date, or if the sale to Buyer of the Purchased Assets and Assumed Liabilities pursuant to this Agreement or the transactions contemplated hereby, or if Buyer’s election not to hire as an employee or not retain as an independent contractor of Buyer any employee or independent contractor of the Company, shall directly or indirectly result in any Liability (other than an Assumed Liability): (i) for severance payments or other employment or engagement termination benefits; or (ii) by virtue of the WARN Act, any “plant closing” or other Law, then such Liability shall be the sole responsibility of, and shall be paid by, the Company and/or the Shareholders.

(g)

Intentionally Deleted.

(h)

Consent to Employment.  Notwithstanding anything to the contrary in this Agreement, the Company and the Shareholders release, waive and discharge, and agree not to sue or otherwise pursue, any and all Claims, known or unknown, that the Company and/or any Shareholder may have against Buyer (or any of Buyer’s Affiliates) and/or any Transferred Employee arising out of or relating to any such Transferred Employee’s employment with Buyer, including all Claims arising under any Contract containing any non-competition, confidentiality or similar provisions, except: (i) to the extent such Claims do not relate to the Business in any manner whatsoever; and (ii) as set forth in Section 1.2(j) and Section 5.2(i), to the extent applicable.

(i)

Company Employment/Independent Contractor Agreements.  To the extent that Buyer is unable to enforce any right to assert claims or to take other actions in respect of breaches, defaults and other violations of the terms and conditions of the Company Employee/Independent Contractor Agreements (including, without limitation, the restrictive covenants and confidentiality provisions set forth therein) without the assistance of the Company and/or the Shareholders, then the Company and/or the Shareholders, as the case may be, shall use good faith, reasonable best efforts to assist Buyer in enforcing such rights as set forth in the Company Employee/Independent Contractor Agreements for the benefit of Buyer.  To the extent that Buyer identifies after the Closing Date any additional memoranda of understanding, offer letters, independent contractor agreements or other similar agreements that contain, or relate to, any restrictive covenants and/or confidentiality provisions, the Company and the Shareholders agree that the Company, the Shareholders and Buyer shall, upon Buyer’s written request, modify Schedule 1.2(j) in order to include any such additional memoranda of understanding, offer letters, independent contractor agreements or other similar agreements on Schedule 1.2(j) so that such additional memoranda of understanding, offer letters, independent contractor agreements or other similar agreements shall constitute the Company Employee/Independent Contractor Agreements for purposes of assigning to Buyer the rights set forth in Section 1.2(j), above.

(j)

Services Agreement.  Within three (3) business days of the Closing Date, the Company and Buyer shall enter into an agreement pursuant to which the Company and Mustafa Yucel, an employee of Company, shall provide services for the benefit of Buyer that are substantially similar to the services provided by Mustafa Yucel immediately prior to the Closing for a period of time necessary for Buyer to employ or retain Mustafa Yucel; provided, however, that the term of such agreement shall expire or terminate on or before December 30, 2016.

5.3

Tax Matters.  The following provisions shall govern the allocation of responsibility as among Buyer, the Company and the Shareholders for certain Tax matters following the Closing Date:

(a)

Tax Returns.  The Company and the Shareholders shall prepare and file (or cause to be filed) with the appropriate Tax authorities, all Tax Returns, and shall timely pay (or cause to be paid) all Taxes, related to the Business and the Purchased Assets attributable to any pre-Closing Tax period.

(b)

Cooperation.  The Company and the Shareholders shall cooperate fully with Buyer to the extent necessary for Buyer to obtain information regarding unpaid sales, use and any other Taxes, if any, of the Business needed for Buyer to defend and/or respond to any request or inquiry from any Person, including, without limitation, any Governmental Entity.

(c)

Allocation of Purchase Price.  The Purchase Price and all other capitalized costs shall be allocated as set forth on Schedule 5.3(c) in accordance with the applicable provisions of Section 1060 of the Code.  With respect class VI assets, Buyer will engage a third party (the “Initial Valuation Firm”) to perform the valuation and allocation analysis of the class VI assets (the “Initial Valuation”).  In the event  that the Initial Valuation Firm performing the Initial Valuation allocates more than twenty percent (20%) of the Purchase Price to the class VI assets which would result in the Company (or the Shareholders) being subject to the federal ordinary income tax rate applicable to individuals with respect to such class VI assets, Buyer shall provide the Company (or the Shareholders) with written notice and a copy of the Initial Valuation, and the Company (or the Shareholders) shall provide written notice to Buyer of the Company’s (or the Shareholders’) objection to the results of the Initial Valuation within five (5) business days of such notice, and in such event, the Company (or the Shareholders) shall have the right (but not the obligation) to engage, at the Company’s (or the Shareholders’) sole cost and expense, another third party (the “Second Valuation Firm”) to perform another valuation and allocation of the class VI assets (the “Second Valuation”).  If the difference between the greater of the Initial Valuation and the Second Valuation and the lesser of the Initial Valuation and the Second Valuation is less than, or equal to, 10.00% of the Initial Valuation, the Initial Valuation shall be final and binding upon the Parties; provided, however, that if the difference between the greater of the Initial Valuation and the Second Valuation and the lesser of the Initial Valuation and the Second Valuation is greater than 10.00% of the Initial Valuation, the Company (or the Shareholders) and Buyer, as the case may be, shall cause the Initial Valuation Firm and the Second Valuation Firm, as the case may be, to reconcile such differences and agree on the final percentage of the Purchase Price allocated to the class VI assets (the “Reconciled Allocation”); provided, however, that if the Initial Valuation Firm and the Second Valuation Firm cannot agree on the Reconciled Allocation, the Initial Valuation Firm and the Second Valuation Firm shall appoint another party to perform an additional valuation and allocation analysis (the “Third Valuation Firm”), and the costs and expenses of such engagement shall be borne one-half by Buyer and one-half by the Company (or the Shareholders), and the Third Party Valuation Firm shall determine the final percentage of the Purchase Price allocated to the class VI assets, which results shall be final and binding upon the Company, the Shareholders and Buyer.  If the Company (or the Shareholders) do not provide Buyer with written notice of its objection to the Initial Valuation within five (5) business days of the Company’s (or the Shareholders’) receipt of a copy of the Initial Valuation, the results of the Initial Valuation shall be final and binding upon the Parties.  The final percentage of the Purchase Price allocated to the class VI assets as finally determined by the procedure set forth herein shall be referred to herein as the “Final Allocation”.  In the event that the Final Allocation allocates more than twenty (20%) of the Purchase Price to the class VI assets which would result in the Company (or the Shareholders) being subject to the federal ordinary income tax rate applicable to individuals with respect to such class VI assets, Buyer will provide to the Company (or the Shareholders) a one-time tax reimbursement payment in an amount equal to the product of: (i) the excess of the maximum federal ordinary income tax rate applicable to individuals over the maximum federal capital gains income tax rate applicable to individuals, multiplied by: (ii) the amount of the Purchase Price allocated to the class VI assets in excess of twenty (20%) of the Purchase Price (the “Tax Reimbursement”).  Notwithstanding any provision contained in this Agreement to the contrary: (i) in no event shall the Tax Reimbursement exceed $100,000; and (ii) Buyer, the Company and the Shareholders agree that each shall file all Tax Returns, including, but not limited to, IRS Form 8594, consistent with the Final Allocation, and Buyer, the Company and the Shareholders shall not take any position for Tax purposes (whether for audits, Tax Returns, or otherwise) that is inconsistent with the Final Allocation unless required to do so under applicable Law.

(d)

Additional Tax Matters.  The Parties agree that the transactions contemplated by this Agreement constitute a sale of a trade or business within the meaning of Section 41(f)(3) of the Code.  Upon Buyer’s request, the Shareholders and the Company shall provide Buyer with all information necessary to permit Buyer to apply the provisions of Section 41(f)(3)(A) of the Code.

5.4

Noncompetition.

(a)

As an inducement to Buyer to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and to preserve the goodwill associated with the Business, the Company and each of the Shareholders agrees that, for a period of five (5) years after the Closing Date, the Company and each of the Shareholders will not, directly or indirectly (as a partner, joint venturer, employee, agent, salesperson, consultant, officer, manager, director, member, stockholder, through an Affiliate, Related Person or otherwise):

(i)

engage in, continue in or carry on or conduct any business that competes with any aspect of the Business, including owning or controlling any financial interest in any Competitor;

(ii)

perform services for, consult with, advise or assist in any way, whether or not for consideration, any Competitor in any aspect of the Business, including advertising or otherwise endorsing the products or services of any such Competitor, soliciting customers or otherwise serving as an intermediary for any such Competitor or loaning money or rendering any other form of financial assistance to any such Competitor;

(iii)

solicit, authorize, encourage, request, induce, approve or otherwise cause or attempt to influence any employee or contractor of the Company, Buyer and/or each of Buyer’s Affiliates to terminate such employment or contractor relationship, unless and until such Person has been separated from his or her employment or other relationship with Buyer and each of its Affiliates for a period of six (6) consecutive months;

(iv)

interfere in any way with any employment or contractual relationships with any employee or contractor of the Company, Buyer and/or Buyer’s Affiliates, or otherwise offer employment or engagement as an independent contractor to, or engage in discussions regarding employment or engagement as an independent contractor with, any Person who is or was an employee, commissioned salesperson or consultant of, or who performed similar services for, the Company, Buyer and/or Buyer’s Affiliates, or assist any third party with respect to any of the foregoing, unless and until such Person has been separated from his or her employment or other relationship with Buyer and each of its Affiliates for a period of six (6) consecutive months;

(v)

solicit, authorize, encourage, request, induce, approve or otherwise cause a customer or prospective customer of the Company, Buyer and/or Buyer’s Affiliates to purchase products or obtain services from any Competitor;

(vi)

solicit, induce or otherwise interfere with the relationships of the Company, Buyer and/or Buyer’s Affiliates with any of their customers, suppliers or vendors or prospective customers, suppliers or vendors; or

(vii)

engage in any practice the purpose of which is to evade the provisions of this Section 5.4;

provided, however, that the foregoing shall not prohibit the ownership of not more than five percent (5%) of the securities of any corporation or other entity that is listed on a national securities exchange or traded in the national over-the-counter market.  The geographic scope of the foregoing covenants shall extend throughout the United States and to any foreign countries that Buyer markets the Business and/or any of its Products/Services (or any of the products and/or services of Buyer) during the five (5) year period following the Closing Date.  Buyer may sell, assign or otherwise transfer the foregoing covenants (and the covenants set forth in Section 5.5, below), in whole or in part, to any Person that purchases all or substantially all of Buyer, the Business, the Purchased Assets or the Assumed Liabilities and each Shareholder consents to any such sale, assignment or transfer.  Recognizing the specialized nature of the Business, the Company and each of the Shareholders acknowledge and agree that the duration, geographic scope and activity restrictions of the foregoing covenants are reasonable.  Each of the Shareholders further acknowledges that he can obtain suitable employment otherwise than in violation of the foregoing covenants contained in this Agreement and that, accordingly, the enforcement of these covenants will not prevent him from earning a livelihood or otherwise cause him undue hardship.  It is further agreed that the covenants set forth in this Agreement will not in any way be violated by a Shareholder by virtue of entering into any employment agreement or independent contractor agreement with Buyer by which any of the foregoing provide employment or consulting services to Buyer or its Affiliates.  If it is judicially determined that the Company and/or any Shareholder has violated his or its respective obligations under this Section 5.4, then the period applicable to each obligation that the Company and/or any Shareholder is determined to have violated will automatically be extended by a period of time equal in length to the period during which such violation(s) occurred.

(b)

If any of the foregoing covenants are subsequently determined to be too expansive in terms of duration, geography or scope, or otherwise invalid or unenforceable, in whole or in part, then such covenants shall not be void or voidable, but shall be deemed to be modified or restricted to the extent and in a manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and the foregoing covenants shall be construed and enforced to the maximum extent permitted by Law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

5.5

Confidential Information.

(a)

Non-Disclosure. The Company and each of the Shareholders shall maintain all Confidential Information in strict confidence and secrecy, and shall not for  seven and one-half (7.5) years following the Closing, directly or indirectly (as a partner, joint venturer, employee, agent, salesperson, consultant, officer, manager, director, member, stockholder, through an Affiliate, Related Person or otherwise): (i) use any Confidential Information for any purpose; (ii) disclose any Confidential Information to any Person other than Buyer or its Affiliates; (iii) keep or make copies of any documents, records or property of any nature whatsoever containing any Confidential Information; or (iv) assist any other Person in engaging in any of the foregoing, except to the extent necessary: (A) to comply with the express terms of any written agreement between the Company and/or such Shareholder, on the one hand, and Buyer or any of its Affiliates, on the other hand; (B) to allow each Shareholder to perform such Shareholder’s duties as an employee or consultant of Buyer or its Affiliates after the Closing to the extent employed or engaged by Buyer after the Closing; (C) to prepare and file any Tax Returns related to the Company or the Shareholders as holders of equity of the Company; or (D) as explicitly requested in writing by Buyer.  Nothing in this Agreement reduces any obligation of the Company or any Shareholder to comply with applicable Laws or Orders relating to trade secrets, confidential or proprietary information and unfair competition.

(b)

Legal Obligation to Disclose.  If the Company or any Shareholder is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigation demand or similar process) to disclose any Confidential Information at any time after the Closing, then such disclosing Party shall, to the extent reasonably practicable, provide Buyer with prompt written notice of such request or requirement to enable Buyer: (i) to seek an appropriate protective order or other remedy;  (ii) to consult with the disclosing Party with respect to steps by the disclosing Party to resist or narrow the scope of such request or legal process; and/or (iii) to waive compliance, in whole or in part, with the terms of this Section 5.5.  If, in the absence of a protective order or the receipt of a waiver under this Section 5.5, the disclosing Party is nonetheless, in the reasonable written opinion of Buyer’s counsel, compelled to disclose Confidential Information to any tribunal or else stand liable for contempt, then the disclosing Party may disclose such Confidential Information to the tribunal, provided that the disclosing Party shall use commercially reasonable efforts to obtain an Order, or such other reasonable assurance as Buyer may designate, that confidential treatment shall be accorded to the Confidential Information required to be disclosed and only disclose so much of the Confidential Information as is necessary to fulfill the disclosing Party’s obligation.  The disclosing Party shall not be liable under this Section 5.5 for the disclosure to such tribunal to the extent such disclosure is compelled; provided, however, that the disclosing Party complies with the requirements set forth in this Section 5.5.  Notwithstanding any provision contained herein to the contrary, the Parties acknowledge and agree that to the extent disclosure of any Confidential Information pursuant to this Section 5.5 was caused by, or resulted from, any prior disclosure by the disclosing Party that was not permitted pursuant to this Section 5.5, then the other terms and conditions set forth in this Section 5.5 shall continue in full force and effect and shall be enforceable by Buyer as to such disclosure or disclosures not permitted under this Section 5.5 that resulted in the compelled disclosure, and, for the avoidance of doubt, no such prior disclosure shall release the Company or the Shareholders from its disclosure obligations and the representations and warranties set forth set forth in Article 3, including, without limitation, Section 3.19(l)(ii).

(c)

Discovery of Confidential Information.  If, at any time after the Closing, the Company or any Shareholder discovers that he or it is in possession of any records containing any Confidential Information, then the discovering Company or Shareholder, as the case may be, shall immediately deliver such records to Buyer.  No Shareholder or the Company shall assert a waiver or loss of confidential or privileged status of the information based upon such possession or discovery.

5.6

Other Warranty.  After the Closing, Buyer shall notify the Shareholders of the receipt by Buyer of any claim asserting warranty obligations arising from or involving Products/Services that do not constitute Assumed Warranty Liabilities (collectively, “Other Warranty”).  Buyer and the Shareholders shall negotiate in good faith as to the reasonable administration, satisfaction and discharge of any Liability arising from any Other Warranty, and Buyer shall have the right, but not the obligation, to use commercially reasonable efforts to cause the Business to administer, satisfy and discharge any Other Warranty in good faith (regardless of whether Buyer and the Shareholders have agreed in good faith on the appropriate means by which to administer, satisfy or discharge such Other Warranty).  Buyer may invoice any Shareholder, by directing an invoice to any Shareholder, at any time and from time to time for any reimbursements described in this Agreement, and the Shareholders, jointly and severally, and the Company, jointly and severally with the Shareholders, shall pay such invoices within ten (10) calendar days after receipt thereof.  Buyer’s and Shareholders’ obligation to negotiate in good faith as to the reasonable administration, satisfaction and discharge of any Liability arising from any Other Warranty pursuant to the second sentence of this Section 5.6 shall not in any manner limit the Company’s and the Shareholder’s payment obligations to Buyer pursuant to either the third sentence of this Section 5.6 or the Company’s and the Shareholders’ indemnification obligations set forth in Article 6.

5.7

Use of the Company’s Name and Company Trade Rights; Company’s Name Change.  After the Closing, neither the Company, any Shareholder nor any Affiliate of the Company or any Shareholder shall, without the prior written consent of Buyer, make any use of any name, mark, trademarks, service marks, trade names, brand names, business identifiers, logos, legal name, doing business as or other source identifier or domain name incorporating “Auction 123”, “Auction”, “123” or any letters, words or phrases like or confusingly similar to any of the foregoing, except to the extent necessary for the Company to pay its Liabilities, to prepare its Tax Returns and to otherwise wind up and conclude its business.  On the Closing Date, the Company shall file or cause to be filed the Amendment and shall provide written evidence of such filing to Buyer.

5.8

Unemployment Compensation.  The Company and the Shareholders shall, upon the request of Buyer, cooperate with Buyer in any efforts by Buyer to obtain the transfer of the Company’s portion of the unemployment compensation funds applicable to Transferred Employees in each jurisdiction in which the Company contributes to such funds, to the extent Buyer elects to transfer and assume such amounts.  In connection therewith, the Company and the Shareholders shall execute such documents as Buyer reasonably requests to effectuate such transfer.

5.9

Intentionally Omitted.

5.10

Further Agreements.  The Company and the Shareholders authorize and empower Buyer on and after the Closing Date to receive and open all mail received by Buyer relating to the Business, Purchased Assets or Assumed Liabilities and to deal with the contents of such communications in any proper manner. The Company and the Shareholders shall promptly deliver to Buyer any mail or other communication (including any checks or other funds on account of or in respect of the Business, Purchased Assets or Assumed Liabilities properly endorsed for deposit by Buyer) received, directly or indirectly, by any of them on or after the Closing Date relating to the Business, the Purchased Assets or the Assumed Liabilities.  Buyer shall promptly deliver to the Shareholders any mail or other communication (including any checks or other funds on account of or in respect of Excluded Assets or Excluded Liabilities properly endorsed for deposit by the Company) received by Buyer on or after the Closing Date relating to Excluded Assets or Excluded Liabilities.  Each Party shall undertake commercially reasonable efforts to ensure that third parties deliver mail and other communications to the proper Party or Parties after the Closing.

5.11

Dissolution.  The Company shall not dissolve, liquidate, merge or enter into any transaction that would otherwise terminate its existence prior to December 31, 2016, but to avoid any doubt, Company shall be permitted to dissolve, liquidate, merge or enter into any transaction that would otherwise terminate its existence effective on December 31, 2016 or thereafter.

5.12

Cash Management.

(a)

Use of the Bank Accounts.  The Parties acknowledge and agree that: (I) the Operating Bank Accounts and the New Bank Account, and all of the cash in the Operating Bank Accounts and the New Bank Account as of the Closing will not be transferred to Buyer at the Closing and shall not constitute Purchased Assets; and (II) the Company may establish other bank accounts after the Closing other than the Operating Bank Accounts and the New Bank Account for the purpose of paying any Liabilities or Taxes of the Company after the Closing or administering the affairs of the Company after the Closing; provided, however, that: (i) any cash left in the Operating Bank Accounts by the Company necessary to cover all outstanding, un-cleared checks or drafts from the Bank Accounts as of the Closing Date pursuant to this Section 5.12(a) shall constitute

Purchased Assets; and (ii) the Company’s and the Shareholders’ beneficial interest in, to and under the Operating Bank Accounts shall pass at the Closing to Buyer under the terms of this Agreement, and the Company and the Shareholders, in order to provide to Buyer with the Company’s and the Shareholders’ beneficial interest in, to and under the Operating Bank Accounts, shall: (y) execute any and all documents required, necessary or appropriate in order to transfer signatory authority of the Operating Bank Accounts to Buyer and to provide Buyer with complete access of, and control over, the Operating Bank Accounts, including, without limitation, any and all passwords, user names, access codes and other information needed by Buyer in order to access and control the Operating Bank Accounts; and (z) promptly deliver to Buyer (or an account designated by Buyer) any and all deposits, receipts and other payments related to, or arising out of, the Purchased Assets, including, without limitation, payments made by customers to the Company in the form of credit card, automated clearing house (ACH), checks and drafts, any online payment system accounts, including, without limitation, accounts with PayPal Holdings, Inc. (and its Affiliates), regardless of whether any deposits, receipts and other payments are made to the Operating Bank Accounts, the New Bank Account or any other account established by any Shareholder or the Company after the Closing.  The Company shall leave sufficient cash in the Operating Bank Accounts to cover all outstanding, un-cleared checks or drafts issued from the Operating Bank Accounts as of the Closing Date, and, with respect to the determination of the Working Capital Amount pursuant to Section 2.3 and Section 2.4, for outstanding, un-cleared checks or drafts issued from the Operating Bank Accounts that are covered by funds left in the Operating Bank Accounts by the Company as of the Closing: (1) the funds left in the Operating Bank Accounts shall not be included in Current Assets; and (2) the amount of the outstanding, un-cleared checks or drafts covered by the funds left in the Operating Bank Accounts shall not be included in Current Liabilities.  With respect to any loss or shortfall caused by the failure to maintain sufficient funds in the Operating Bank Accounts to cover outstanding, un-cleared checks or drafts issued from the Operating Bank Accounts, the amount of the loss or shortfall shall be included in Current Liabilities, and with respect to any gain or excess caused by leaving more in the Operating Bank Accounts than is required to cover outstanding, un-cleared checks or drafts issued from the Operating Bank Accounts, the amount of the gain or excess shall be included in Current Assets.  The Parties acknowledge and agree that the Company may close or otherwise terminate any of the Bank Accounts and/or the New Bank Account after termination of the Company’s existence pursuant to Section 5.11, above; provided, however, that the Company and the Shareholders shall comply with all of the terms and conditions set forth in this Section 5.12(a) and Section 5.12(b) and Section 5.12(c), below, prior to, and after (as applicable), the closure or termination of any of the Bank Accounts and/or the New Bank Account.  The Parties agree that Buyer’s beneficial interest in, to and under the Bank Accounts that the Company and the Shareholders will transfer to Buyer at the Closing pursuant to this Section 5.12(a) will terminate upon the date upon which the Company and/or the Shareholders close or otherwise terminate each Bank Account, as applicable, after the Company’s existence has been terminated pursuant to Section 5.11, above.

(b)

Notice to Customers; Transfer of Receipts.  On or within five (5) business days after the Closing Date at a time mutually determined by the Buyer and the Company, the Company and Buyer shall jointly send written notices to the customers of the Business to the effect that all future payments in connection with the Business shall be made to an account designated by Buyer.  On the first business day of each week after the Closing Date, the Company and/or the Shareholders: (i) shall deliver to Buyer a written notice summarizing in reasonable detail all receipts in respect of Purchased Assets received by the Company and/or the Shareholders during the prior week; and (ii) shall forward to Buyer, by wire transfer of immediately available funds to a lockbox designated by Buyer, all such receipts to the extent not previously remitted to Buyer’s control.

(c)

Misdirected and Delayed Payments.  Notwithstanding any provision contained herein to the contrary, any payments received, directly or indirectly, in the New Bank Account or otherwise, any time after the Closing (including any time after the dissolution or termination of the Company pursuant to Section 5.11, above) by the Company and/or the Shareholders, and any amounts credited to the Company and/or the Shareholders (in the New Bank Account or otherwise) to which the Company and/or the Shareholders become entitled that were intended for, or which Buyer owns or shall be entitled to pursuant to the terms and conditions of this Agreement (each, a “Misdirected Payment”, and collectively, the “Misdirected Payments”), shall be promptly remitted to Buyer, but in no event later than within five (5) calendar days after receipt of, or payment or credit to, the Company and/or the Shareholders, as applicable.  If the Company and/or the Shareholders do not promptly remit any amounts due and owing to Buyer pursuant to the terms and conditions set forth in foregoing sentence, or if any such payments to Buyer are delayed for any reason (including, without limitation, a result of the Company’s dissolution or termination pursuant to Section 5.11, above), Buyer may elect to recover any such amounts owed to Buyer pursuant to the foregoing sentence by either, as determined in Buyer’s sole discretion: (i) set off against the Holdback Payment or the Contingent Earn-Out Purchase Price as provided in Section 6.7; and/or (ii) recovery from the Company and/or the Shareholders.

5.13

Further Assurances.  From time to time after the date of this Agreement, upon request of any Party and without further consideration, each Party shall execute and deliver to the requesting Party such documents and take such action as may reasonably requested by the requesting Party to consummate more effectively the intent and purpose of the Parties under this Agreement and the transactions contemplated by this Agreement.

5.14

Compliance by the Company.  Each of the Shareholders shall cause the Company to perform and comply with all of the Company’s agreements and obligations under this Agreement and the other documents or instruments executed and delivered by the Company pursuant hereto.

ARTICLE 6.
Indemnification

6.1

By the Company and the Shareholders.  Upon the terms and subject to the conditions set forth in this Article 6, the Shareholders, jointly and severally, and the Company, jointly and severally with the Shareholders, shall indemnify, defend and hold harmless Buyer and its Affiliates, and their respective shareholders, directors, managers, officers, employees, agents and other representatives (collectively, the “Buyer Indemnified Parties”), from and against all Claims asserted against, resulting to, imposed upon or incurred by any Buyer Indemnified Party, directly or indirectly, by reason of, arising out of or resulting from any of the following:  (a) any inaccuracy or breach of any representation or warranty of the Company and/or any Shareholder contained in or made pursuant to this Agreement (ignoring, for purposes of determining the existence of any such inaccuracy or breach or the amount of Claims with respect thereto, any “materiality”, “material adverse effect” or similar qualifier set forth in such representation or warranty); (b) any breach of any covenant of the Company and/or any Shareholder contained in or made pursuant to this Agreement (regardless of whether such breach is deemed “material”); (c) any Indemnified Liabilities; and/or (d) any operation of the Purchased Assets by  Company in the absence of a permit required by applicable Law or Order  prior to the Closing Date.

6.2

By Buyer.  Upon the terms and subject to the conditions set forth in this Article 6, Buyer shall indemnify, defend and hold harmless the Company and its Affiliates, and their respective shareholders (including the Shareholders), directors, managers, officers, employees, agents and other representatives (collectively, the “Company Indemnified Parties”), from and against all Claims asserted against, resulting to, imposed upon or incurred by any Company Indemnified Party, directly or indirectly, by reason of or resulting from any of the following:  (a) any inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement (ignoring, for purposes of determining the existence of any such inaccuracy or breach or the amount of Claims with respect thereto, any “materiality”, “material adverse effect” or similar qualifier set forth in such representation or warranty); and/or (b) any breach of any covenant of Buyer contained in this Agreement (regardless of whether such breach is deemed “material”), and/or (c) any Assumed Liabilities, and/or (d) any operation of the Purchased Assets  and/or Business by  Buyer  in the absence of a permit required by applicable Law or Order subsequent to the Closing Date.

6.3

Indemnification of Third Party Claims.  The following provisions shall apply to any Claim subject to indemnification that is Litigation filed or instituted by, or the making of any claim or demand by, any third party, including any Governmental Entity (a “Third Party Claim”):

(a)

Notice and Defense.  The Party or Parties seeking to be indemnified (collectively, the “Indemnified Party”) shall give the Party or Parties from whom indemnification is sought (collectively, the “Indemnifying Party”) prompt written notice (and in any event written notice delivered within sixty (60) calendar days after the receipt of service or other notice of the commencement of any suit, action or arbitration proceeding) of the Third Party Claim.  The Indemnifying Party may undertake and control the defense and/or settlement of the Third Party Claim, by representatives chosen by it, if the Indemnifying Party admits that it has an indemnification obligation hereunder with respect to the Third Party Claim, in which case such assumption shall constitute the Indemnifying Party’s irrevocable agreement to pay directly all Claims incurred in connection therewith.  With the prior written consent of the Indemnified Party, the Indemnifying Party may undertake the defense of the Third Party Claim without admitting that it has an indemnification obligation hereunder.  Failure to give notice of the Third Party Claim shall not affect the Indemnifying Party’s duties or obligations under this Article 6, except and only to the extent that, as a result of such failure, a Party that was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise actually damaged as a result of such failure.  So long as the Indemnifying Party is defending the Third Party Claim actively and in good faith, the Indemnified Party shall not settle the Third Party Claim.  The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any the Third Party Claim, and shall in other respects give reasonable cooperation in such defense at the expense of the Indemnifying Party.

(b)

Failure to Defend.  If the Indemnifying Party, within a reasonable time after notice of the Third Party Claim or at any time thereafter, fails to defend the Third Party Claim actively and in good faith, then the Indemnified Party shall (upon delivering written notice to the Indemnifying Party without the Indemnifying Party providing assurances within five (5) business days of the date of notice from the Indemnified Party reasonably acceptable to the Indemnified Party that the Indemnifying Party will commence and continue an active and good faith defense) have the right to undertake the defense, compromise or settlement of the Third Party Claim, and consent to or seek the entry of a judgment with respect to the Third Party Claim consistent with the terms and conditions of the compromise or settlement, at the expense of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party’s defense, compromise, settlement or consent to judgment, or the fees and expenses of defense or the Indemnified Party’s consent to or seeking of an entry of a judgment consistent with the terms and conditions of the compromise or settlement.

(c)

Indemnified Party’s Rights.  Notwithstanding anything to the contrary in this Article 6, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise the Third Party Claim, or consent to or seek the entry of a judgment with respect to the Third Party Claim without the written consent of the Indemnified Party (which shall not be unreasonably conditioned, withheld or delayed) if the contemplated settlement, compromise or judgment does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such Indemnified Party of a release from all Liability in respect of the Third Party Claim.  In addition, notwithstanding anything to the contrary in this Article 6, the Indemnified Party shall have the right to defend, compromise or settle any Third Party Claim or consent to or seek the entry of a judgment consistent with the terms and conditions of the compromise or settlement with respect to any Third Party Claim: (i) if there is a reasonable probability that the Third Party Claim may materially and adversely affect any Person that is an Indemnified Party other than as a result of money damages or other money payments; (ii) if the Third Party Claim involves any Tax matter of Buyer; (iii) if in connection with such Third Party Claim the named parties (including any impleaded parties) to any such action or proceeding include both the Indemnified Party and the Indemnifying Party, and the Indemnifying Party or the Indemnified Party shall have been advised by counsel that there are one or more legal or equitable defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party so as to result in a potential conflict of interest between the Indemnified Party and the Indemnifying

Party; (iv) if the Third Party Claim involves any Governmental Entity, Major Customer or Major Supplier; (v) if the Third Party Claim relates to a criminal proceeding, action, indictment, allegation or investigation; (vi) if the Third Party Claim is one in which an injunction or other equitable relief is sought; or (vii) if the Third Party Claim is one in which increased statutory, enhanced or treble damages are sought.

6.4.

Payment.

(a)

Timing.  The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article 6.  Upon judgment, determination, settlement or compromise of any Third Party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Claims of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment.  If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal.  Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the Person that made the Third Party Claim.  Except as otherwise required by applicable Law, any payment made under Article 6 shall be treated, for Tax purposes, as an adjustment to the Purchase Price.

(b)

Method of Paying Claims to Buyer Indemnified Parties.  A Buyer Indemnified Party may elect to recover any Claims pursuant to Article 6 by either, as determined in Buyer’s sole discretion: (i) a set off against the Holdback Payment or the Contingent Earn-Out Purchase Price as provided by Section 6.7, and/or (ii) recovery from the Company and/or the Shareholders.

6.5

Limitations on Indemnification.  Except for any claims of fraud or willful or knowing breach or misrepresentation, as to which claims for indemnification hereunder may be brought without limitation as to time or amount against any of the Parties, subject to Section 6.5(c)(i)(2):

(a)

Time Limitation.  Regardless of any applicable period of limitation under any Law otherwise applicable thereto, except as set forth, below, no claim or action shall be brought under this Article 6 or any other provision of this Agreement for breach of a representation or warranty after twenty-four (24) months following the Closing Date. Notwithstanding the foregoing, however, or any other provision of this Agreement:

(i)

Regardless of any applicable period of limitation under any Law otherwise applicable thereto, any claim or action brought for a breach of any representation or warranty made in or pursuant to Section 3.1 (Corporate); Section 3.2 (Shareholders); Section 3.3 (Authority); Section 3.6 (Tax Matters); Section 3.11 (Compliance with Laws and Orders); Section 3.12(a) (Marketable Title); Section 3.17 (Employee Benefit Plans); Section 3.19 (Trade Rights)

(except for Section 3.19(i) (the “Company Systems Representation”)); Section 3.23 (Assets and Services Necessary to Conduct the Business); and Section 3.25 (No Brokers or Finders) may be brought within the ten (10) year period after the Closing Date, and with respect to any claim or action brought for a breach of any representation or warranty made in or pursuant to the Company Systems Representation, such claim or action may be brought within the twenty-four (24) month period after the Closing Date (all of the foregoing representations and warranties in this Section 6.5(a)(i), including, without limitation, for the avoidance of doubt, the Company Systems Representation, shall collectively be defined herein as the “Company Fundamental Representations”), and the Company and each of the Shareholders hereby waive all applicable statutory limitation periods with respect thereto.

(ii)

Regardless of any applicable period of limitation under any Law otherwise applicable thereto, any claim or action brought for a breach of any representation or warranty made in or pursuant to Article 4 (the foregoing representations and warranties in this Section 6.5(a)(ii), collectively, the “Buyer Fundamental Representations”) may be brought at any time until the lapse of seven and one-half (7.5) years after the Closing Date, and Buyer hereby waives all applicable statutory limitation periods with respect thereto.

(iii)

Any claim or action made by a Buyer Indemnified Party by delivering notice to the other Parties requesting indemnification relating to any of the matters set forth in Section 6.1(a) prior to the termination of the survival period (if any) for such claim or action shall be preserved despite the subsequent termination of such survival period.  Any claim or action made by a Company Indemnified Party by delivering notice to the other Party requesting indemnification relating to any of the matters set forth in Section 6.2(a) prior to the termination of the survival period (if any) for such claim or action shall be preserved despite the subsequent termination of such survival period.

(iv)

If any act, omission, disclosure or failure to disclose shall form the basis for a claim or action for breach of more than one representation or warranty, and such claims have different periods of survival hereunder, then the termination of the survival period of one claim or action shall not affect a Party’s right to make a claim or action based on the breach of representation or warranty still surviving.

(a)

Basket.  Except with respect to: (A) claims under Section 6.1(a) for breaches of the Company Fundamental Representations; and (B) claims of fraud or willful or knowing breach or misrepresentation (in each case, as to which the limitations in this Section 6.5(b) shall not apply), a Buyer Indemnified Party shall not be entitled to indemnification under Section 6.1(a) unless the aggregate of the Indemnifying Party’s indemnification obligations under Section 6.1(a) exceeds Fifty Thousand Dollars ($50,000.00) (the “Basket”), in which event the Indemnifying Party shall be required to pay to the Buyer Indemnified Party and be liable for all such Claims from the first dollar of such Claims in excess of the Basket.

(c)

Cap.

(i)

Except as set forth in paragraphs (1) and (2) below, the Company Indemnified Parties’ aggregate liability under Section 6.1(a) shall in no event exceed Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Cap”).

(1)

With respect to claims under Section 6.1(a) for breaches of the Company Fundamental Representations, the Company Indemnified  Parties’ aggregate liability under Section 6.1(a) shall in no event exceed the Purchase Price; and

(2)

With respect to claims under Section 6.1(a) for fraud or willful or knowing breach or misrepresentation, the Company Indemnified Parties’ aggregate liability under Section 6.1(a) shall in no event exceed the Purchase Price.

(ii)

Except with respect to claims under Section 6.2(a) for fraud or willful or knowing breach or misrepresentation, the Buyer Indemnified Parties aggregate liability under Section 6.2(a) shall in no event exceed the Purchase Price.

(d)

General.  The limitations set forth in this Section 6.5 do not in any way limit the obligation of any Party to indemnify the other Party or Parties from and against any Claim arising from any breach of a covenant, even if such breach also constitutes a breach of a representation or warranty.  Without limitation, the obligations of the Company and the Shareholders to indemnify the Buyer Indemnified Parties from and against all Claims for which the Buyer Indemnified Parties are entitled to indemnification under Section 6.1(b), Section 6.1(c), and Section 6.1(d) shall be unaffected by the limitations set forth in this Section 6.5, and the obligations of Buyer to indemnify the Company Indemnified Parties from and against all Claims for which the Company Indemnified Parties are entitled to indemnification under Section 6.2(b) shall be unaffected by the limitations set forth in this Section 6.5.

6.6

No Waiver.  Neither the consummation of the transactions contemplated hereby nor any Indemnified Party’s knowledge of the basis of a Claim at or prior to the Closing shall constitute a waiver by any Indemnified Party of its rights to indemnification hereunder, regardless of whether the Indemnified Party has knowledge of the basis of the Claim at or prior to the Closing, or regardless of whether such breach, violation or failure is deemed to be “material.”  No representation, warranty or covenant contained in this Agreement or in any Schedule or exhibit attached hereto or any document or instrument executed and delivered pursuant hereto shall merge into the deeds, bill of sale, assignments, documents, agreements and instruments, as applicable, to be delivered at the Closing.

6.7

Set Off.  Consistent with Section 2.1, Section 2.2(d), Section 2.2(e), Section 2.3, Section 2.4, Section 5.12(c) and Section 6.4(b), if the Company or any Shareholder shall fail to pay any amounts that they are obligated to pay to Buyer under this Agreement, including any amounts that they are obligated to pay pursuant to the indemnification obligations set forth in this Article 6, then Buyer may, in addition to any other rights and remedies that may be available to Buyer, set off all or any portion of such amounts against any amounts due and owing from Buyer to the Company and/or any Shareholder (including, but not limited to, pursuant to Section 2.2(d) and Section 2.2(e)).  Any amounts set off hereunder shall be deemed to have been paid to the Company and/or any Shareholder, as the case may be, as of the date on which written demand for payment of the amount in question was given to the Company and/or any Shareholder, as the case may be.

ARTICLE 7.
Closing

7.1

Closing Date; Location.  The consummation of the transactions contemplated hereby (the “Closing”) shall be conducted telephonically and through the mutual exchange via e-mail or other electronic means of executed copies of this Agreement on the date hereof.  The actual time and date of the Closing is referred to as the “Closing Date”, and the Closing shall be deemed to be effective at 12:01 a.m. on the Closing Date.

7.2

Documents to be Delivered by the Company and the Shareholders.  At the Closing, the Company and/or the Shareholders shall deliver to Buyer the following documents, in each case duly executed or otherwise in proper form:

(a)

Instruments of Conveyance and Transfer.  Such general warranty deeds, bills of sale, endorsements, consents, assignments (including intellectual property assignments and domain name assignments), certificates of title and other good and sufficient instruments of conveyance and assignment as are necessary to vest in Buyer all right, title and interest of the Company in and to the Purchased Assets and the Assumed Liabilities, in form and substance reasonably satisfactory to Buyer.

(b)

Assignment and Assumption Agreement.  An Assignment and Assumption Agreement, duly executed by the Company.

(c)

Certified Charters.  A copy of the charter of the Company, certified by the appropriate Governmental Entity of the jurisdiction of incorporation of the Company.

(d)

Certified Bylaws or Similar Organizational Documents.  A copy of the current bylaws, articles of incorporation and other similar organizational documents of the Company, certified by the Secretary of the Company in a form reasonably satisfactory to Buyer.

(e)

Certified Resolutions.  A copy of the resolutions of the Board of Directors of the Company and the Shareholders authorizing and approving this Agreement and the other documents and instruments to be executed and delivered by the Company and/or the Shareholders, as the case may be, pursuant hereto and the consummation of the transactions contemplated hereby and thereby, certified by the Secretary of the Company in a form reasonably satisfactory to Buyer.

(f)

Certificate of Status; Good Standing Certificates.  A recent certificate of status or good standing, as the case may be, for the Company issued by the appropriate

Governmental Entity of the State of Florida, and by the appropriate Governmental Entity of each of the jurisdictions identified on Schedule 3.1(c).

(g)

Lien Releases.  Such payoff letters, mortgage releases, UCC termination statements and similar releases and documents as Buyer reasonably determines are necessary to release and terminate any Liens affecting the Business, the Purchased Assets or Assumed Liabilities, including, without limitation, the payoff letters described in Section 2.5 and Schedule 2.5, each in a form reasonably acceptable to Buyer.

(h)

Consents to Assignment/Change in Control.  The Required Consents, in form and substance reasonably satisfactory to Buyer.

(i)

Change of Name.  An amendment to the Articles of Incorporation of the Company, and all foreign qualification registrations for each state identified on Schedule 3.1(c), in a form reasonably acceptable to Buyer and suitable for filing with the appropriate Governmental Entity of the State of Florida, and with the appropriate Governmental Entity of each state identified on Schedule 3.1(c), pursuant to which the Company shall change its corporate name to a name that does not include any of the terms identified in Section 5.7, above, or any terms like or confusingly similar to such terms (the “Amendment”).

(j)

Bank Accounts.  Any and all forms and documents, duly acknowledged and executed by the Company and its authorized signatories, required to effectuate the transfer to Buyer of all of: (i) the cash contained in the Operating Bank Accounts as of the Closing Date; and (ii) all of the Company’s and the Shareholders’ beneficial interest in, to and under the Operating Bank Accounts that the Company and the Shareholders will transfer to Buyer at the Closing pursuant to Section 5.12(a).

(k)

The Facility Lease.  The Facility Lease, duly executed by Basha Holdings.

(l)

Intentionally Deleted.

(m)

FIRPTA Affidavit.  An affidavit from the Company, signed by an officer of the Company, in a form and substance required by Buyer, to the effect that the Company is not a “foreign person” as defined in Code Section 1445 so that Buyer is exempt from withholding any amounts from the Purchase Price payable hereunder pursuant to Code Section 1445.

(n)

Intentionally Deleted.

(o)

Closing / Funds Flow Statement.  The Closing / Funds Flow Statement, duly executed by the Company and the Shareholders.

(p)

Subordination Agreement.  The Subordination Agreement, duly executed by the Company and the Shareholders.

(q)

Other Documents.  All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement or otherwise necessary to effect the intent hereof and such other certificates of authority and documents as Buyer may reasonably request.

7.3

Documents to be Delivered and Payments to be Made by Buyer.  At the Closing, Buyer shall deliver to the Company the Closing Cash Purchase Price payment required by Section 2.2(b), and the following documents to the Company, in each case duly executed or otherwise in proper form:

(a)

Assignment and Assumption Agreement.  The Assignment and Assumption Agreement with respect to the Company, duly executed by Buyer.

(b)

Certified Resolutions.  A copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby, certified by the Secretary of Buyer in a form reasonably satisfactory to the Company.

(c)

Consent of Silicon Valley Bank.  A copy of the written consent provided to Buyer by Silicon Valley Bank (and any other agreements, certificates and/or documents required by Silicon Valley Bank) authorizing Buyer to consummate the transactions contemplated by this Agreement under the terms of that certain Loan and Security Agreement dated as of April 26, 2013 by and among Silicon Valley Bank, Buyer and Project Viking II Acquisition, Inc. (Buyer’s wholly-owned subsidiary), as amended by that certain First Loan Modification Agreement dated as of September 30, 2014 (as amended, the “Silicon Valley Bank Consent”).

(d)

Good Standing Certificate.  A recent certificate of good standing for Buyer, issued by the appropriate Governmental Entity of the State of Wisconsin.

(e)

Closing / Funds Flow Statement.  The Closing / Funds Flow Statement, duly executed by Buyer.

(f)

The Facility Lease.  The Facility Lease, duly executed by Buyer.

(g)

Intentionally Deleted.

(h)

Subordination Agreement.  The Subordination Agreement, duly executed by Silicon Valley Bank, Buyer and Project Viking II Acquisition, Inc. (Buyer’s wholly-owned subsidiary).

(i)

Other Documents.  All other documents, instruments or writings required to be delivered to the Company or the Shareholders at or prior to the Closing pursuant to this Agreement or otherwise necessary to effect the intent hereof and such other certificates of authority and documents as the Company or the Shareholders may reasonably request.

ARTICLE 8.
Miscellaneous

8.1

Disclosure Schedule.  The Company and the Shareholders have prepared the Schedules attached to this Agreement corresponding to the sections contained in Article 3 (individually, a “Schedule” and collectively, the “Disclosure Schedule”) and delivered them to Buyer on the date hereof.  No representation or warranty shall be qualified or otherwise affected by any fact or item disclosed on any Schedule unless such representation or warranty is expressly qualified by reference to a Schedule, and any fact or item disclosed on any Schedule shall be deemed disclosed on all other Schedules to which such fact or item may reasonably apply so long as such disclosure is in sufficient detail to enable a reasonable person to identify the other section of this Agreement to which such information is responsive.  The Disclosure Schedule shall not vary, change or alter the language of the representations and warranties contained in this Agreement.

8.2

Publicity.  Neither the Company nor the Shareholders (nor any Affiliate of the foregoing) shall issue or make any public release or announcement relating to the transactions contemplated hereby without the prior written consent of Buyer, and the Company and each of the Shareholders agrees to keep the terms of this Agreement confidential, except: (i) to the extent required by applicable Law or Order or for financial or Tax reporting purposes; and (ii) that the Company and the Shareholders may disclose such terms hereof to their respective accountants, legal advisors and other representatives as necessary in connection with the ordinary conduct of their respective businesses.  Notwithstanding any provision contained herein to the contrary: (a) Buyer shall have the right to issue or make any public release or announcement relating to the transactions contemplated hereby without the consent of, or notice to, the Company, the Shareholders or any other Person, including, without limitation, as may be required by Law or Order or the rules or regulations of any U.S. securities exchange; and (b) the Company and the Shareholders shall provide Buyer access to, and facilitate meetings with, the Transferred Employees for the purpose of making announcements relating to, and preparing for the consummation of, the transactions contemplated hereby.

8.3

Assignment.  Except to the extent otherwise expressly set forth in this Agreement, including Section 5.4 and Section 5.5, none of the Parties may assign, transfer or otherwise encumber this Agreement or its rights or obligations hereunder, in whole or in part, whether voluntarily or by operation of Law, without the prior written consent of the other Party or Parties, and any attempted assignment without such consent shall be void and without legal effect.  Notwithstanding the foregoing sentence, Buyer may, without the consent of the Company or any Shareholder, assign its rights under this Agreement to: (a) any lender to Buyer or any Affiliate of Buyer; or (b) any purchaser of Buyer or all or substantially all of Buyer, the Business, the Purchased Assets or the Assumed Liabilities.  Notwithstanding any provision contained herein to the contrary, the Parties acknowledge and agree that the Company and the Shareholders have expressly provided consent to such assignment as it relates to the covenants set forth in Section 5.4 and Section 5.5.

8.4

Parties in Interest.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective heirs, personal representatives, permitted successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any Person any right relating in any way to employment or engagement or terms of employment or engagement with Buyer or any of its Affiliates.

8.5

Law Governing Agreement; Consent to Jurisdiction.  Except for Section 5.4 and Section 5.5, above, which shall be construed and interpreted according to the Laws of the State of Florida, excluding any choice of Law rules that may direct the application of the Laws of another jurisdiction: (i) any disputes, controversies or claims arising under this Agreement brought by Buyer shall be construed and interpreted according to the Laws of the State of Wisconsin, excluding any choice of Law rules that may direct the application of the Laws of another jurisdiction; and (ii) any disputes, controversies or claims arising under this Agreement brought by the Company, Basha and/or Boardman shall be construed and interpreted according to the Laws of the State of Florida, excluding any choice of Law rules that may direct the application of the Laws of another jurisdiction.  Except for any disputes, controversies or claims arising under Section 2.4 and Section 2.6 (which shall be resolved in accordance with the dispute resolution provisions set forth in Section 2.4 and Section 2.6, respectively), and except for claims seeking injunctive relief pursuant to Section 8.11 (which claims may be brought in any court having jurisdiction over the conduct that constitutes the alleged breach), each Party stipulates that any dispute: (1) brought by Buyer shall be commenced and prosecuted in its entirety in, and the Parties consent to the exclusive jurisdiction and proper venue of, any state court located in Milwaukee, Wisconsin, or any federal court located in Milwaukee, Wisconsin; and (2) brought by the Company, Basha and/or Boardman shall be commenced and prosecuted in its entirety in, and the Parties consent to the exclusive jurisdiction and proper venue of, any state court located in Broward County, Florida, or any federal court located in Broward County, Florida.  The Parties acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries.  Each Party waives any right to trial by jury with respect to any dispute.

8.6

Severability.  If any court of competent jurisdiction determines that the provisions of this Agreement, including the provisions set forth in Section 5.4 and/or Section 5.5, are illegal or excessively broad as to duration, geographical scope or activity, then such provisions shall be construed so that the remaining provisions of this Agreement shall not be affected, but shall remain in full force and effect, and any such illegal or overly broad provisions shall be deemed, without further action on the part of any Person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in the applicable jurisdiction.

8.7

Amendment and Modification.  Except as set forth in Section 8.6 and Section 5.4(b), Buyer, the Company and the Shareholders may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in a writing executed in pen-and-ink, and not by an exchange of e-mails or other electronic communication.

8.8

Waiver.  No waiver by any Party of any of the provisions hereof shall be effective unless expressly set forth in writing and executed by the Party so waiving.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained herein and in any documents delivered or to be delivered pursuant hereto and in connection with the Closing hereunder.  The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

8.9

Notice.  All notices, requests, demands and other communications under this Agreement shall be given in writing and shall be personally delivered; sent by facsimile (if the party has listed a facsimile number below) or electronic mail transmission; or sent to the applicable parties at their respective addresses indicated in this Section 8.9 by registered or certified U.S. mail, return receipt requested and postage prepaid; or by private overnight mail courier service, as follows:

If to the Company, to:
Vehicle Advertising Solutions, INC. (f/k/a Auction 123 Inc.) 7805 S.W. 6th Court Plantation, Florida 33324 Attention: Raymond Basha Fax: None E-mail: None

If to Raymond Basha, to:
Raymond Basha 3845 SW 111th Way Davie, Florida 33328 Fax: None E-mail: None

If to Herbert Boardman:
Herbert Boardman 2722 North Nob Hill Rd. Sunrise, Florida 33322 Fax: None E-mail: None

(with a copy to):
Frank, Weinberg & Black, P.L. 7805 SW 6th Court Plantation, Florida 33324 Attention: Steven A. Weinberg, Esq. Facsimile: 954-474-9850 E-mail: sweinberg@fwblaw.net

If to Buyer, to:	ARI Network Services, Inc. 10850 W. Park Place, Suite 1200 Milwaukee, WI 53224 Attention: William A. Nurthen Facsimile: (414) 973-4620 E-mail: bill.nurthen@arinet.com

(with a copy to):
Godfrey & Kahn, S.C. 833 East Michigan Street Milwaukee, WI 53202-5615 Attention: Matthew J. Kovacich Facsimile: (414) 273-5198 E-mail: mkovacich@gklaw.com or to such other Person or address as any party shall have specified by notice in writing to the other parties.  If personally delivered, such communication shall be deemed delivered upon actual receipt; if sent by telecopier, facsimile or electronic mail transmission, such communication shall be deemed delivered the day of the transmission, or if the transmission is not made on a business day, the first business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal.

8.10

Expenses to be Paid by the Shareholders and the Company.  The Shareholders, jointly and severally, and the Company, jointly and severally with the Shareholders, shall pay each of the following (none of which shall constitute an Assumed Liability or otherwise a Liability payable by Buyer):

(a)

Transfer Taxes.  All Taxes applicable to, imposed upon or arising out of the sale or transfer of the Purchased Assets to Buyer and the other transactions contemplated hereby.

(b)

Professional Fees.  All fees and expenses of the Company’s and the Shareholders’ legal, accounting, investment banking and other professional counsel in connection with the transactions contemplated hereby.

(c)

Other.  Except to the extent otherwise expressly set forth in this Agreement, each Party shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

8.11

Equitable Relief.  The Company and the Shareholders agree that any breach by the Company and/or any Shareholder of the provisions of Section 5.4 and/or Section 5.5 will result in irreparable injury to Buyer for which a remedy at law would be inadequate, and in addition to any relief at law that may be available to Buyer for such breach and regardless of any other provision contained in this Agreement, Buyer shall be entitled to injunctive and other equitable relief as a court may grant, without the need to post a bond.  The Company and the Shareholders acknowledge that any Claim or cause of action against Buyer or its Affiliates shall not constitute a defense against Buyer’s enforcement of the covenants in Section 5.4 and/or Section 5.5 of this Agreement.  This Section 8.11 shall not be construed to limit Buyer’s right to obtain equitable relief for other breaches of this Agreement under general equitable standards.

8.12

Interpretive Provisions.  The terms “including” and “include” shall mean “including without limitation” and “include without limitation,” respectively.  All statements and information contained in the Disclosure Schedule shall be deemed representations and warranties under Article 3.

8.13

Entire Agreement.  This Agreement (together with the other documents, instruments and Schedules  and other schedules to be executed and/or delivered pursuant hereto) supersedes all prior agreements among the Parties with respect to its subject matter (including, without limitation, any confidentiality, non-disclosure or other similar agreements entered into among the Parties) and constitutes a complete and exclusive statement of the terms of the agreement among the Parties with respect to its subject matter.  There have been and are no agreements, representations or warranties among the Parties other than those set forth or provided for in this Agreement.

8.14

Counterparts.  This Agreement, and any agreement contemplated hereby, may be executed by facsimile, portable document format (.pdf) or other electronic signature pages (including signatures provided by the online electronic signature program EchoSign) and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.15

Section Headings.  The Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

8.16

No Strict Construction.  Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each of the Parties confirms that it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

8.17

Attorneys’ Fees and Costs.  In the event of a dispute arising under this Agreement, whether or not a lawsuit or other proceeding is filed, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs, including attorneys' fees and costs incurred in litigating entitlement to attorneys' fees and costs, as well as in determining or quantifying the amount of recoverable attorneys' fees and costs. The reasonable costs to which the prevailing party is entitled shall include costs that are taxable under any applicable statute, role, or guideline, as well as non-taxable costs, including, but not limited to, costs of investigation, copying costs, electronic discovery costs, telephone charges, mailing and delivery charges, information technology support charges, consultant and expert witness fees, travel expenses, court reporter fees, and mediator fees, regardless of whether such costs are otherwise taxable.

8.18

Definitions.  For purposes of this Agreement, the term:

“Affiliate” with reference to any Person, another Person controlled by, under the control of or under common control with, such Person.  For purposes of this definition, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, as trustee, by Contract or otherwise.

“Agent” or “Agents” has the meaning set forth in Section 3.20(d).

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Amendment” has the meaning set forth in Section 7.2(i).

“Appointing Firm” has the meaning set forth in Section 2.4(f).

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement between Buyer and the Company in the form mutually agreed by Buyer and the Company pursuant to which the Company shall assign to Buyer, and Buyer shall assume from the Company, all of the Company’s right, title and interest into and under the Assumed Contracts.

“Assumed Contracts” has the meaning set forth in Section 1.2(c).

“Assumed Liabilities” has the meaning set forth in Section 1.4.

“Assumed Warranty Liabilities” means those Liabilities of the Company to correct incorrect data or otherwise replace or re-perform Products/Services sold by the Company on or before the Closing Date of the type sold by the Company as of the Closing Date, to the extent required and limited by the written warranties for such Products/Services set forth in Schedule 3.21(a) given by the Company in the ordinary course of the Business, but excluding: (A) all indirect, consequential and incidental damages or other Liabilities incidental to the failure of the Company’s products and/or services to conform to the applicable warranties; (B) all Liabilities arising from, caused by or arising out of any actual or alleged defective design in any product or service that was made, designed, manufactured, assembled, installed, sold, leased or licensed prior to the Closing (whether or not any such products are shipped before or after the Closing); and (C) all Liabilities related to any service level credits required to be provided to any Person by the Business and/or Buyer any time after the Closing as a result of the Business’ or the Company’s failure to meet service level commitments or other similar performance commitments or obligations of the Business and/or the Company, or for any other reason, with respect to any period of time prior to the Closing Date.

“Audit” has the meaning set forth in Section 5.1(e).

“AutoNation” has the meaning set forth in Section 2.6(c)(i).

“Bank Account” and “Bank Accounts” has the meaning set forth in Section 3.24.

“Basha” has the meaning set forth in the recitals of this Agreement.

“Basha Holdings” means Basha Holdings, LLC, a Florida limited liability company, which is an Affiliate of Basha.

“Basket” has the meaning set forth in Section 6.5(b).

“Beneficial Rights” has the meaning set forth in Section 1.6.

“Boardman” has the meaning set forth in the recitals of this Agreement.

“Business” has the meaning set forth in Section 1.1 of this Agreement.

“Buyer” has the meaning set forth in the preamble of this Agreement.

“Buyer Fundamental Representations” has the meaning set forth in Section 6.5(a)(ii).

“Buyer Indemnified Parties” has the meaning set forth in Section 6.1.

“Cap” has the meaning set forth in Section 6.5(c)(i).

“Card Association” or “Card Associations” means VISA International and VISA U.S.A., Inc., MasterCard International, Inc., Discover Financial Services, LLC, American Express, Diners Club, Voyager, Carte Blanche and any other payment card association, debit card network or similar entity having clearing or oversight responsibilities.

“Card Association Rules” means the rules, regulations, policies, manuals and procedures of the Card Associations, including, with respect to the processing of credit card information, the PCI-DSS.

“Carvana” has the meaning set forth in Section 2.6(c)(ii).

“Claim” means and includes: (i) all Liabilities; (ii) all losses, damages, judgments, awards, penalties and settlements; (iii) all demands, claims, suits, actions, causes of action, proceedings and assessments, whether or not ultimately determined to be valid; and (iv) all costs and expenses (including prejudgment interest in any litigated or arbitrated matter and other interest, court costs and fees and expenses of attorneys, consultants and expert witnesses) of investigating, defending or asserting any of the foregoing or of enforcing this Agreement.

“Closing” has the meaning set forth in Section 7.1.

“Closing Bonuses” has the meaning set forth in Section 2.5.

“Closing Cash Purchase Price” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 7.1.

“Closing / Funds Flow Statement” means the Closing / Funds Flow Statement among Buyer, the Company and the Shareholders in the form mutually agreed by the Buyer, the Company and the Shareholders, which specifies the calculation of the Paid Liabilities, the use of funds for cash payments at the Closing and the disbursements to be made at the Closing.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act, as amended.

“Code” has the meaning set forth in Section 3.6(g).

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Employee/Independent Contractor Agreements” has the meaning set forth in Section 1.2(j).

“Company Fundamental Representations” has the meaning set forth in Section 6.5(a)(i).

“Company Indebtedness” means any and all Indebtedness of the Company outstanding immediately prior to the Closing.

“Company Indemnified Party” or “Company Indemnified Parties” has the meaning set forth in Section 6.2.

“Company Insurance Policies” has the meaning set forth in Section 3.13(a).

“Company Registered Trade Rights” has the meaning set forth in Section 3.19(a).

“Company Software” has the meaning set forth in Section 3.19(h).

“Company Systems” means, collectively, all Company Software, computer firmware, computer hardware, electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, peripherals and computer systems, including any outsourced systems and processes, and other similar or related items that are owned or used or relied on by the Company in the conduct of the Business.

“Company Systems Representation” has the meaning set forth in Section 6.5(a)(i).

“Company Tools” means, collectively, all software, programs, source code, modules, methodologies, inventions, know-how and trade secrets (including all machine readable code, printed listings of code, documentation and related property and information) used in the design, development, publishing, manipulation and support of Products/Services and/or the Business.

“Company Trade Rights” means all of the worldwide rights in, to and under Trade Rights (including, the Company Software, Company Systems, In-Licenses and Out-Licenses) of the Company.

“Competitor” means any Person that now or hereafter engages in or attempts to engage in any aspect of the Business.

“Confidential Information” means all ideas, information, knowledge and discoveries, whether or not patentable, trademarkable or copyrightable, that are not generally known in the trade or industry and related to the Company or the Business, the Purchased Assets or Assumed Liabilities, including product specifications, manufacturing procedures, methods, equipment, compositions, technology, patents, know-how, inventions, improvements, designs, business plans, marketing plans, cost and pricing information, strategies and techniques, financial information and results, internal memoranda, formula, development programs, sales methods, past, current and prospective customer, supplier, sales representative, distributor and licensee lists, mailing lists, customer usages and requirements, computer programs, the identity of current or former employees and information concerning salaries or wages, work records or other personal information of current or former employees, information constituting “trade secrets” under applicable Law and other confidential technical, business or proprietary information and data.  Notwithstanding the foregoing, the term “Confidential Information” shall not include any information that: (i) is generally available to the public as of the date of this Agreement; or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder.

“Contingent Earn-Out Purchase Price” has the meaning set forth in Section 2.6(c)(iii).

“Contracts” means all oral and written contracts, purchase orders, sales orders, licenses, leases and other agreements, commitments, arrangements and understandings.

“Current Assets” means cash, accounts receivable (net of appropriate reserve), pre-paid expenses and other assets as mutually agreed upon by the Parties.

“Current Liabilities” or “Current Liability” means all of the Company’s accounts payable (including credit cards payable) and all of the Company’s accrued expenses, each to the extent assumed and paid by Buyer, all deferred revenue of the Company assumed by Buyer and all Company Indebtedness, Transaction Expenses and Closing Bonuses to the extent not paid by the Company and therefore required to be included in Current Liabilities pursuant to Section 2.5.

“Dealer” or “Dealers” has the meaning set forth in Section 3.20(c).

“Disclosure Schedule”, “Disclosure Schedules”, “Schedule” or “Schedules” has the meaning set forth in Section 8.1.

“Earn-Out Target” has he meaning set forth in Section 2.6(c)(iv).

“Employee” when used in the phrases “employee of the Company” or “the Company’s employees” or words of similar import mean any full-time, part-time, seasonal, temporary or on-call worker of the Company, or who are (or, as applicable, previously were) directly employed by the Company.

“Employee Plans/Agreements” or “Employee Plan/Agreement” has the meaning set forth in Section 3.17(a).

“Environmental Laws” means all Laws (including common law) relating to pollution, protection of the environment, natural resources, or human health, occupational safety and health or sanitation, including Laws relating to emissions, spills, discharges, generation, storage, leaks, injection, leaching, seepage, releases or threatened releases of Waste into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Waste, together with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

“Environmental Liabilities” means any Liability arising out of, related to, or incurred in connection with any pollution, threat or injury to human health, safety, natural resources or the environment, exposure to or presence, manufacture, processing, recycling, reclamation, distribution, use, treatment, generation, transport or handling, disposal, emission, discharge, storage or release of Waste that: (i) is related in any way to the Company’s or any previous owner’s or operator’s, ownership, operation or occupancy of the Business, the Facility or the properties and assets, or the Purchased Assets and Assumed Liabilities, being transferred to Buyer (whether owned, leased or otherwise held or utilized), including, without limitation, any failure to comply with any Environmental Laws; or (ii) in whole or in part occurred, existed, arose out of conditions or circumstances that existed, or were caused, on or before the Closing Date, whether or not known by Buyer.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) of which the Company is a member, an unincorporated trade or business under common control with the Company (as determined under Section 414(c) of the Code), or a member of an “affiliated service group” (within the meaning of Section 414(m) of the Code) of which the Company is a member.

“Estimated Pricing Statement” has the meaning set forth in Section 2.4(a).

“Estimated Purchase Price” has the meaning set forth in Section 2.4(a).

“Excluded Assets” has the meaning set forth in Section 1.3.

“Excluded Contracts” has the meaning set forth in Section 1.3.

“Excluded Liabilities” means all Liabilities: (i) of or against the Company or any Shareholder; or (ii) of or against the Business or the Purchased Assets that arise out of or relate to matters occurring prior to the Closing, in each case other than the Liabilities that are assumed by Buyer pursuant to the express terms of Section 1.4, and in each case regardless of whether such Liabilities are deemed to constitute Liabilities of the Company, any Shareholder or Buyer (as successor or otherwise).

“Facility” has the meaning set forth in the recitals of this Agreement.

“Facility Lease” means the lease for the Facility between Buyer and Basha Holdings, in the form mutually agreed by Buyer and Basha Holdings pursuant to which Buyer shall lease the Facility from Basha Holdings.

“FCPA” has the meaning set forth in Section 3.11(d).

“Final Working Capital Statement” has the meaning set forth in Section 2.4(b).

“Final Allocation” has the meaning set forth in Section 5.3(c).

“Financial Statements” has the meaning set forth in Section 3.5(a).

“First Earn-Out Date of Final Determination” has the meaning set forth in Section 2.6(d)(i).

“First Earn-Out Notice of Objection” has the meaning set forth in Section 2.6(a).

“First Earn-Out Payment” has the meaning set forth in Section 2.6(c)(v).

“First Earn-Out Period” has the meaning set forth in Section 2.6(a).

“First Earn-Out Statement” has the meaning set forth in Section 2.6(a).

“FLSA” means the Fair Labor Standards Act of 1938, as amended.

“FWB” means Frank, Weinberg & Black P.L., the Company’s and the Shareholders’ legal counsel.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Entities” has the meaning set forth in Section 3.4.

“Government Official” has the meaning set forth in Section 3.11(d).

“Guarantee” means, with respect to any Person: (i) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Indebtedness or other obligation of any other Person (except for endorsement of drafts for deposit and collection in the ordinary course of business); or (ii) any other arrangement whereby credit is extended to any other Person on the basis of any promise or undertaking of such Person: (A) to pay the Indebtedness of such other Person; (B) to purchase or lease assets under circumstances that would enable such other Person to discharge one or more of its obligations; or (C) to maintain the capital, working capital, solvency or general financial condition of such other Person.

“Hazardous Waste” means all material defined or regulated as hazardous waste or universal waste pursuant to the Solid Waste Disposal Act codified at 42 U.S.C. 6901 et seq., as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendment of 1984 and rules and regulations promulgated thereunder.

“Holdback Payment” means Two Hundred Fifty Thousand Dollars ($250,000), subject to set off rights of Buyer, as set forth in Section 6.7, and subject to adjustment pursuant to Section 2.3 and Section 2.4.

“Holdback Payment Adjustment” has the meaning set forth in Section 2.3.

“Indebtedness” means, with respect to any Person, any Liability of such Person: (i) for borrowed money, including the current portion thereof; (ii) under any reimbursement obligation relating to a letter of credit, banker’s acceptance or note purchase facility; (iii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation); (iv) for the payment of money relating to leases that are required to be classified as capitalized lease obligations with respect to which such Person is liable as lessee; (v) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person or for all or any part of the deferred purchase price of property or services (other than trade payables), including any “earn-out” or similar payments or non-competition payments; (vi) under any interest rate swap, hedging or similar arrangements; (vii) in respect of interest, fees or other charges in respect of any indebtedness described in the foregoing clauses (i) through (vi); and (viii) all indebtedness referred to in the foregoing clauses (i) through (vii) that constitute a Guarantee by such Person, that is recourse to such Person or any of its assets or that is otherwise its legal liability or that is secured in whole or in part by the assets of such Person.  For purposes of this Agreement, Indebtedness of the Company or Company Indebtedness includes any and all amounts owed by the Company to any of its Affiliates, including, without limitation, any Shareholder, but excluding any accounts payable that are Current Liabilities incurred in the ordinary course of business consistent with past practice.

“Indemnified Liabilities” means any of the following Liabilities of or against the Company and/or any Shareholder, as applicable:

(i)

Any Liability incurred by the Company or any Shareholder in connection with the negotiation and execution of this Agreement and the other documents or instruments to be executed and delivered pursuant hereto.

(ii)

Any and all Transaction Expenses.

(iii)

Any and all Company Indebtedness, including, without limitation, any Paid Liabilities, regardless of whether: (A) such Paid Liabilities are fully paid on or after the Closing Date; and (B) such Company Indebtedness is disclosed to Buyer hereunder in Schedule 2.5 or in any Schedule.

(iv)

Any Liability for Taxes or fees (including any penalties and interest), and any and all amounts owed by the Company or any Shareholder with respect to his ownership interests in the Company, as the case may be, to any Governmental Entity.

(v)

Any Liability for Taxes applicable to, imposed upon or arising out of the sale or transfer of the Purchased Assets and/or Assumed Liabilities to Buyer

and the other transactions contemplated hereby, including, without limitation, any income, transfer, sales, use, gross receipts or documentary stamp Taxes and all penalties and interest related thereto.

(vi)

Any Liability for: (A) Taxes (or the nonpayment thereof) of the Company for any Tax period ending on or before the Closing Date or any pre-Closing Tax period with respect to a Tax period beginning prior to and ending after the Closing Date; (B) Taxes of any member of an affiliated, combined or unitary group of which the Company is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or foreign Law; and (C) any and all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by Contract or pursuant to any Law, which Taxes relate to an event or transaction occurring on or before the Closing Date.

(vii)

Any Liability that would otherwise constitute an Assumed Liability regardless of whether such Liability would be covered by an insurance policy of the Company after the Closing.

(viii)

Any Liability in the nature of product liability, including any Liability for claims made for injury to Person, damage to property or other damage arising from, caused by or arising out of the design, manufacture, assembly, installation, marketing, sale, lease or license of any product (whether or not any such products are shipped before or after the Closing), or the performance of any service (whether or not any such service is performed before or after the Closing), by the Company (or any of its predecessors), and any Liability arising from, caused by or arising out of any defective or insufficient warnings, labeling or instructions contained on or provided in connection with any such products or services, in each case, to the extent such Liability is based on acts or omissions that occurred at or prior to the Closing.

(ix)

Any Liability arising from, caused by or arising out of any obligation to implement any replacement, field fix, retrofit, modification or recall campaign with respect to any product that was made, designed, manufactured, assembled, installed, sold, leased or licensed (whether or not any such products are shipped before or after the Closing), or any service that was performed, by the Company or any of its predecessors to the extent such Liability is based on acts or omissions that occurred at or prior to the Closing.

(x)

Any Liability relating to any Litigation that relates to the Company and its operation of the Business before the Closing, including, but not limited to, any Litigation set forth on Schedule 3.10 and/or Schedule 3.8, regardless of whether the Company has been served or has received notice of such Litigation, or otherwise has any knowledge of such Litigation as of the Closing Date.

(xi)

Any Liability for infringement, misappropriation or other violation of the Trade Rights of others to the extent such Liability includes acts or omissions that occurred at or prior to the Closing.

(xii)

Any Liability for any breach or failure to perform any of the Company’s covenants, agreements, representations or warranties contained in, or made pursuant to, any Contract, whether or not assumed hereunder, including, but not limited to, any breach arising from assignment of the Assumed Contracts without the consent of, or notice to, third parties (but excluding any breach or failure by Buyer to perform after the Closing Date under any Assumed Contract).

(xiii)

Any Liability to the Company’s or any Shareholders’ current or former Affiliates or Related Parties.

(xiv)

Any Liability for any violation of or failure to comply with any Law or Order to the extent such Liability is based on acts or omissions that occurred at or prior to the Closing.

(xv)

Any Liability relating to or arising out of any action, policy, procedure or practice in connection with the application for employment or engagement, employment or engagement, or termination of employment or engagement of any persons or independent contractors currently or formerly employed or engaged, or seeking to be employed or engaged, by the Company, including, without limitation, any Liability related to or arising out of Buyer’s election not to employ or engage any employee or independent contractor, as the case may be, of the Company, any Liability related to the Company’s obligation to pay all accrued vacation, holiday and sick time as of the Closing Date with respect to all of the Non-Transferred Employees, Liabilities based upon breach of employment or labor contract, employment discrimination, unpaid wages, wrongful termination, wage and hour or health and safety requirements, workers’ compensation, constructive termination, failure to give reasonable notice or pay in lieu of notice, severance or termination pay or COBRA, ERISA or the WARN Act, or any equivalent state, municipal, county, local, foreign or other Law, any Closing Bonuses, other bonuses, profit sharing, benefits, and any other form of remuneration or payroll Taxes (whether or not accrued).

(xvi)

Any Liability arising out of, or related to, any Environmental Liabilities.

(xvii)

Any Liability that any Person or Governmental Entity seeks to impose upon Buyer by virtue of any theory of Successor Liability.

(xviii)

All obligations set forth in Section 1.7 and any Liability under any Employee Plan/Agreement or the rights or Liabilities incident to or incurred in connection with any Employee Plan/Agreement, including, but not limited to, any Liabilities relating to any self-insurance arrangement.

(xix)

Any Liability incurred by Buyer if the Company does not offer COBRA continuation coverage to each applicable “M&A qualified beneficiary” for the maximum required period to each M&A qualified beneficiary who timely elects such coverage and pays the required premiums, and Buyer is required to provide COBRA continuation coverage to such persons.

(xx)

Any Liability that relates to or that arises out of any Excluded Asset or any Excluded Liability.

(xxi)

Any Liability that relates to or arises out of the Company’s failure to obtain the consents contemplated by Section 1.6.

(xxii)

Any Liability related to any service level credits required to be provided to any Person by the Business and/or Buyer any time after the Closing as a result of the Business’ or the Company’s failure to meet service level commitments or other similar performance commitments or obligations of the Business and/or the Company, or for any other reason, with respect to any period of time prior to the Closing Date.

(xxiii)

Any Liability related to the delivery by Buyer of any portion of the Purchase Price to FWB, Basha and/or Boardman, as applicable, pursuant to Section 2.2(f).

(xxiv)

Any Liability incurred by Buyer or any of its Affiliates in connection with the administration, satisfaction and/or discharge of any Other Warranty.

(xxv)

Any Liability incurred by Buyer or any of its Affiliates in connection with the failure by the Company and/or Basha to obtain the SNDA pursuant to Section 5.1(f), above.

“Indemnified Party” has the meaning set forth in Section 6.3(a).

“Indemnifying Party” has the meaning set forth in Section 6.3(a).

“Independent Accounting Firm” has the meaning set forth in Section 2.4(b).

“Initial Valuation” has the meaning set forth in Section 5.3(c).

“Initial Valuation Firm” has the meaning set forth in Section 5.3(c).

“In-Licenses” has the meaning set forth in Section 3.19(c).

“Inventory” means all of the inventories of raw materials, work in process and finished goods (including all such in transit, whether to or from the Company), and all spare, service and repair parts, supplies and components held for sale, together with related packaging materials, of the Company.

“IRS” means the Internal Revenue Service.

“knowledge” when used in the phrases “to the Company’s knowledge”, “to the best of the Company’s knowledge” or “the Company has no knowledge” or words of similar import shall mean, and shall be limited to, the actual and imputed knowledge of any of the following Persons, assuming that each such Person has made a reasonable inquiry and investigation: (a) Basha; (b) Boardman; and (c) any director or officer of the Company.

“Law” or “Laws” means any statute, law, ordinance, rule or regulation.

“Leases” has the meaning set forth in Section 3.12(c).

“Liability” or “Liabilities” means any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

“Liability Policies” has the meaning set forth in Section 3.13(b).

“Liens” or “Lien” means any mortgages, liens (statutory or otherwise), security interests, consignments, deeds of trust, deeds to secure debt, deposit arrangements, claim changes, leases (for real property), claims, pledges, licenses, equities, options, conditional sales Contracts, assessments, levies, easements, covenants, conditions, reservations, encroachments, hypothecations, restrictions, rights-of-way, exceptions, limitations, charges, possibilities of reversion, rights of refusal or encumbrances of any nature whatsoever, including voting trusts or agreements, proxies and marital or community property interests, and the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement.

“Litigation” means any complaint, action, suit, proceeding, arbitration or other alternate dispute resolution procedure, demand, claim, investigation or inquiry, whether civil, criminal or administrative.

“Major Customer” or “Major Customers” has the meaning set forth in Section 3.20(a).

“Major Supplier” or “Major Suppliers” has the meaning set forth in Section 3.20(b).

“Material Contract” or “Material Contracts” has the meaning set forth in Section 3.14.

“Misdirected Payment” or “Misdirected Payments” has the meaning set forth in Section 5.12(c).

“New Bank Account” has the meaning set forth in Section 3.24.

“Non-Transferred Employees” has the meaning set forth in Section 5.2(a).

“Open Source Software” means all software or other material that is distributed as “free software,” “open source software”, “public source software” or under a similar licensing or distribution model including, but not limited to, the Affero General Public License, the GNU General Public License (GPL), GNU Library or Lesser General Public License (LGPL), Mozilla Public License, MIT License, any copy-left license or any other license described by the Open Source Initiative as set forth in the www.opensource.org as of the date hereof.

“Operating Bank Accounts” has the meaning set forth in Section 3.24.

“Order” or “Orders” means any order, writ, injunction, judgment, plan or decree of any Governmental Entity.

“Other Warranty” has the meaning set forth in Section 5.6.

“Out-Licenses” has the meaning set forth in Section 3.19(b).

“Paid Liabilities” has the meaning set forth in Section 2.5.

“Paid Liabilities Statement” has the meaning set forth in Section 2.5.

“Party” or “Parties” means Buyer, the Company, Basha and/or Boardman, as the case may be.

“Pass Through Revenue” has the meaning set forth in Section 2.6(c)(vi).

“PCI-DSS” means the Payment Card Industry Data Security Standards.

“Permitted Real Property Liens” has the meaning set forth in Section 3.12(a).

“Person” means any individual, corporation, company, limited liability company, limited or general partnership, trust or estate, joint venture, association, or other entity.

“Personal Information” means any nonpublic information relating to an individual, including, without limitation, an individual’s name, address or telephone number, in conjunction with an individual’s Social Security number, driver’s license number, account number, credit or debit card number or password that would permit access to an account of the individual, including any combination of information that would allow a person to log onto or access an account of the individual, such as user name and password or password and account number.

“Post-Closing Non-Pass Through Revenue” has the meaning set forth in Section 2.6(c)(vii).

“Post-Closing Purchase Price” has the meaning set forth in Section 2.4(c).

“Pre-Closing Non-Pass Through Revenue” has the meaning set forth in Section 2.6(c)(viii).

“Pre-Closing Period” has the meaning set forth in Section 2.6(c)(ix)

“Products/Services” means all products and/or services currently or at any time previously sold or provided by the Company, or by any predecessor of the Company, or that have borne a trademark of the Company.

“Purchase Price” has the meaning set forth in Section 2.1.

“Purchased Assets” has the meaning set forth in Section 1.2.

“Real Property” has the meaning set forth in Section 3.12(c).

“Recent Balance Sheet” has the meaning set forth in Section 3.5(a).

“Reconciled Allocation” has the meaning set forth in Section 5.3(c).

“Related Person” means, with respect to a particular individual: (i) each other member of such individual’s Family; (ii) any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family; or (iii) any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, employee, executor or trustee (or in a similar capacity).  For purposes of this definition, the “Family” of an individual means the individual’s parents, step-parents, siblings, spouse and issue (including by adoption).

“Required Consents” has the meaning set forth in Section 3.4.

“Second Earn-Out Date of Final Determination” has the meaning set forth in Section 2.6(d)(ii).

“Second Earn-Out Notice of Objection” has the meaning set forth in Section 2.6(b).

“Second Earn-Out Payment” has the meaning set forth in Section 2.6(c)(x).

“Second Earn-Out Period” has the meaning set forth in Section 2.6(b).

“Second Earn-Out Statement” has the meaning set forth in Section 2.6(b).

“Second Valuation” has the meaning set forth in Section 5.3(c).

“Second Valuation Firm” has the meaning set forth in Section 5.3(c).

“SEC” means the U.S. Securities and Exchange Commission.

“Shareholder” or “Shareholders” has the meaning set forth in the preamble of this Agreement.

“Silicon Valley Bank Consent” has the meaning set forth in Section 7.3(c).

“SNDA” means the Subordination, Non-Disturbance and Attornment Agreement between Buyer and JP Morgan Chase Bank, N.A. (or its successor), related to the lease of the Facility by Buyer after the Closing, in the form reasonably acceptable to Buyer.

“Software License Agreements” has the meaning set forth in Section 3.19(h).

“Subject Products and Services” has the meaning set forth in Section 2.6(c)(xi).

“Subordination Agreement” means the Subordination Agreement dated as of the date hereof by and among the Shareholders, the Company and Silicon Valley Bank, as acknowledged and agreed to by Buyer and Project Viking II Acquisition, Inc. (Buyer’s wholly-owned subsidiary).

“Successor Liability” means any Liabilities that any Person or Governmental Entity seeks to impose upon Buyer by virtue of any theory of successor liability, including Liabilities relating to environmental matters, any Employee Plan/Agreement, product liability, Taxes, labor and employment matters, COBRA, ERISA, the Code, the WARN Act, other applicable “plant-closing” or similar Law (including, as result of the Company failing to provide any notices that may be required under such Laws), FLSA or any equivalent state, municipal, county, local, foreign or other Law with respect to any of the foregoing, or as a result of Buyer’s failure to comply with any bulk transfer or similar Law.

“Supporting Documents” has the meaning set forth in Section 2.4(d).

“Tax Reimbursement” has the meaning set forth in Section 5.3(c).

“Tax Return” means any return, declaration, report, estimate, claim for refund, or information return or statement relating to, or required to be filed in connection with, any Taxes, including any schedule, form, attachment thereof, and including any amendment thereof.

“Taxes” means any federal, state, county, local, territorial, provincial, or foreign income, net income, gross receipts, single business, unincorporated business, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, escheat or unclaimed property, franchise, profits, gains, withholding, social security (or similar), unemployment, disability, workers compensation, real property, personal property, ad valorem, replacement, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition, whether or not disputed and whether imposed by Law, Order, Contract or otherwise including any obligation to indemnify or otherwise assume or succeed to the Liability for Taxes of any other Person.

“Third Party Claim” has the meaning set forth in Section 6.3.

“Third Valuation Firm” has the meaning set forth in Section 5.3(c).

“Threshold Working Capital Amount” means One Hundred Eighty Five Thousand Dollars ($185,000).

“Trade Rights” means all right, title and interest in or relating to intellectual property, whether protected, created or arising under the Laws of the United States or any other jurisdiction throughout the world or pursuant to any international convention, including all: (a) trade secrets and other Confidential Information or proprietary information, (b) inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, shop and royalty rights, whether or not patentable, and all other types of proprietary rights; (c) computer source codes, programs and other software (including all machine readable code, printed listings of code, documentation and related property and information), (d) rights of privacy and publicity, (e) Internet domain names, social media usernames and accounts and all rights relating to the content displayed through the same or associated therewith, (f) patents and patent applications, including for any of the foregoing and all reexaminations, reissues and amendments made during inter partes review, (g) trademarks, service marks, service names, brand names, trade dress, trade names, logos, corporate names and other source or business identifiers, together with translations, adaptations, derivations and combinations in connection therewith, any registrations, applications for registration and all of the goodwill associated with the same, (h) copyrights and rights in works of authorship, compilations, data, database, and design rights, and all registrations and applications for registration of any of the same, and (i) rights to sue and recover for any past, present or future infringement, misappropriation or other violation of any of the foregoing.

“Transaction Expenses” means the sum of: (i) any fees, costs and expenses incurred by the Company or any Shareholder in connection with or related to the transactions contemplated by this Agreement (including, such fees, costs and expenses related to the drafting, negotiation, execution and delivery of this Agreement and the other certificates, documents or agreements contemplated by this Agreement and the consummation of the transactions contemplated herein and therein) and including, legal, tax, investment banking and accounting fees and expenses (but, for the avoidance of doubt, not to include any fees and expenses incurred by or on behalf of Buyer or any of its Affiliates); and (ii) any closing or other transaction fees payable by the Company or any Shareholder (but, for the avoidance of doubt, not to include any fees and expenses incurred by or on behalf of Buyer or any of its Affiliates) as a result of the transactions contemplated herein.

“Transferred Employees” has the meaning set forth in Section 5.2(a).

“Transferred Receivables” has the meaning set forth in Section 1.2(h).

“Vroom” has the meaning set forth in Section 2.6(c)(xii).

“WARN Act” has the meaning set forth in Section 3.16(c).

“Waste” means (i) any petroleum, hazardous or toxic petroleum-derived substance or petroleum product, flammable or explosive material, radioactive materials, asbestos, urea formaldehyde foam insulation, foundry sand, polychlorinated biphenyls (PCBs), radon, mold or other microbial matter; (ii) any chemical or other material or substance that is regulated, classified or defined as or included in the definition of “hazardous substance,” “hazardous waste,” “hazardous material,” “extremely hazardous substance,” “universal waste,” “special waste,” “restricted hazardous waste,” “toxic substance,” “toxic pollutant,” “pollutant” or “contaminant” under any Environmental Law, or any similar denomination intended to classify substance by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law; or (iii) any other chemical or other material, waste or substance, exposure to which is harmful to human health or the environment or which is prohibited, limited or regulated by or under any Environmental Law.

“Working Capital Amount” has the meaning set forth in Section 2.3.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute and deliver this Asset Purchase Agreement as of the day, month and year first above written.

BUYER:

ARI NETWORK SERVICES, INC.

By: /s/ William A. Nurthen

      William A. Nurthen, Vice President,
     Chief Financial Officer and Secretary

COMPANY:

AUCTION 123 INC.

By: /s/ Raymond Basha

     Raymond Basha, President

BASHA:

/s/ Raymond Basha

Raymond Basha, Individually

BOARDMAN:

/s/ Herbert Boardman

Herbert Boardman, Individually